As filed with the Securities and Exchange Commission on December 16, 2003
                                                  Commission File No. 333-106842
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

      Delaware                       3841                        87-0459536
(State or jurisdiction        (Primary Standard              (I.R.S. Employer
 of incorporation or       Industrial Classification          Identification
  organization)                 Code Number)                       Number)

                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
    (Address and telephone number of registrant's principal executive offices and principal place of business)

            Jeffrey F. Poore, President and Chief Executive Officer,
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:

                             Randall A. Mackey, Esq.
                             Mackey Price & Thompson
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


                      Title of each                                            Proposed          Proposed
                         class of                               Amount          maximum           maximum           Amount of
                     securities to be                            to be        offering price      aggregate       registration
                        registered                            registered       per Share(1)     offering price        fee(1)
Common Stock, $.001 par value per share ..................     8,000,000           $.19          $ 1,520,000        $ 139.84
Resale of Common Stock issuable upon conversion of
    Series G Preferred Stock..............................     1,981,560            .19              376,496           34.64
Resale of Common Stock by certain holders of Common Stock.     1,229,792            .19              233,660           21.50
Resale of Common Stock issuable upon exercise of
    Warrants..............................................       422,634            .75              316,976           29.16
Resale of Common Stock issuable upon exercise of
   Series G Preferred Warrants............................       382,353            .50              191,177           17.59
Resale of Common Stock issuable upon exercise of
   Warrants...............................................       200,000            .19               38,000            3.50
                                                              ----------                         -----------        --------
     Total ...............................................    12,216,339                           2,676,309        $ 246.23
============================================================================================================================

(1) Pursuant to Rule 457(c), the proposed maximum offering price and registration fee have been calculated on the basis of the last reported sale price of the common stock on the OTC Bulletin Board on December 12, 2003.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
----------

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION DATED DECEMBER ___, 2003


                        12,216,339 Shares of Common Stock


                        PARADIGM MEDICAL INDUSTRIES, INC.


         Paradigm Medical Industries, Inc. is offering 8,000,000 shares of common stock at a price of $.19 per share on a "best efforts" basis directly through its officers and directors, who will not receive any commissions or other remunerations for selling the shares. We may also offer the shares through brokers or sales agents, who may receive compensation in form of commissions, which total commissions will not exceed 10% of the selling price of the shares.

         We have not established any minimum amount of proceeds that must be received in the offering before any proceeds may be accepted. Once accepted, funds will be deposited into an account maintained by us and considered our general assets. Funds will not be placed into escrow, trust or any other similar arrangement.

         The offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part, and will made on a continuous basis for a period of 90 days. The offering may be terminated by us earlier if we sell all the shares being offered or we decide to cease selling efforts.

         Our common stock and Class A warrants are quoted on the Over-the-Counter Bulletin Board under the symbols "PMED.OB" and "PMEDW.OB." On December 12, 2003, the last reported sale price of our common stock on the OTC Bulletin Board was $.19 per share and the last sale price of our Class A Warrants was $.05 per warrant.

         We are also registering for resale a total of 4,216,339 shares of our common stock. We are registering the resale of common stock for certain warrantholders and will only receive proceeds to the extent that outstanding warrants are exercised. All other shares of our common stock being registered are either outstanding or will be issued upon conversion of outstanding preferred stock and may be sold at the prevailing market price of our common stock. We will derive no proceeds from the conversion or subsequent resale of such shares.

         We may be unable to sell 8,000,000 shares of our common stock at $.19 per share because selling shareholders in this Offering will be seeking to sell 4,216,339 shares of our common stock, we have only 25,428,536 share of common stock outstanding prior to this offering, and the volume of trading in our common stock is limited because our shares trade on the OTC Bulletin Board and our deemed "pennystock."

                            -------------------------

Investing in our common stock involves a high decree of risk. See "Risk Factors" beginning on page 3 of this prospectus.

                                                     Per share     Total
                                                     ---------     -----

Public offering price............................      $ .19     $1,520,000
Commissions(1)...................................      $ .019    $  152,000
Proceeds, before expenses, to us.................      $ .171    $1,368,000

        -----------------
        (1) Assumes total commission to be paid equal to 10% of the selling price of the shares.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is December ___, 2003.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         We sell our equipment and related products in all countries of the world in which we are permitted to do so. The nature of the regulatory approval processes in those countries vary by country but, in general terms, follow the approach of the regulatory approval processes of the United States Food and Drug Administration, or FDA, and the approval processes of the countries in the European Union. The status of specific approvals is detailed in the table in the Business section of this prospectus.

         We market three cataract surgery systems with related accessories and disposable products. Our cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. The Photon(TM) product has yet to be approved by the Food and Drug Administration. Except for the Photon(TM) laser system, which can only be sold in countries outside of the United States, our products can be sold in the United States and in foreign countries including but not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France, Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates . Both the Photon(TM) and the Precisionist ThirtyThousand
(TM) are manufactured as an Ocular Surgery Workstation(TM). We also offer the SIStem(TM), a mid-range priced ultrasonic phaco that competes in the market segment that only desires an ultrasonic phaco. At present the Photon(TM) and other surgical products do not provide significant revenue to us because we have de-emphasized this part of our product line and are undecided as to our future plans for surgical equipment sales.

         Our diagnostic products include a P55 pachmetric analyzer, a P37 Ultrasonic A/B Scan, a P40 UBM Ultrasound Biomicroscope, a perimeter, a corneal topographer and the Blood flow Analyzer (TM). The diagnostic ultrasonic products, including the P55 pachymetric analyzer, the P37 Ultrasonic A/B Scan and the P40 UBM Ultrasound Biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss, Inc. in 1998. We developed and offered for sale in the fall of 2000 the P45 which combines the A/B scope and the P40 UBM Biomicroscope in one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We acquired Ocular Blood Flow, Ltd. in June of 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. We are currently attempting to develop additional applications for all of our diagnostic products.

         We rely upon several products for revenues. For the nine months ended September 30, 2003, 37% of our revenues were derived from the Dicon (TM) diagnostic products sales (the perimeter and corneal topographer), 13% of revenues from Blood Flow Analyzer(TM) sales, 19% of revenues from P40 UBM Ultrasound Biomicroscope sales, 10% of revenues from Humphrey Systems diagnostic product sales (the P55 pachymetric analyzer and the P37 Ultrasonic A/B Scan), 4% of revenues from cataract removal surgery sales, and 17% of revenues from services, disposables and other sales. For the fiscal year ended December 31, 2002, 28% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 9% of revenues from Blood Flow Analyzer(TM) sales, 24% of revenues from the P40 UBM Ultrasound Biomicroscope sales, 11% of revenues from Humphrey systems diagnostic products sales (the P55 pachymetric analyzer, and the P37 Ultrasonic A/B Scan), 5% of revenues from cataract removal surgery sales, and 23% of revenues from services, disposables and other sales. For the fiscal year ended December 31, 2001, 25% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 25% of revenues from Blood Flow Analyzer(TM) sales, 23% of revenues from the P40 UBM Ultrasound Biomicroscope sales, 7% of revenues from Humphrey Systems diagnostic products sales (the P55 pachymetric analyzer, the A-Scan and the P37 Ultrasonic A/B Scan), 8% of revenues from cataract removal surgery sales, and 12% of revenues from services, disposables and other sales. Our principal executive offices are located at 2355 South 1070 West, Salt Lake city, Utah 84119 and our telephone number is (801) 977-8970.

         Unaudited revenues for the nine months ended September 30, 2003, were $2,225,000 as compared to $3,894,000 for the comparable period for 2002, and audited revenues for the fiscal year ended December 31, 2002, were $5,368,000 as compared to $7,919,000 for the comparable period for fiscal 2001.

         On March 23, 2003, our board of directors appointed Dr. Jeffrey F. Poore as President and Chief Executive Officer of the company, replacing Thomas
F. Motter, who resigned as Chairman of the Board and Chief Executive Officer on August 30, 2002. On June 23, 2003, our board of directors appointed Gregory Hill as Vice President of Finance, Treasurer and Chief Financial Officer of the company, replacing Heber C. Maughan, who resigned as Vice President of Finance, Treasurer and Chief Financial Officer. Mr. Hill resigned from his positions on December 5, 2003.

The Offering

Common stock we are offering ..... 8,000,000 shares

Other common shares registered
for resale........................ 4,216,339 shares consisting of the following:

                                   o The resale of 1,981,560 shares issuable upon conversion of Series G preferred stock with a conversion price of one share of common stock for each share of Series E preferred stock.

                                   o    The resale of 1,229,792 shares.

                                   o The resale of 382,353 shares issuable upon the exercise of warrants by Series G preferred holders with an exercise price of $.50 per share.

                                   o The resale of 422,634 shares issuable upon the exercise of warrants with an exercise price of $.75 per share.

                                   o The resale of 200,000 shares issuable upon the exercise of warrants with an exercise price of $.16 per share.

Common stock outstanding prior
to this offering (1).............. 25,428,536 shares

Common stock to be outstanding
after this offering (1)........... 37,733,110 shares.

Use of proceeds................... The net  proceeds  of this  offering  will be used for sales and marketing, research and development, acquisition of capital equipment, payment of outstanding obligations, and working capital.

Risk factors...................... This offering involves a high degree of risk.

OTC Bulletin Board symbols
         Common stock............. PMED.OB
         Class A warrants......... PMEDW.OB

---------------------------

(1) Does not include 6,753 shares of common stock issuable upon conversion of 5,627 shares of Series A preferred stock, 10,783 shares of common stock issuable upon conversion of 8,986 shares of Series B preferred stock, 80,000 shares of common stock issuable upon the conversion of 1,500 shares of Series E preferred stock, 299,933 shares of common stock issuable upon conversion of 5,602.75 shares of Series F preferred stock, 1,764,706 shares of stock issuable upon conversion of 1,764,706 shares of Series G preferred stock, options to purchase a total of 3,781,262 shares of common stock issuable upon the exercise of stock options at prices ranging from $.16 to $6.00 per share, and warrants to purchase 4,314,846 shares of common stock issuable upon the exercise of warrants at prices ranging from $.16 to $8.125 per share.

Summary Financial Information

                                                 For the year ended            For nine months ended
                                                   December 31,                      September 30,
                                                 ------------------            ---------------------
                                                                               2002            2003
                                                                               ----            ----
Statement of Operations Data:                   2001           2002        (Unaudited)      (Unaudited)
-----------------------------                   ----           ----
Net Sales.................................  $   7,919,000   $   5,368,000   $  3,894,000   $    2,225,000
Net cost of sales.........................      4,370,000       4,210,000      2,738,000        1,237,000
Operating expenses........................     12,834,000      12,277,000      8,450,000        3,526,000
Operating loss............................     (9,285,000)    (11,119,000)    (7,294,000)      (2,538,000)
Other income (expense)....................       (858,000)        (36,000)       (37,000)          233,000
Net loss .................................    (10,143,000)    (11,155,000)    (7,331,000)      (2,305,000)
Net loss per common share.................  $        (.98)  $        (.63)  $       (.45)  $         (.10)
Shares used in computing net loss per share    13,245,000      17,736,000     16,316,000       22,795,000

                                                            As of                As of
Balance Sheet Data:                                  December 31, 2002    September 30, 2003
------------------                                   -----------------    -------------------
Current assets.....................................       $    3,868,000    $      3,075,000
Current liabilities................................            2,362,000           2,473,000
Working capital ...................................            1,506,000             602,000
Total assets.......................................            5,289,000          4 ,061,000
Accumulated deficit................................          (53,656,000)        (55,962,000)
Stockholder's equity ..............................            2,847,000           1,513,000

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of the risks described below which constitute all material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

                Special Note Regarding Forward-Looking Statements

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

         Due to our significant recurring losses and our inability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have had success in raising working capital from the sale of our common stock in the past, the going concern language in our auditors' report could negatively affect our ability to raise such funds in the future. Some investors are unwilling to invest with companies that have going concern language in the auditors' report and others demand substantial discounts from the market price. Unless we are able to raise additional working capital through the sale of our common stock, we will not be able to continue the development of our products nor will we be able to pay our existing current liabilities, which could result in protection under bankruptcy laws. Under certain conditions, including but not limited to having judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments. At this time, we are unable to assess the likelihood that we would seek bankruptcy protection in the near future. There can be no assurance that we will be successful in raising working capital from the sale of our common stock.

We have limited working capital, have accumulated significant losses, and expect our losses to continue.

         As of December 31, 2002, we had limited working capital of $1,506,000. As of September 30, 2003, our working capital was $602,000. Our accumulated deficit was $42,501,000 as of December 31, 2001, $53,656,000 as of December 31, 2002, and $55,962,000 as of September 30,2003. Our net loss was $10,143,000 for the fiscal year ended December 31, 2001, $11,155,000 for the fiscal year ended December 31, 2002, and $2,305,000 for the nine months ended September 30, 2003. Such losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. Medical products were not sold by us until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for our laser surgery products, including the Photon(TM) laser system, and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

         Since June 26, 2003, our shares have traded on the OTC Bulletin Board. As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained. On October 8, 2002, we received a notice from Nasdaq's Listing Qualifications staff that for the previous 30 consecutive trading days, the price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq. The notice further provided that if at anytime before April 7, 2003, the bid price of our common stock closed at $1.00 or more for a minimum of 10 consecutive trading days, we would be notified by the staff that we comply with such rule.

         On April 15, 2003, we received notice of a determination by Nasdaq's Listing Qualifications staff that we failed to comply with the minimum bid price rules for continued listing set forth in Nasdaq's rules. Specifically, the notice stated that we have not regained compliance with the minimum $1.00 closing bid price per share requirement (noting that pursuant to the October 8, 2002, notice from the Nasdaq Listing Qualifications staff, we were provided 180 calendar days, or until April 7, 2003, to regain compliance with this requirement) and we do not qualify with the $5,000,000 shareholders equity, $50,000,000 market value of listed securities or $750,000 net income from continuing operations requirement for an additional 180 calendar day compliance period to comply with Nasdaq's rules. The April 15, 2003, notice further stated that as of December 31, 2002, we reported stockholders' equity of $2,847,000 and net losses from continuing operations of approximately $11,155,000, and as of April 14, 2003, the market value of our listed securities was $4,208,108. Accordingly, our common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on April 24, 2003. Separately, Nasdaq informed us that listing fees of $22,500 and $18,000 under Rule 4310(c)(13) are owed to the Nasdaq SmallCap Market.

         We requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the staff's determination. The request automatically stayed the delisting of our common stock. On April 23, 2003, we received formal notice from Nasdaq that a hearing to consider our appeal would be held on May 29, 2003. On May 29, 2003, Dr. Jeffrey F. Poore, our President and Chief Executive Officer; Randall A. Mackey, our Chairman of the Board; and Dr. David M. Silver, a director of the company, attended an oral hearing before a Nasdaq Listing Qualifications Panel in Washington, D.C. At the hearing Dr. Poore presented to the panel a definitive plan both for regaining compliance with the particular deficiencies cited in the April 15, 2003, letter from the Nasdaq Listing
Qualifications staff and sustaining long term compliance with the Nasdaq Marketplace Rules, including all applicable maintenance criteria. On June 24, 2003 we received notification from the Nasdaq Listing Qualifications Panel that we were to be delisted from the Nasdaq Stock Market effective June 26, 2003. Our securities trade on the OTC Bulletin Board effective June 26, 2003. Because our securities are delisted from the Nasdaq SmallCap Market and now trade on the OTC Bulletin Board, additional sales requirements on broker-dealers will adversely effect the ability of purchasers to sell our securities and the trading price of our securities could decline.

         Moreover, because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares may be deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Securities Exchange Act of 1934 require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Furthermore, monthly statements are required to be sent disclosing recent price information for the penny stocks.

We are offering our shares on a best efforts basis and there is no guarantee that we will sell the maximum shares offered.

         No underwriter has been retained to purchase the shares offered in connection with this prospectus. There can be no assurance that all of the shares offered will be sold and that we will receive all of the estimated net proceeds generated from such a sale of all of the common stock. If all of the 8,000,000 shares we are offering are not sold, we may be unable to fund all of the intended uses for the net proceeds anticipated from this offering without obtaining funds from alternative sources. Alternative sources of funds may not be available to us at a reasonable cost.

If the litigants in the class action lawsuits succeed on any of their claims, it could adversely effect our financial condition and operations, and we would be forced to seek bankruptcy protection.

         On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC. The complaint also indicates that it is a "Class Action Complaint for Violations of Federal Securities Law and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation.

         More specifically, the complaint alleges that we falsely stated in our Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for use of the Blood Flow Analyzer(TM). The complaint also alleges that on July 11, 2002, we issued a press release falsely announcing that we had received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of our entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $34 million of orders to be completed in the third year. As a result of these statements, the complaint contends that the price of our shares of common stock was artificially inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased our common shares during that period suffered substantial damages. The complaint requests judgment for unspecified damages, together with interest and attorneys fees.

         We dispute having issued false and misleading statements concerning the Blood Flow Analyzer(TM) and a purchase order from Valdespino Associates Enterprises of Westland Financial Corporation. On April 25, 2001, we issued a press release that stated we had received authorization to use a common procedure terminology or a CPT code number 92120 for our Blood Flow Analyzer(TM). This press release was based on a letter we received from the CPT Editorial Research and Development Department of the American Medical Association authorizing us to use a common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM), which provides for a reimbursement to doctors. Currently, there is full reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement for other states. We believe we have continued to correctly represent in our Securities and Exchange Commission filings that we have received authorization from the CPT Editorial Research and Development Department of the American Medical Association to use CPT code number 92120 for our Blood Flow Analyzer(TM), which provides for a reimbursement to doctors.

         On July 11, 2002, we issued a press release that stated we received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 complete sets of our entire product portfolio of diagnostic and surgical equipment for Mexican ophthalmic practitioners, followed by a second order of 100 sets of equipment. The press release was based on a purchase order dated July 10, 2002 that we entered into with Westland Financial regarding the sale of 200 sets of surgical and diagnostic equipment to Mexican ophthalmic practitioners. On September 13, 2002, the Board of Directors issued another press release updating the status of our product sales to the Mexican ophthalmic practitioners. In that press release the board stated that we had been in discussions for the prior nine months with Westland Financial aimed at supplying our medical device products to the Mexican market. Westland Financial is primarily involved in financing and leasing activities and international sales transactions. In the past, we have had a business relationship with Westland

Financial. Upon investigation, the Board of Directors had determined that the purchase order referenced in the July 11, 2002 press release was not of such a nature as to be enforceable for the purpose of sales or revenue recognition. In addition, we have not sent any shipment of medical products to Mexican ophthalmic practitioners nor received payment for those products pursuant to those discussions. The September 13, 2002 press release also stated that discussions were continuing with Westland Financial regarding sales and marketing activities for our medical device products in Mexico, but we could not, at the time, predict or provide any assurance that any transactions would result.

         On June 2, 2003, a complaint was filed in the United States District Court captioned Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00513 PGC. On or about June 11, 2003, a complaint was filed in the same United States District Court captioned Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. Both seek class action status. These cases are substantially similar in nature to the Meyer case, including the contention that as a result of allegedly false statements regarding the Blood Flow Analyzer(TM) and the purchase ordered from Valdespino Associates
Enterprises and Westland Financial Corporation, the price of our common stock was artificially inflated and the persons who purchased our common shares during the class period suffered substantial damages. The cases request judgment for unspecified damages, together with interest and attorneys' fees. These cases have been consolidated into a single action. We believe the consolidated cases are without merit and intend to vigorously defend and protect our interests in the said cases. If we are not successful in defending and protecting our interests in these cases and a judgment is entered against us for substantial damages, we would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On July 10,  2003,  an action was filed in the United  States  District
Court, District of Utah, by Innovative Optics, Inc. and Barton Dietrich Investments, L.P. Defendants include us, and Thomas Motter, Mark Miehle and John Hemmer, former officers of the Company. The complaint claims that Innovative and Barton entered into an asset purchase agreement with us on January 31, 2002, in which we agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint also claims that we allegedly made false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of our common stock at artificially inflated prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. The complaint contends that as a result of these statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

         The complaint further claims that 491,250 of the shares to be issued to Innovative in the asset purchase transaction were not issued on a timely basis and we also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleges that the value of the shares of our common stock issued to Innovative in the transaction declined, and Innovative and Barton suffered damages in an amount to be proven at trial. We filed an answer to the complaint. We believe the complaint is without merit and intend to vigorously defend and protect our interests in the action. If we are not successful in defending and protecting our interests in this action and a judgment is entered against us for substantial damages, we would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On October 14, 2003, an action was filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, Randall A. Mackey, and John Hemmer, Case No. 030922608. The complaint also indicates that it is a "Class Action Complaint for Violations of Utah Securities Laws and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleges that we falsely stated in its Securities and Exchange Commission filings and press releases that it had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

         The purpose of these statements, according to the complaint, was to induce investors to purchase shares of our Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of our Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleges that we sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees. We filed an answer to the complaint. We believe the complaint is without merit and intend to vigorously defend our interests in the action. If we are not successful in defending and protecting our interests in the action and a judgment is entered against us for substantial damages, we would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

If we are unable to obtain additional capital, we would be required to eliminate certain activities that would adversely effect our operations.

         We may require substantial funds for various purposes, including continuing research and development, expanding clinical trials, completing the FDA approval process for our products (including the Photon(TM) laser system), and manufacturing and marketing our existing products. We will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourself, which may materially adversely affect our continued operations.

The recent loss of members of senior management could adversely affect our operations.

         Our success largely depends on a number of key employees. The loss of one or more of these employees could have a material adverse effect on us, including the development and sale of eye surgery systems. On August 30, 2002, Thomas F. Motter resigned as our Chairman of the Board and Chief Executive Officer, and Mark R. Miehle was terminated as our President and Chief Operating Officer. The reason for these management changes was that the board of directors determined that a change in the leadership and direction of our company was necessary due to management's inability to meet certain goals including those relating to sales and cost control. On June 3, 2003, Heber C. Maughan resigned as our Vice President of Finance, Treasurer and Chief Financial Officer to pursue other business opportunities. The recent loss of these members of senior management could have a significant adverse effect on us and our operations and prospects. We had no key man insurance on either Mr. Motter, Mr. Miehle or Mr. Maughan.

Our research activities may not result in any commercially profitable products.

         The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether our research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system.

We are uncertain of obtaining FDA approval for our Photon(TM) laser system and further development of the Photon(TM) is on hold until our financial situation improves.

         We are subject to substantial regulation by the Food and Drug Administration or FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either 510(k) clearance or pre-marketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior to selling our products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device which has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals. Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market our Blood Flow Analyzer(TM).

         In May 1995, we were granted an investigational device exemption for our Photon(TM) laser system allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market the system. During the clinical trials, we discovered that the Photon(TM) laser system may not effectively remove hard (dense or impacted) cataracts. In May, 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We believe the FDA will approve our 510(k) predicate device application for the Photon(TM) laser system because in the United States most cataracts are removed before tissue hardens. We received an FDA warning letter in August 2000 concerning deficiencies in the Phase I clinical trials and, after making several submissions to the FDA, we received a letter from the FDA in February 2001 stating that the deficiencies had been corrected and the clinical trials could continue.

         We have completed the authorized clinical studies and, in October 2001, made a supplemental submission to the FDA regarding the 510(k) application. We received a preliminary review from the FDA of our supplemental submission in December 2001 and submitted additional clinical information to the FDA on

February 6, 2002. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have generated additional clinical information in response to the letter and are uncertain if we will make a submission to the FDA with the additional clinical information. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the quarter ended June 30, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

         We have also received FDA approval to manufacture and export the Photon(TM) laser system internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review. This process could take many years and require the expenditure of substantial resources.

Our executives lack operating experience.

         Our executives rely on their experience and skill from their professional occupations. None of our executives has direct experience in managing a company that utilizes research and product development activities and technology to such a high degree.

Purchasers of our common shares could experience dilution from our tendering puts under a private equity line of credit agreement with Triton West.

         On June 30, 2000, we entered into a private equity line of credit agreement with Triton West Group, Inc., in which Triton agreed to provide an amount up to $20,000,000 to us in order to purchase put common shares pursuant to the terms and conditions of the agreement. Under the agreement, we may elect for a period of three years from the effective date of December 8, 2000 (the date on which the Securities and Exchange Commission declared effective a registration statement registering shares to be purchased by Triton on put transactions with us) to exercise our right to tender a put notice to Triton. The put notice requires Triton to purchase shares of our common stock at 88% of the market price on the trading day immediately following the valuation period, which is a period of five trading days beginning two days before the trading day on which the put notice is deemed to be delivered and two trading days after such date. Under certain conditions, the purchase price will be reduced to 85% of the market price of our common stock. The agreement provides certain restrictions on the tendering of puts. The maximum amount of each put (which may vary from $750,000 to $2,000,000) is to be determined according to a schedule based on the trading price of our common stock at the time and the average 30 day volume of such shares. There must be a minimum of 15 business days between puts. Moreover, a registration statement must be effective registering the shares of common stock covered by the put. There may be significant dilution associated with tendering put notices under the agreement. Because a registration statement is not effective registering the shares issuable under the equity line of credit, our equity line of credit is currently not available as a source of equity.

Our products may become obsolete due to rapid technological change.

         Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Our Photon(TM) laser system could receive competition from other laser systems that are well financed with well recognized trade names.

         Our Photon(TM) laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttium-Lithium-Fluoride) or lasers of other wave lengths. Competition may also come from other medical devices and other surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors which will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance.

Our new products may incur unexpected production problems, which would impact our sales and profits.

         New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, new products can incur unexpected problems in full scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time. Any business, including ours, is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

Mistakes may occur in the design and manufacture of our products, which could prevent or limit the sales of our products.

         The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third-party suppliers.

No independent marketing studies have been made to confirm the commercial demand for the Photon(TM) laser system and the Blood Flow Analyzer(TM).

         We believe that there is substantial commercial demand for our Photon(TM) laser system and our Blood Flow Analyzer(TM) for the eyes at a profitable price. However, this belief is solely based on our management's experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

Our Photon(TM) laser system may not be accepted in the marketplace because it does not remove hard cataracts.

         Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our Photon(TM) laser system may never gain market acceptance since the system does not effectively remove hard (dense or impacted) cataracts. Further, we may be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousand(TM) Workstation(TM) may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system. Vacuum surge is a phenomenon that occurs when the tip of the ultrasonic needle is obstructed by target tissue, allowing pressure to build up and, if the pressure is not released, a rush of fluid goes from the chamber of the eye into the needle to equalize the pressure. The result can be complications to the eye such as posterior capsule rupture, iris capture and chamber collapse. We believe this phenomenon affects all other ultrasonic cataract removal systems currently on the market.

Our pending patents may not be perfected and our present or future patents may infringe upon the patents of others, which could restrict or prevent the manufacture and sale of our products.

         We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. Our laser probe is protected by a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. These patent rights expire in September 2004. Patents have also been granted to the Blood Flow Analyzer(TM) in the United States and the United Kingdom, to the Dicon(TM) Topographer in the United States, and to the Dicon(TM) Perimeter in the United States, the United Kingdom, Germany and Switzerland. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourself against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Because patents only provide limited protection, others could produce and distribute products similar to the Photon(TM) laser system, the Mentor systems and the Blood Flow Analyzer(TM).

         We rely on the protections for our products that we hope to realize under the United States and foreign patent laws. However, patents provide limited protections. We have a United States and Japanese patent on the hand-held probe design and applications for various foreign patents are either pending or planned, and the patents for the Blood Flow Analyzer(TM) for the eyes are reported by Occular Blood Flow, Ltd. to have been approved in the United States and the United Kingdom. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non-infringing devices are produced and distributed, our profit
potential  would  be  seriously  limited,   which  would  seriously  impair  our
viability.

Some of our products may be denied reimbursement by third-party payors, such as government programs and private insurance plans.

         We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Certain purchasers of our Blood Flow Analyzer,(TM), for example, have had difficulty in obtaining reimbursement from insurance carriers. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third-party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass- through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us.

Congress may introduce legislation that could result in price limits and utilization controls on our products.

         Members of Congress have introduced legislation to change aspects of the delivery and financing of health care services. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on our business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems which will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect legislation may have on the results of our operations.

Because we have minimal direct sales experience, our sales program may be unsuccessful.

         We commenced a direct sales program in July 1993 with three sales representatives to market our products. In July 2000, four additional sales representative were hired. In August 2001, 15 additional sales representatives were hired, bringing the total number of sales representatives to 22. The number of sales representatives has been reduced to five as a result of our efforts to reduce costs and absence of the anticipated FDA approval of the Photon(TM) laser system. However, we have minimal direct sales experience and may need to recruit additional qualified personnel for this purpose. Our sales program may be unsuccessful or we may be unable to attract and retain qualified distributors on favorable terms.

Our product liability insurance could be inadequate to cover liabilities if we face significant product liability claims against us.

         The nature of our business exposes it to risk from product liability claims and there can be no assurance that we can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $2,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

Our future products sales in foreign countries could be adversely effected by a significant increase in value of the U.S. dollar against local currencies, economic and political instability, and changes in the regulatory processes and other regulations.

         We anticipate that a significant portion of our future product sales will be in foreign countries. Because we quote prices for our products and accept payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used. In addition, other specific risks in doing business in foreign countries include changes in the regulatory processes affecting our products, in controls governing foreign payments by our customers, and in regulations, taxes and customs duties or requirements that may be imposed on the purchase of our products. The foreign countries where our products are sold include but are not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France,
Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates. Certain of countries may experience political, economic or social instability, which could adversely affect our sales.

The market price of our securities could fluctuate significantly.

         Our common stock and Class A warrants were delisted on The Nasdaq SmallCap Market effective June 26, 2003 and currently trade on the OTC Bulletin Board. Factors such as announcements by us of the regulatory status of products, quarterly variations in our financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

We may issue preferred shares with preferences in an equal or prior rank to existing preferred shares.

         Our certificate of incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Those terms and conditions may include preferences on an equal or prior rank to existing preferred stock. Those shares may be issued on such terms and for such consideration as the board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. As of November 30, 2003, the following preferred shares were issued and outstanding: 5,627 shares of Series A preferred stock convertible into 6,753 common shares; 8,986 shares of Series B preferred stock convertible into 10,783 common shares; no shares of Series C preferred stock; 5,000 shares of Series D preferred stock; 1,500 shares of Series E preferred stock convertible into 80,000 common shares; 5,623.75 shares of Series F preferred stock convertible into 299,933 common shares; and 1,981,560 shares of Series G preferred stock convertible into 1,981,560 common shares.

Our preferred shares have rights that amount to a preference over the shares of this offering.

         Our preferred shares have dividend and liquidation rights that amount to preferences over the shares of this offering. We must pay any cash dividends to our holders of preferred shares before paying cash dividends to the holders of the shares of this offering. The dividend rights of our preferred shares are as follows: for Series A and Series B preferred shares, $.24 per share per annum payable, at our option, in cash from surplus earnings; for Series C preferred shares, 12% non-cumulative preferred shares payable, at our option, in common stock or cash from surplus earnings; and for Series D, E, F and G preferred shares, 8% non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings. Upon our liquidation, we must pay preferential distributions to our preferred shareholders before paying any distributions to holders of the shares of this offering. The liquidation rights of our preferred shares are as follows: for Series A preferred shares, $1.00 per share, plus accrued and unpaid dividends; for Series B preferred shares, $4.00 per share, plus accrued and unpaid dividends; for Series C preferred shares, the stated value of $100.00 per share, plus declared but unpaid dividends; for Series D preferred shares, the stated value of $1.75 per share, plus declared but unpaid dividends; for Series E, F, and G preferred shares, the greater of
(i) the amount of distributions such shares would have received had the holders converted such preferred shares into common stock immediately prior to liquidation, or (ii) the stated value of $100.00 per share, plus declared but unpaid dividends.

Exercise of outstanding options and warrants will dilute existing stockholders and could decrease the market price of our common stock

         As of November 30, 2003, we had issued and outstanding 25,428,536 shares of our common stock, shares of Series A, B, E, F and G preferred stock convertible into 2,162,075 shares of common stock, and outstanding options and warrants to purchase 8,096,708 additional shares of common stock. The existence of the outstanding preferred shares, options and warrants may adversely effect the market price of our common stock and the terms under which we could obtain additional equity capital.

We do not expect to pay any cash dividends in the foreseeable future.

         We issued a stock dividend on our Series A preferred stock and Series B preferred stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series F preferred stock are entitled to non-cumulative cash dividends paid out of surplus earnings.

None of the proceeds from the sale of shares in this offering will be placed in escrow and therefore there are no investor protections for the return of subscription funds once accepted.

         We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. Once accepted, the funds will be deposited into an account maintained by us and considered general assets of Paradigm. None of the proceeds will be placed in any escrow, trust or other arrangement. Therefore, there are no investor protections for the return of subscription funds once accepted.

We have sole discretion in allocating the proceeds from the offering.

         All of the net proceeds of the offering, if any, have been allocated to working capital (and not otherwise allocated for a specific purpose) and will be used for such purposes as management may determine in its sole discretion without the need for stockholder approval with respect to any such allocations.

We have indemnification agreements with certain officers and directors that may require us to indemnify them in a civil or criminal action.

         Our certificate of incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements with certain directors and officers. Each such indemnification agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The indemnification agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each indemnification agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the indemnification agreement and to recover the expenses of such a suit if he or she is successful.

Our Board of Directors has the right to issue additional shares of common stock and to create a new series of preferred stock which could dilute holders of common stock.

         Our board of directors has the inherent right under applicable Delaware law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. Our board of directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of preferred shares in a series, to create a new series of preferred shares and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of common shares and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.


                                 USE OF PROCEEDS

         Our net proceeds from the sale of the 8,000,000 shares of common stock being offered hereby at an offering price of $.19 per share are estimated to be $1,293,000, after deducting offering expenses and commissions, which are estimated to be approximately $227,000. The net proceeds are intended to be used over the next 12 months as follows:


     Application of Proceeds                      Amount         Percentage
     -----------------------                      ------         ----------

Sales and Marketing(1)...................     $  300,000             23.2%
Research and Development(2)..............        340,000             26.3
Acquisition of Capital Equipment(3)......         50,000              3.9
Payment of Outstanding Obligations(4)....        400,000             30.9
Working Capital(5).......................        203,000             15.7
                                                --------             ------
     Total...............................     $1,293,000             100.0%
                                                                     ======
-------------------------------

(1) Represents funds required for the implementation of our direct sales force, attendance at trade shows and production and dissemination of promotional materials.
(2) A majority of these funds will be used for the enhancement and upgrading of our current products approved for sale. These funds will also pay expenses associated with conducting and evaluating the clinical trials and seeking government approvals for our products and developing new products and patents, including approximately $250,000 for developing the next generation of the P40 UBM Ultrasound Biomicroscope. None of these funds will be used to complete the clinical trials and FDA approval process for the Photon(TM) laser system.
(3) Represents funds required to expand in-house manufacturing capabilities to reduce product costs.
(4) These funds will be used to pay our obligations to suppliers and vendors as well as royalty obligations. The obligations to suppliers and vendors do not accrue any interest. We have endeavored and have been successful in settling the obligations owed to suppliers and vendors for amounts less than were owed at the time.
(5) Working capital will be available for use as a reserve for contingencies. In the event cash generated from operations is insufficient to fund corporate overhead, working capital may be used to cover such deficiency.

         The allocation of the net proceeds set forth above represents our estimates based upon our current operating plans and upon certain assumptions regarding the progress of the development of our products, technological advances and changing competitive conditions, and assumptions regarding industry and general economic conditions and other conditions. If all of the shares are not sold in the offering, the priority of each application of proceeds noted above will be reduced proportionately. Future events, including problems, delays, expenses and complications frequently encountered by companies developing new products, as well as changes in competitive conditions and the success or lack thereof of our research and development or marketing efforts, may make it necessary or advisable for us to reallocate the net proceeds among the above users or use portions of the net proceeds for other purposes.

         Any reallocation of the net proceeds other than as provided above, will be at the discretion of our board of directors. We estimate that the net proceeds will be sufficient to fund our proposed business and operations for a period of 12 months from the closing of the offering. If our estimates prove incorrect, we will have to seek alternative sources of financing during such period, including debt and equity financing and the reduction of operating cost and projected growth plans. No assurance can be given that such financing could be obtained by us on favorable terms, if at all, and if we are unable to obtain needed financing, our business would be materially adversely affected. The timing and amount of expenditures of the net proceeds of this offering may vary depending upon the pace of our growth.

         Regarding the common shares being registered for resale in the offering that are issuable upon the exercise of warrants held by certain warrantholders, the holders of such warrants are not obligated to exercise any of their warrants. The last reported sale price of our common shares on the OTC Bulletin Board on December 12, 2003, was $.19 per share. Only 200,000 of our common shares underlying the warrants are exercisable for less than $.20 per share. As a consequence, except for the warrants to purchase 200,000 common shares, the outstanding warrants are not likely to be exercised unless the trading price increases substantially. All other shares of our common stock being registered for resale are either outstanding or will be issued upon conversion of outstanding Series G preferred stock and we will derive no proceeds from the conversion or subsequent resales of such shares. If there are any net proceeds from the exercise of any warrants, we will use these net proceeds to fund working capital requirements.

         Pending application, the net proceeds of the offering will be invested in short-term, high-grade interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts or short-term interest bearing obligations.


                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Dividends paid in cash pursuant to outstanding shares of our Series A, Series C, Series D, Series E, Series F and Series G preferred stock are only payable from our surplus earnings and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.

                                 CAPITALIZATION

         The following table sets forth our capitalization on an actual basis as of September 30, 2003.

                                                                  September 30,
                                                                      2003
                                                                  --------------

Long-term obligations(2)........................................  $      75,000
Stockholders' Equity:

  Series A Preferred Stock, $.001 par value per share;
  500,000 shares authorized, 5,627 issued and outstanding.......              -

  Series B Preferred Stock, $.001 par value per share;
  500,000 shares authorized, 8,986 issued and outstanding.......              -

  Series C Preferred Stock, $.001 par value per share;
   30,000 shares authorized, 0 issued and outstanding...........              -

  Series D Preferred Stock, $.001 par value per share;
  1,140,000 shares authorized, 5,000 issued and outstanding.....              -

  Series E Preferred Stock, $.001 par value per share;
  50,000 shares authorized, 1,500 issued and outstanding........              -

  Series F Preferred Stock, $.001 par value per share;
  50,000 shares authorized, 5,623.75 issued and outstanding.....              -

  Series G Preferred Stock, $.001 par value per share;
  2,000,000 shares authorized, 1,981,560 issued and
  outstanding...................................................              -

  Common Stock, $.001 par value per share; 80,000,000
  shares authorized, 24,991,432 issued and outstanding..........         25,000

  Common stock warrants.........................................      1,046,000

  Additional paid-in-capital, common stock......................     56,698,000

  Stock subscription receivable.................................       (294,000)

  Accumulated deficit...........................................    (55,962,000)

Total stockholders' equity .....................................      1,513,000

Total Capitalization............................................  $   1,588,000


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our authorized capital stock consists of 80,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. We have created six classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C preferred stock , Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock.

         Our common stock and Class A warrants trade on the OTC Bulletin Board under the respective symbols of "PMED.OB" and "PMEDW.OB." Prior to July 22, 1996, there was no public market for the common stock. From July 22, 1996 to June 25, 2003, our common stock and Class A warrants were listed on the Nasdaq SmallCap Market. As of December 12, 2003, the closing sale prices of the common stock and Class A warrants were $.19 per share and $.05 per warrant, respectively. The following are the high and low sale prices for the common stock and Class A warrants by quarter as reported by Nasdaq since January 1, 2000.

                                                Common Stock    Class A Warrants
                                                 Price Range       Price Range
         Period (Calendar Year)                 High      Low     High     Low
                                                ----      ---     ----     ---
2000
    First Quarter.............................. 14.50     6.88     6.50   2.63
    Second Quarter............................. 10.50     4.19     3.63   1.19
    Third Quarter..............................  6.19     3.38     2.00    .50
    Fourth Quarter.............................  4.94     1.31     1.25    .50
2001
    First Quarter..............................  4.13     1.50     1.00    .19
    Second Quarter.............................  3.50     1.61      .74    .19
    Third Quarter..............................  2.75     1.86      .45    .16
    Fourth Quarter.............................  3.08     1.94      .39    .17

2002
    First Quarter..............................  3.31     2.21      .38    .19
    Second Quarter.............................  1.91      .60      .32    .05
    Third Quarter..............................  1.50      .16      .20    .08
    Fourth Quarter.............................   .30      .13      .10    .01

2003
    First Quarter..............................   .42      .14      .12    .01
    Second Quarter.............................   .74      .14      .44    .01
    Third Quarter..............................   .42      .18      .18    .01
    Fourth Quarter (through December 5, 2003)..   .24      .18      .10    .05

         Our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock and Series G preferred stock are not publicly traded. As of November 30, 2003, there were 717 record holders of common stock, six record holders of Series A preferred stock, four record holders of Series B preferred stock, no record holders of Series C preferred stock, no record holders of Series D preferred stock, 14 record holders of Series E preferred stock, 52 record holders of Series F preferred stock, and two record holders of Series G preferred stock.

         We have never paid any cash dividends on our common stock and does not anticipate paying any cash dividends on our common stock in the foreseeable future. We must pay cash dividends to holders of our Series A preferred, Series B preferred, Series C preferred, Series D preferred stock, Series E preferred, Series F preferred stock and Series G preferred stock before it can pay any cash dividend to holders of our common stock. Dividends paid in cash pursuant to outstanding shares of our Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock are only payable from our surplus earnings, and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next.

         We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant. We issued 6,764 shares of our Series A preferred and 6,017 shares of our Series B preferred on January 8, 1996 as a stock dividend to Series A and Series B preferred shareholders of record as of December 31, 1994.

                             SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data for the years ended December 31, 2001 and 2002, and the nine months ended September 30, 2002 and 2003. The selected financial data as of and for the years ended

December 31, 2000 and 2001 are derived from our financial statements which have been audited by Tanner & Co. The selected financial data as of and for the nine months ended September 30, 2002 and 2003 are derived from our unaudited quarterly financial statements. The following financial information should be read in conjunction with the Financial Statements, and related notes thereto, included at Exhibit "A" attached hereto.


                                                 For the year ended            For nine months ended
                                                   December 31,                   September 30,
                                                                               2002            2003
                                                                               ----            ----
Statement of Operations Data:                   2001           2002        (Unaudited)      (Unaudited)
-----------------------------                   ----           ----
Net Sales.................................  $   7,919,000   $   5,368,000      3,894,000   $    2,225,000
Net cost of sales.........................      4,370,000       4,210,000      2,738,000        1,237,000
Operating expenses........................     12,834,000      12,277,000      8,450,000        3,526,000
Operating loss............................     (9,285,000)    (11,119,000)    (7,294,000)      (2,538,000)
Other income (expense)....................       (858,000)        (36,000)       (37,000)         233,000
Net loss .................................    (10,143,000)    (11,155,000)    (7,331,000)      (2,305,000)
Net loss per common share.................  $        (.98)  $        (.63) $        (.45)  $         (.10)
Shares used in computing net
loss per share ...........................     13,245,000      17,736,000     16,316,000       22,785,000


                                                          As of                As of
Balance Sheet Data:                                 December 31, 2002   September 30, 2003
------------------                                  -----------------   ------------------
Current assets....................................      $    3,868,000    $       3,075,000
Current liabilities...............................           2,362,000            2,473,000
Working capital ..................................           1,506,000              602,000
Total assets......................................           5,289,000            4,061,000
Accumulated deficit...............................         (53,656,000)         (55,962,000)
Stockholder's equity .............................           2,847,000            1,513,000


                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

         This report contains forward-looking statements and information relating to us that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements reflect our current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although we have attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

Critical Accounting Policies

         Revenue Recognition. The Company recognizes revenue in compliance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (SAB
101). SAB 101 details four criteria that must exist before revenue is recognized:

         1. Persuasive evidence of an arrangement exits. Prior to shipment of product, we require a signed purchase order and, with most customers, a down payment toward the final invoiced price

         2. Delivery and performance has occurred. Unless the purchase order requires specific installation or customer acceptance, we recognize revenue when the product ships. If the purchase order requires specific installation or customer acceptance, we recognize revenue when such installation or acceptance has occurred. Title to the product passes to our customer upon shipment. This revenue recognition policy does not differ among our various different product lines. We guarantee the functionality of our product. If our product does not function as marketed when received by the customer, we either make the necessary repairs on site or have the product shipped to us for the repair work. Once the product has been repaired and retested for functionality, it is re-shipped to the customer. We provide warranties that generally extend for one year from the date of sale. Such warranties cover the necessary parts and labor to repair the product as well as any shipping costs that may be required. We maintain a reserve for estimated warranty costs based on our historical experience and management's current expectations.

         3. The sales price is fixed or determinable. The purchase order received from the customer includes the agreed-upon sales price. We do not accept customer orders, and therefore do not recognize revenue, until the sales price is fixed.

         4. Collectibility is reasonably assured. With limited exceptions, we require down payments on product prior to shipment. In some cases we require payment in full prior to shipment. We also perform credit checks on new customers and ongoing credit checks on existing customers. We maintain an allowance for doubtful accounts receivable based on historical experience and management's current expectations.

         Recoverability of Inventory. Since our inception, we have purchased several complete lines of inventory. In some circumstances we have been able to utilize certain items acquired and others remain unused. On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined to be obsolete and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. We intend to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced. To date we have not sold any of the inventory items that have been determined to be obsolete.

         Recoverability of Goodwill and Other Intangible Assets. Our intangible assets consist of goodwill, product and technology rights, engineering and design costs, and patent costs. Intangibles with a determined life are amortized on a straight-line basis over their determined useful life and are also evaluated for potential impairment if events or circumstances indicate that the carrying amount may not be recoverable. Intangibles with an indefinite life, such as goodwill, are not amortized but are tested for impairment on an annual basis or when events and circumstances indicate that the asset may be impaired. Impairment tests include comparing the fair value of a reporting unit with its carrying net book value, including goodwill. To date, our determination of the fair value of the reporting unit has been based on the estimated future cash flows of that reporting unit.

         Allowance for Doubtful Accounts. We record an allowance for doubtful accounts to offset estimated uncollectible accounts receivable. Bad debt expense associated with the increases in the allowance for doubtful accounts is recorded as part of general and administrative expense. Our accounting policy generally is to record an allowance for receivables over 90 days old unless there is significant evidence to support that the receivable is collectible.

General

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. Our fiscal year is from January 1 through December 31.

         We are engaged in the design, development, manufacture and sale of high technology diagnostic and surgical eye care products. Given the "going concern" status of Paradigm Medical, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow. As seen in the results for the nine months ended September 30, 2003, diagnostic products have been the major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. We do not focus on a specific diagnostic product or products but, instead, on this entire product group. During the nine months ended September 30, 2003, management made certain adjustments to the financial statements, including an increase in the reserve of obsolete inventory of $382,000, a net increase in the allowance for doubtful accounts receivable of $83,000, impairment of fixed assets and intangibles of $159,000, and increases in accruals to settle outstanding disputes in the amount of $443,000. Although management believes these adjustments are sufficient, it will continue to monitor and evaluate our financial position and the recoverability of our assets.

         Our ultrasound diagnostic products include a P55 pachymetric analyzer, a P37 Ultrasonic A/B Scan and a P40 UBM Ultrasound Biomicroscope, the technology for which was acquired from Humphrey Systems in 1998. We introduced the P45 in the fall of 2000, which combines the A/B Scan, and the biomicroscope in one machine. In addition, we market our Blood Flow Analyzer(TM) acquired in the purchase of Ocular Blood Flow Ltd. in June 2000. Other diagnostic products are the Dicon(TM) Perimeter and the Dicon (TM) Corneal Topographer which were acquired in the acquisition of Vismed d/b/a Dicon in June 2000. We purchased the inventory, design and production rights of the SIStem(TM) from Mentor Corporation in October 1999 which was designed to perform minimally invasive cataract surgery. In November 1999, we entered into a Mutual Release and Settlement Agreement with the manufacturer of the Precisionist ThirtyThousand(TM) in which we purchased the raw material and finished goods inventory to bring the manufacturing of this product in-house. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the quarter ended September 30, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. We do not focus on a specific diagnostic product or products but, instead, on this entire product group.

         Activities for the nine months ended September 30, 2003, included sales of the Company's products and related accessories and disposable products. In March 2003, the Company named a new president and chief executive officer, Dr. Jeffrey F. Poore. The Company named a new vice president of sales and marketing, Ray Cannefax, during the first quarter of 2003 and a new vice president of finance and chief financial officer, Gregory C. Hill, during the second quarter of 2003. Mr. Hill resigned as vice president of finance and chief financial officer on December 5, 2003.

         Activities for the twelve months ended December 31, 2002 included sales of our products and related accessories and disposable products. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter. We cannot market or sell the Photon(TM) in the United States until FDA approval is granted. On November 4, 2002, we received FDA approval for expanded indications of use of the Blood Flow Analyzer(TM) for pulsatile ocular blood flow, volume and pulsatility equivalence index. Also, we are continuing our efforts to educate the payers of Medicare claims throughout the country about the Blood Flow Analyzer(TM), its purposes and the significance of our performance in patient care in order to achieve reimbursements to the providers. These efforts should lead to a more positive effect on sales.

         In April 2001, we received written authorization from the CPT Editorial Research and Development Department of the American Medical Association to use a common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM), which provides for a reimbursement to doctors. However, certain insurance payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM). We believe the reasons why insurance payors initially elected not to reimburse doctors using the CPT code were the relatively high volume of claims that began to be submitted under CPT code number 92120 compared to the limited volume of claims previously submitted under this code, and the time consumed by the Blood Flow Analyzer(TM) test, which some payors may have believed was less than what is allowed under CPT code number 92120. This trend began shortly after insurance payors were presented with reimbursement requests under this code, and we believe these reasons were the basis for the initiation of non-payment. The impact of this nonpayment by certain payors on our future operations is a lower volume of sales, particularly in those states where reimbursement is not yet approved or is delayed. Currently, there is full reimbursement by insurance payors in 22 states and partial reimbursement in four other states. As insurance payors have the prerogative whether to provide reimbursement to doctors using the Blood Flow Analyzer(TM), we are continuing to work with insurance payors in states where there is no reimbursement to doctors using the CPT code to demonstrate the value of the instrument.

         There were a number of factors that contributed to the decrease in sales of the Blood Flow Analyzer (TM) and other products. September 11, 2001, the ensuing Afghanistan conflict, and the Iraq war had a significant impact on our international sales. The U.S. recessionary economic trend has impacted our domestic sales. Additionally, we are restructuring our sales organization and sales channels by decreasing our direct sales force who are full-time employees from 10 direct sales employees on January 1, 2003, to four direct sales employees on March 31, 2003. The dependent sales force was reduced because we do not have sufficient revenues to justify the larger direct sales force. We have increased our efforts to sell our diagnostic products through independent sales representatives and ophthalmic equipment distributors, which are paid commissions only for their sales. As of September 30, 2003, we had six independent sales representatives and equipment distributors in the United States, all of whom have been recently hired, and 42 representatives and distributors outside the United States. We hope to benefit from these recently hired sales representatives and distributors in the United States as they gain familiarity, through training, of our diagnostic products. Due to poor trade show attendance, we exhibited at only two trade shows during the first half of 2003. Monitoring trade show attendance will determine whether we will exhibit at future trade shows.

         In April 2002, we announced the closure of our San Diego facility in anticipation of the termination of the lease for that location. The operations were transferred to the Salt Lake City facility. We incurred a reduction of force of 28 San Diego personnel. The consolidation was intended to save costs and to eliminate duplicities in functions and facilities that occurred with the acquisition of Dicon. The cost of the consolidation was approximately $80,000.

         In January 2002, we purchased certain assets and lease obligations of Innovative Optics, Inc. by issuing an aggregate of 1,272,825 shares of our common stock (636,412 shares are held in escrow pending the result of a project to reduce the cost of the disposable razor blades utilized by the microkeratome, which was acquired in the transaction), warrants to purchase 250,000 shares of our common stock at $5.00 per share, exercisable over a period of three years from the closing date, and $100,000 in cash. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141.

         We acquired from Innovative Optics the raw materials, work in process and finished goods inventories. Additionally, it acquired the patents and trade name associated with the product, the furniture and equipment of Innovative Optics used in the manufacturing process of the microkeratome console and the inspection and packaging of the disposable blades. We subsequently issued 477,039 shares of common stock that were held in escrow at a value of $630,000, based in the market price of such shares on the date of issuance. This amount was charged to in-process research and development because the issuance of such shares related to the continuing research and development of the microkeratome blades.

         We were unsuccessful in reducing the costs of the blade production process and were unable to supply blades to the user base. We terminated our marketing and sales efforts for the microkeratome, but we continue to search for an alternative source of blades or a purchaser of the product line. Because we determined that we could not manufacture the blades to support our customer base at an economical cost, in accordance with Statement of Financial Accounting Standards No. 142, due to the lack of projected future cash flows, during 2002 we recorded an impairment expense of $2,082,000 for the remaining book value of property and equipment and intangible assets purchased from Innovative Optics. In addition, we recorded an inventory reserve for the remaining inventory purchased from Innovative Optics of approximately $160,000.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation, in which we acquired
2,663,254, or 19.9%, of its outstanding shares and warrants to purchase 1,200,000 shares of its common stock at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to the company, and the payment of certain of its expenses through the issuance of an aggregate of 94,000 shares of our common stock to the company and its counsel. The issuance of 736,945 shares were valued based on the market price of our common stock on the date of the transaction and resulted in an investment in International Bio-Immune Systems, when combined with a cash investment of $65,000 made in 2000, of $879,000. The 300,000 shares were also valued at the market price on the date of issuance and were recorded as a stock subscription receivable of $294,000 because such shares will either be paid for or returned in the future.

         International Bio-Immune Systems is a privately held biotechnology based, cancer diagnostic and immunotherapy company, located in Great Neck, New York, with potential clinically effective products for the diagnosis, treatment and imaging of patients with major tumor types (e.g. colon, lung, cervix, pancreas and breast). International Bio-Immune Systems does not produce significant revenues as its products have not received FDA approval. Due to the uncertainty of future cash flows and the fact that the products have not been approved by the FDA, we were unable to support the value of the investment by substantiated methods and determined that the likelihood of recovery of our investment was remote. Therefore, in accordance with generally accepted accounting principles, the investment of $879,000 was charged to impairment expense.

         The tragic events of September 11, 2001, the Afghanistan conflict and the Iraq war combined with a recessionary trend in the economy have had a negative effect on our sales. International attendance at the trade shows following September 11, 2001, and through 2003 were down markedly. The absence of these professionals eliminates many opportunities for us to demonstrate and sell our products to this sector. It is difficult to quantify how much an effect that these events have had on us, but we believe that we have suffered some negative impact due to September 11, 2001, the Afghanistan conflict, the Iraq war and the downturn in the economy in general, which may continue for an indefinite period of time.

Results of Operations

         Nine Months Ended September 30, 2003, Compared to Nine Months Ended September 30, 2002

         Net sales decreased by $1,669,000, or 43%, to $2,225,000 for the nine months ended September 30, 2003, from $3,894,000 for the comparable period in 2002. Sales of the Company's diagnostic products were $1,750,000, or 79% of total revenues, during the first nine months of 2003 compared with $2,563,000, or 66% of total revenues, for the comparable period of 2002. Sales of surgical products totaled $94,000, or 4% of total revenues, for the first nine months of the current year in comparison with $238,000, or 6%, of total revenues in the comparable period of 2002. In the first nine months of 2003 sales of the P40 UBM Ultrasound Biomicroscope were $421,000, or 19% of total revenues, compared to $868,000, or 22% of total revenues, in the same period of 2002. Sales from the Blood Flow Analyzer(TM) increased by $2,000 to $297,000, or 13% of total revenues, during the first three quarters of 2003 compared with $295,000, or 8% of total revenues, in the same period of last year. During the first nine months of 2003 sales from other ultrasonic products totaled $222,000, or 10% of total revenues, compared with $452,000, or 12% of total revenues, in the same period last year. Sales of the perimeter and corneal topographer generated $808,000, or 36% of total revenues, in the first three quarters of 2003 compared with $948,000, or 24% of total revenues, during the same period of 2002.

         There were a number of material reasons that contributed to the decrease in sales during the nine months ended September 30, 2003, compared to the same period of 2002. Along with generally weak economic conditions in the United States, we initiated the restructuring of our sales organization and the development of new sales channels during the nine months ended September 30, 2003. During the first three months of 2003, we reduced our direct sales force from ten representatives to three representatives, and during the remainder of the first nine months of 2003 there were only three direct sales representatives compared to ten direct sales representatives during the comparable period of 2002. International sales were impacted by weakness in the economies of the large industrial countries and by the residual impact of the Afghanistan situation, which had a negative impact on sales to the Middle East, Pakistan, India and other countries in that region. The decrease in sales of the P40 Ultrasound Biomicroscope as well as other products were the direct result of the restructuring of the sales and marketing organization. With respect to the decrease in sales of the Biomicroscope, there has not been an increase in price, competition remains similar to what it has been previously, and there are no other particular factors of which we are aware. This restructuring has significantly reduced our sales expenses and funds dedicated to marketing. In addition, the sales channels have been altered to include distributor and independent sale representatives instead of relying more on a direct sales force. Domestic and international sales have also decreased as a result of the global financial markets declines beginning in 2000 and the adverse impact of the events of September 11, 2001.

         The decrease in sales of the P40 Ultrasound Biomicroscope as well as other products were the direct result of the restructuring of the sales and marketing organization. As to the decrease in sales of the Ultrasonic Biomicroscope, there has not been an increase in price, competition remains similar to what it has been previously, and there are no other particular factors of which we are aware. This restructuring has significantly reduced our sales expenses and funds dedicated to marketing. In addition, the sales channels have been altered to include distributor and independent sale representatives instead of relying exclusively on a direct sales force. Domestic and international sales have also decreased as a result of the global financial markets declines beginning in 2000 and the adverse impact of the events of September 11, 2001.

         Other reasons for the decrease in sales were the uncertainties resulting from our efforts to reduce costs and constraints on availability of funds that reduced our ability to upgrade and enhance our products and pursue further regulatory approvals for our products. Additionally, changes in the exchange rate between these periods have generally made our products more expensive to customers outside of the United States. Our objective is to focus our sales efforts on the products with the highest potential for sales and strong margins.

         Gross profit for the nine months ended September 30, 2003 was 44% of total revenues, compared to 43% for the same period in 2002. Cost of goods sold for the nine months ended September 30, 2003 was $1,237,000 as compared to $2,738,000 for the same period in 2002, a reduction of $1,501,000. Cost of goods sold for the nine months ended September 30, 2003 included an increase in the reserve for obsolete inventory of $382,000. Cost of goods sold for the nine months ended September 30, 2002, included an increase in the reserve for obsolete inventory of $500,000. Since its inception, we have purchased several complete lines of inventory. While our initial intention was to utilize the substantial majority of inventory acquired in the manufacture of its products, in some circumstances we have been unable to utilize certain items acquired.

         Marketing and selling expenses decreased by $1,670,000, or 70%, to $711,000 for the nine months ended September 30, 2003, from $2,381,000 for the comparable period in 2002 due primarily to the lower headcounts of sales persons and travel related and associated sales expenses.

         General and administrative expenses decreased by $1,053,000, or 36%, to $1,867,000 for the nine months ended September 30, 2003, from $2,920,000 for the same period in 2002, reflecting the results of the Company's efforts to reduce costs, specifically costs associated with maintaining two manufacturing facilities and consulting costs. As noted above, in April 2002, we announced the closure of its San Diego facility in anticipation of the termination of the lease for that location. All operations associated with the San Diego facility were transferred to the Salt Lake City facility. We incurred a reduction of force of 28 San Diego personnel. The consolidation was intended to save costs and to eliminate duplicities in functions and facilities that occurred with the acquisition of Dicon. The cost of the consolidation was approximately $80,000. We believe that the annual cost savings of the closure of the San Diego facility are approximately $2 million. Consulting expenses decreased from approximately $1,280,000 for the nine months ended September 30, 2002 to approximately
$232,000 in the same period in 2003. Depreciation and amortization expense, which includes amortization of leasehold improvements, decreased by approximately $128,000, or 32%, to $268,000 during the first nine months of 2003 compared to the same period of last year. General and administrative expenses for the nine months ended September 30, 2003, included $83,000 for additions to the allowance for doubtful accounts and increases in accruals of $443,000 to settle outstanding disputes.

         In addition, general and administrative expense for the nine months ended September 30, 2003, included $190,000 for 1,262,000 shares of common stock issued to settle potential litigation. The 1,262,000 common shares were issued to six investors due to a dispute arising from a private offering that was completed on January 22, 2003. We agreed to issue the shares to the investors in the offering at $.25 per share rather than $.50 per share, the original offering price (or an additional 1,262,000 shares) to resolve a dispute with the investors concerning certain statements made by a former officer in connection with the sale of said shares.

         Research, development and service expenses decreased by $1,660,000, or 68%, to $789,000 for the nine months ended September 30, 2003, from $2,449,000 for the same period in 2002. This decrease was mainly due to the issuance of common stock to Innovative Optics in the quarter ended September 30, 2002, which was valued at $630,000 and expensed as in-process research and development costs. Expenses associated with the development of new products during the first nine months of 2003 decreased compared to the same period in 2002 as a consequence of the Company's efforts to reduce costs and focus on products that are fully developed and have the highest potential for sales and strong margins.

         Impairment of assets was $159,000 for the nine months ended September 30, 2003, compared to $700,000 recorded in the same period of 2002. The impairment expense for the first nine months of 2003 was due to a reserve established for anticipated asset disposals and a reduction in the value of certain intangible assets based on their currently estimated fair value. The impairment expense for the nine months ended September 30, 2002, was due to an evaluation by us of our intangible assets, namely goodwill, resulting in a charge of $700,000 as a write down of the goodwill.

         Other income and (expense) increased by $270,000 to income of $233,000 for the nine months ended September 30, 2003, from expense of $(37,000) for the same period in 2002. During the first nine months of 2003 interest income was $3,000 compared with $6,000 during the same period of 2002, and other income was $247,000 compared with expense of $(6,000) during the comparable period in 2002. During the nine months ended September 30, 2003, other income included a gain of $188,000 on discounted settlements of accounts payable and obligations, a gain of $22,000 from reversing an overaccrual of fees related to prior years, and a gain of $37,000 associated with the settlement of litigation. We had a $20,000 reduction in interest expense to $(17,000) in the nine months ended September 30, 2003, from $(37,000) in the same period of 2002 due to a decrease in interest expense related to capital leases.

         Fiscal Year Ended December 31, 2002 Compared to Fiscal Year Ended December 31, 2001

         Consolidated sales for the twelve months ended December 31, 2002 were $5,368,000 compared to $7,919,000 for the same period for 2001, approximately a 32% decrease due principally to a decline in sales of the Blood Flow

Analyzer(TM). We have experienced a general decline in sales during 2002. The reduction of our domestic sales force, competition and the downturn in the economy are all factors contributing to the decline in sales. Additionally, certain payers have elected not to reimburse the doctors per the common procedure terminology or CPT code assigned to us by the American Medical Association, which has caused decreased sales of the Blood Flow Analyzer(TM) in 2002.

         There were a number of material reasons that contributed to the decrease in sales during fiscal year 2002 compared to fiscal 2001. Along with generally weak economic conditions in the United States, we initiated a major restructuring of our sales organization and the development of new sales channels during 2002. International sales were impacted by the weak economies of the large industrial countries and by the residual impact of the Afghanistan situation, which had a negative impact on sales to the Middle East, Pakistan, India and other countries in that region. Other reasons for the decrease in sales were the uncertainties resulting from our efforts to reduce costs and constraints on availability of funds that reduced our ability to upgrade and enhance our products and pursue further regulatory approvals for products. Additionally, changes in the exchange rate in 2002 compared with 2001 generally made our products more expensive to customers outside of the United States.

         The revenues generated from sales of the Blood Flow Analyzer(TM) were $458,000 and slightly less than $2,000,000, or 9% and 25% of total revenues for 2002 and 2001, respectively. On November 4, 2002, we received FDA approval for expanded indications of use of the Blood Flow Analyzer(TM) for pulsatile ocular blood flow, volume and pulsatility equivalence index. Also, we are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the providers. This effort should have a positive effect on sales.

         Sales of the P40 UBM Ultrasound Biomicroscope were approximately $1,303,000 during 2002, or 24% of total annual revenues, compared to sales of $1,584,000, or 20% of total revenues for the same period of 2001. Revenues from the ultrasonic product line, not including the Biomicroscope, totaled approximately $606,000 during 2002, or 11% of total annual revenues, compared to $647,000, or 8% of total revenues for the same period last year. We have seen a recent interest in certain of our ultrasound products and are endeavoring to take advantage of this interest to the best of our capabilities.

         Sales of the perimeter and corneal topographer decreased by $649,000, from $2,128,000 in 2001, or 27% of total revenues to $1,479,000, or 28% of total revenues. The perimeter and corneal topographer, both mature products, declined in sales in 2002 from those in 2001 by approximately 30%. One of the strategies of the Dicon/Paradigm merger in June of 2000 was to piggyback these products with the phaco surgical line to achieve penetration into the ophthalmic market, in addition to the optometric market, resulting in a growth in the sales of the Dicon products. This anticipated growth has not occurred and may continue to decrease in the future or remain at a lower level than originally expected.

         The phaco surgical line accounted for approximately $245,000, 5% of total revenues for the twelve months ended December 31, 2002 compared to $594,000, or 8% of total revenues for the same period in 2001. We concentrated much of our marketing focus on our diagnostic products (Blood Flow Analyzer(TM) and the P40 UBM Ultrasound Biomicroscope Workstation or P45) during 2002 and 2001. We also continued aggressively in our efforts to obtain FDA approval for our Photon(TM) laser system. We sold one Photon(TM) laser system in 2002 and none in 2001. The Photon(TM) cannot be sold within the United States until FDA approval is received. International sales of the Photon(TM) have not occurred due in part to the lack of FDA approval. Although not required in the international market, we believe many potential customers rely on the FDA approval of products before purchasing.

         Cost of sales for the year ended December 31, 2002 were $4,210,000 as compared to $4,370,000 in the comparable period for 2001, a decline of $160,000. The gross profit on sales for the fiscal year 2002 was approximately 22 % compared to 45% for the same period in 2001. The profit margin decline can be attributed principally to an increase of $1,755,000 in the reserved for obsolete inventory. Due to the lack of significant sales volume of certain products, many inventory items were reduced in cost to reflect obsolescence, technological advances and product enhancements. Of this amount, approximately $160,000 related to inventory purchased from Innovative Optics in 2002, and the remainder was mainly related to the Mentor surgical line of products, namely the SIStem, Odyssey and the Surg-E-trol, which have not experienced significant sales in 2002 and 2001. Since our inception, we have purchased several complete lines of inventory, such as the Mentor surgical line. While our initial intention was to utilize the substantial majority of inventory acquired in the manufacture of our products, in some circumstances we have been unable to utilize certain items acquired.

         On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined to be obsolete and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. Such analysis resulted in a material increases in the reserve for obsolete inventory in 2002. There can be no assurance that we will not identify further obsolete inventory due to significant declines in sales of certain products or technological advances of products in the future. We intend to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced. To date we have not sold any of the inventory items that have been determined to be obsolete. We do not expect the sales of these items, if any, to be significant. During 2002, we also reduced sales prices during the year in an attempt to increase sales, which has reduced our margins. International sales contributed a greater portion in 2002, compared to 2001, which sales also produce lower gross margins.

         Marketing and selling expenses decreased $1,967,000, or 41%, to $2,795,000 for the twelve months ended December 31, 2002 from $4,762,000 for the comparable period in 2001. Our sales force decreased to five domestic sales people during 2002 resulting in a reduction of personnel and travel costs of $1,356,000 from the prior year. Marketing efforts were reduced, including the number of trade shows attended, which resulted in a cost reduction of $611,000 during the fiscal year ended December 31, 2002, compared to the same period in 2001.

         General and administrative expenses decreased by $1,423,000, or 28%, to $3,702,000 for the 2002 fiscal year from $5,125,000 for the comparable period in 2001, due principally to our ongoing efforts to reduce costs, primarily in the areas of maintaining two manufacturing facilities and consulting expenses. During 2002, we closed our San Diego manufacturing facility and consolidated operations in our Salt Lake City facility. This resulted in a reduced workforce of 28 individuals. Payroll related costs included in general and administrative expense decreased by approximately $197,000 during the twelve months ended December 31, 2002 compared to the same period in 2001 reflecting our reduced number of employees. In addition, our efforts to reduce consulting expense resulted in a decrease of $932,000 in 2002 as compared with 2001. In the past, we have relied heavily on consultants for research and development, financing activities, marketing, accounting, and other administrative functions. We have made efforts to minimize the use of such consultants and use the abilities of our trained employees and board members to accomplish many of the tasks previously performed by consultants. Travel related costs declined $139,000 and general operating costs were reduced by $169,000 due principally to the reduction of personnel and the closure of the San Diego facility.

         Research, development and service expenses (which includes production and manufacturing support and the service department expenses) decreased by $128,000, or 4%, to $2,819,000 for the twelve months ended December 31, 2002 from $2,947,000 for the same period in 2001. The closure of the San Diego office resulted in lower payroll related expenses of $927,000 in 2002 compared to the same period in 2001. Pursuant to the asset purchase agreement with Innovative Optics, Inc., we issued 477,000 shares of common stock, which was valued at $630,000 based upon the current market value of the stock at the time of issue. This amount was recorded as in-process research and development costs related to the blade cost reduction project. No such expense was recorded in 2001. Consulting fees related to software development and enhancements increased by $71,000 during 2002 compared to the year ended December 31, 2001.

         We recognized impairment expenses of $2,961,000 during the year ended December 31, 2002, principally due to the requirements of SFAS No. 142, which requires impairment of intangible assets if the valuation cannot support the asset value recorded. The impairment of $2,961,000 consisted of $1,419,000 of goodwill obtained in the acquisition of Innovative Optics; $530,000 related to patents, rights, and trade name acquired from Innovative Optics; $98,000 of additional costs capitalized in connection with the acquisition of Innovative Optics; $30,000 of property and equipment acquired from Innovative Optics; our investment in International Bio-Immune Systems of $879,000; and $5,000 of costs related to unissued patents.

         We acquired the assets of Innovative Optics, Inc. in January 2002. The principal product was a microkeratome with the corresponding disposable blades. This acquisition resulted in goodwill of $1,419,000 and other intangible assets of $530,000. During our third quarter, based on the work performed in efforts to reduce the cost of manufacture of the microkeratome blades, it became evident that our earlier cash flow projections were too high. Accordingly, we revised the projections to reflect management's best estimates of future cash flows as of September 30, 2002. This revision in estimated future cash flows resulted in an impairment expense during the third quarter of $700,000 to the goodwill related to the Innovative Optics acquisition. During the fourth quarter we were unsuccessful in producing the blades for the user base at a cost that was economically feasible and the original manufacturing process proved unworkable and unprofitable. We decided not to continue supporting the product, thus creating an event that resulted in a complete impairment of the goodwill, other intangible assets, property and equipment, and other capitalized intangible costs of $2,077,000. To date, we have analyzed impairment charges based on a cash flow projection analysis as allowed under SFAS 142. Due to our decision to not continue with development, marketing, and sale of the microkeratome blade, we revised our initial cash flow projections related to the assets acquired from Innovative Optics to $0. Therefore, an impairment charge for the net book value of all assets acquired in connection with Innovative Optics was recorded. This resulted in an impairment charge of $1,377,000 in the fourth quarter. The total impairment expense recorded in 2002 related to assets acquired from Innovative Optics was $2,077,000.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation, in which we acquired 2,663,254, or 19.9% of the outstanding shares of its common stock, and warrants to purchase 1,200,000 shares of its common stock at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to the company, and the payment of certain of its expenses through the issuance of an aggregate of 94,000 shares of our common stock to the company and its counsel. The issuance of 736,945 shares were valued on the basis of the market price of our common stock on the date of the transaction and resulted in an investment in International Bio-Immune Systems, when combined with a cash investment of $65,000 made in 2000, of $879,000. The 300,000 shares were also valued at the market price on the date of issuance and were recorded as a stock subscription receivable of $294,000 because such shares will either be paid for or returned in the future.

         International Bio-Immune Systems is a privately held biotechnology based, cancer diagnostic and immunotherapy company with potential clinically effective products for the diagnosis, treatment and imaging of patients with major tumor types (e.g., colon, lung, cervix, pancreas and breast). The company is located in Great Neck, New York. It does not produce significant revenues as its products have not received FDA approval. Due to the uncertainty of future cash flows and the fact that the products have not been approved by the FDA, we were unable to support the value of the investment by substantiated methods and determined that the likelihood of recovery of the investment was remote. Therefore, in accordance with generally accepted accounting principles, the investment of $879,000 was charged to impairment expense.

         Net interest expense was $36,000 during 2002 compared to net interest income of $7,000 for the twelve months ended December 31, 2001 due to interest expense incurred from capital leases for the purchase of certain fixed assets and due to smaller amounts of cash on deposit during 2002. Other expense included a charge to expense in 2001of $812,000 representing the value of the 350,000 shares of common stock issued to Mentor in settlement of a dispute concerning whether the 485,751 shares of our common stock issued to Mentor Corporation pursuant to an asset purchase transaction were required to have been registered in our registration statement declared effective on January 5, 2000.

         We incurred a net loss of $11,155,000, or ($.63) per share based upon 17,736,000 weighted average shares outstanding for the year ended December 31, 2002. This compares to a net loss applicable to common shareholders of $10,143,000, or ($.98) per share, based on 13,245,000 weighted average shares outstanding for the year ended December 31, 2001. For the year ended December 31, 2001, the net loss attributable to common shareholders included a reduction of $2,901,000 in connection with two private placements offered by us in 2001 ($2,587,000 was attributable to the beneficial conversion feature included in the Series E and Series F Preferred Stock offerings and $314,000 represented the computed value of the warrants associated with the Series E Preferred Stock offering). No such calculation was included in the net loss for the fiscal year 2002. The net loss for 2002 included $2,961,000 of impairment expense due principally to the write down of intangible assets in excess of current valuation.

Liquidity and Capital Resources

         We used $712,000 cash in operating activities for the nine months ended September 30, 2003, compared to $2,497,000 for the nine months ended September 30, 2002. The reduction in cash used by operating activities for the first nine months of 2003 was primarily attributable to reduced operating costs, including the closure of the San Diego facility, as well as other savings resulting from our ongoing efforts to substantially reduce costs and management of its current assets and current liabilities. We generated $5,000 from investing activities for the nine months ended September 30, 2003, compared to cash used of $238,000 in the same period in 2002. Cash used in investing activities in the first nine months of 2002 was primarily due to the cash paid in the acquisition of certain assets of Innovative Optics and capital equipment. Net cash provided by financing activities was $726,000 for the nine months ended September 30, 2003 versus $518,000 in the same period in 2002. During the nine months ended September 30, 2003, we raised approximately $84,000 through a $20,000,000 equity line of credit under an investment banking arrangement and $699,000 through private placements from the sale of the Company's common stock and Series G preferred stock and warrants. However, the equity line of credit is not currently available as a source of equity because a registration statement is not currently effective registering the shares issuable under the equity line of credit. In the past, we have relied heavily upon sales of our common and preferred stock to fund operations. There can be no assurance that such equity funding will be available on terms acceptable to us in the future.

         We will continue to seek funding to meet our working capital requirements through collaborative arrangements and strategic alliances, additional public offerings and private placements of our securities, and bank borrowings. We are uncertain whether or not the combination of existing working capital, benefits from sales of our products and the private equity line of credit will be sufficient to assure continued operations through December 31, 2003. As of September 30, 2003, we had accounts payable of $596,000, a significant portion of which is over 90 days past due. We have contacted many of the vendors or companies that have significant amounts of payables past due in an effort to delay payment, renegotiate a reduced settlement payment, or establish a longer- term payment plan. While some companies have been willing to renegotiate the outstanding amounts, others have demanded payment in full. Under certain conditions, including but not limited to judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments at that time. In addition to the accounts payable noted above, we also have noncancellable capital lease obligations and operating lease obligations that require the payment of approximately $103,000 in 2003, $51,000 in 2004, $38,000 in 2005, and
$14,000 in 2006.

         We have taken numerous steps to reduce costs and increase operating efficiencies. These steps consist of the following:

         1. We closed our San Diego facility. In so doing, numerous manufacturing, accounting and management responsibilities were consolidated. In addition, such closure resulted in significant headcount reductions as well as savings in rent and other overhead costs.

         2. We have significantly reduced the use of consultants, which has resulted in a large decrease to these expenses.

         3. We have reduced our direct sales force to three representative, which has resulted in less payroll, travel and other selling expenses.

         Because we have significantly fewer sales representatives, our ability to generate sales has been reduced.

         At September 30, 2003, we had net operating loss carryforwards of approximately $40,000,000 and research and development tax credit carry-forwards of approximately $78,000. These loss carryforwards are available to offset future taxable income, if any, and have begun to expire in 2001 and extend for twenty years. Our ability to use net operating loss carryforwards to offset future income is dependant upon certain limitations as a result of the pooling transaction with Vismed and the tax laws in effect at the time of the loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these loss carryforwards as a result of change of ownership.

         As of September 30, 2003, we had raised approximately $1,584,000 through a $20,000,000 equity line of credit under an investment banking arrangement. As of September 30, 2003, approximately $18,416,000 was available under the equity line of credit. However, the equity line of credit is currently unavailable as a source of equity because there is currently no registration statement that is effective registering the shares of our common stock that may be sold under the equity line of credit. In the past, we have relied heavily upon sales of our common and preferred stock to fund operations. There can be no assurance that such equity funding will be available on terms acceptable to us in the future. We will continue to seek funding to meet our working capital requirements through collaborative arrangements and strategic alliances, additional public offerings and/or private placements of its securities or bank borrowings. We are uncertain whether or not the combination of existing working capital, benefits from sales of our products and the private equity line of credit will be sufficient to assure our operations through December 31, 2003.

         We have taken measures to reduce the amount of uncollectible accounts receivable such as more thorough and stringent credit approval, improved training and instruction by sales personnel, and frequent direct communication with the customer subsequent to delivery of the system. The allowance for doubtful accounts was 27% of total outstanding receivables as of December 31, 2002 and 38% as of September 30, 2003. Much of the increase in the allowance relates to our outstanding receivable balance pertaining to our international dealers. The downturn in the economy worldwide has resulted in increased difficulty in collecting certain accounts. Certain international dealers have some aged unpaid invoices that have not been resolved. We have addressed our credit procedures and collection efforts and have instituted changes that require more payments at the time of sale via letters of credit and not on a credit term basis. We intend to continue our efforts to reduce the allowance as a percentage of accounts receivable. While the allowance as a percentage of accounts receivable has grown, it is mainly a result of the significant decline in sales. The total amount of the allowance has increased from $347,000 at December 31, 2002, to $429,000 at September 30, 2003. The majority of the receivables included in the allowance for doubtful accounts are a result of sales before we implemented the various changes to improve the collectibility of our receivables. During 2002, we had a net recovery of receivables previously allowed for of $23,000 and during the nine months ended September 30, 2003, we added a net of $83,000 to the allowance for doubtful accounts. We believe that by requiring a large portion of payment prior to shipment, we have greatly improved the collectibility of our receivables.

         We carried an allowance for obsolete inventory of $2,508,000 at September 30, 2003, and $2,126,000 as of December 31, 2002, or approximately 57% and 45% of total inventory, respectively. This inventory reserve was increased by $382,000 in the first nine months of 2003 and $1,755,000 during 2002 mainly due to sales declines and the discontinuance of the microkeratome purchased from Innovative Optics in 2002. Our means of expansion and development of product has been largely from acquisition of businesses, product lines, existing inventory, and the rights to specific products. Through such acquisitions, we have acquired substantial inventory, some of which the eventual use and recoverability was uncertain. In addition, we have a significant amount of inventory relating to its Photon(TM) laser system, which does not yet have FDA approval in order to sell the product domestically. Therefore, the allowance for inventory was established to reserve for these potential eventualities.

         On a quarterly basis, we attempt to identify inventory items that have shown relatively no movement or very slow movement. Generally, if an item has shown little or no movement for over a year, it is determined to be obsolete and a reserve is established for that item. In addition, if we identify products that have become obsolete due to product upgrades or enhancements, a reserve is established for such products. We intend to make efforts to sell these items at significantly discounted prices. If items are sold, the cash received would be recorded as revenue, but there would be no cost of sales on such items due to the reserve that has been recorded. At the time of sale, the inventory would be reduced for the item sold and the corresponding inventory reserve would also be reduced. To date, we have not sold any of the inventory items that have been determined to be obsolete. We do not expect the sales of these items, if any, to be significant.

Effect of Inflation and Foreign Currency Exchange

         We have not realized a reduction in the selling price of our products as a result of domestic inflation. Nor have we experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with its foreign customers. All sales transactions to date have been denominated in U.S. Dollars.

Impact of New Accounting Pronouncements

         In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement of Financial Accounting Standards 149 provides for certain changes in the accounting treatment of derivative contracts. Statement of Financial Accounting Standards No. 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. We anticipate that the adoption of Statement of Financial Accounting Standards No. 149 will not have a material impact on our consolidated financial statements.

         In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in Statement of Financial Accounting Standards 150 is effective for all financial instruments entered into or modified after May 31, 2003. We anticipate that the adoption of Statement of Financial Accounting Standards 150 will not have a material impact on our consolidated financial statements.

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

         The Emerging Issues Task Force issued EITF No. 00-21, "Revenue Arrangements with Multiple Deliverables" addressing the allocation of revenue among products and services in bundled sales arrangements. EITF 00-21 is effective for arrangements entered into in fiscal periods after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our financial position or future operations.

         In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of Accounting Principles Board Opinion No. 30 before they can be classified as extraordinary in the income statement. As a result, companies that use debt extinguishment as part of their risk management cannot classify the gain or loss from that extinguishment as extraordinary. The statement also requires sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. We do not expect the adoption of Statement No. 145 to have a material impact on our financial position or future operations.

         In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard, which is effective for exit or disposal activities initiated after December 31, 2002, provides new guidance on the recognition, measurement and reporting of costs associated with these activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date the company commits to an exit or disposal plan. We do not expect the adoption of Statement of Financial Accounting Standards No. 146 to have a material impact on our financial position or future operations.

         In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of Financial Accounting Standards Board Statement No. 123," which is effective for all fiscal years ending after December 15, 2002. Statement No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation under Statement No. 123 from the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25. Statement 148 also changes the disclosure requirements of Statement No 123, requiring a more prominent disclosure of the pro-forma effect of the fair value based method of accounting for stock-based compensation. We do not expect the adoption of Statement No. 148 to have a material impact on our financial position or future operations.

         In January  2003,  the  Financial  Accounting  Standards  Board  issued
Interpretation No. 46, Consolidation of Variable Interest Ethics, which addresses consolidation by business enterprises of variable interest entities. Interpretation No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. We do not expect to identify any variable interest entities that must be consolidated. In the event a variable interest entity is identified, we do not expect the requirements of Interpretation No. 46 to have a material impact on our financial condition or future operations.

         In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Interpretation No. 45 requires certain guarantees to be recorded at fair value, which is different from current practice to record a liability only when a loss is probable and reasonably estimable, as those terms are defined in Financial Accounting Standard Board Statement No. 5, Accounting for Contingencies. Interpretation No. 45 also requires us to make significant new disclosures about guarantees. The disclosure requirements of Interpretation No. 45 are effective for us in the first quarter of fiscal year 2003. Interpretation No. 45's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Our previous accounting for guarantees issued prior to the date of the initial application of Interpretation No. 45 will not be revised or restated to reflect the provisions of Interpretation No. 45. We do not expect the adoption of Interpretation No. 45 to have a material impact on our consolidated financial position, results of operations or cash flows.

                                    BUSINESS

General

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. We market three cataract surgery systems with related accessories and disposable products. Our cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the quarter ended September 30, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products. The Photon(TM) can be sold in markets outside of the United States. Both the Photon(TM) and the Precisionist ThirtyThousand(TM) are manufactured as an Ocular Surgery Workstation(TM). We are considering marketing the Photon(TM) and other lasers for use in eye care. We also offer the SIStem(TM), a mid-range priced ultrasonic phaco that competes in the market segment that only desires an ultrasonic phaco.

         Our diagnostic products include a pachymeter, a P55 pachymetric analyzer, a P37 Ultrasonic A/B Scan, a P40 UBM Ultrasound Biomicroscope, a perimeter, a corneal topographer and the Blood flow Analyzer(TM). The diagnostic ultrasonic products including the P55 pachymetric analyzer, the A-Scan, the P37 Ultrasonic A/B Scan and the P40 UBM Ultrasound Biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss in 1998. We developed and offered for sale in the fall of 2000 the P45, which combines the P37 Ultrasonic A/B Scan and the UBM biomicroscope in one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We purchased Ocular Blood Flow, Ltd. in June 2000 whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. We are currently developing additional applications for all of its diagnostic products.

         A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for measurement of intraocular pressure and pulsatile ocular blood flow for the detection of glaucoma and other retina related diseases. Ocular blood flow is critical, the reduction of which may cause nerve fiber bundle death through oxygen deprivation, thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. In June 2000, we purchased Occular Blood Flow, Ltd., the manufacturer of the Blood Flow Analyzer(TM). The terms and conditions of the sale were $100,000 in cash and 100,000 shares of common stock. In April 2001, we received authorization to use a common procedure terminology or CPT code from the American Medical Association for procedures performed with the Blood Flow Analyzer(TM) which provides for a reimbursement to doctors using the device. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM).

         On July 23, 1998, we entered into an Agreement for Purchase and Sale of Assets with the Humphrey Systems Division of Carl Zeiss, Inc. to acquire the ownership and manufacturing rights to certain assets of Humphrey Systems that are used in the manufacturing and marketing of an ultrasonic microprocessor-based line of ophthalmic diagnostic instruments, including the Ultrasonic Biometer Model 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840, and all accessories, packaging and end-user collateral materials for each of the product lines for the sum of $500,000, payable in the form of 78,947 shares of common stock which were issued to Humphrey Systems and 26,316 shares of common stock which were issued to business broker Douglas Adams. If the net proceeds received

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

by Humphrey Systems from the sale of the shares issued pursuant to the Agreement was less than $375,000, after payment of commissions, transfer taxes and other expenses relating to the sale of such shares, we would be required to issue additional shares of common stock, or pay additional funds to Humphrey Systems as would be necessary to increase the net proceeds from the sale of the assets to $375,000. Since Humphrey Systems realized only $162,818 from the sale of 78,947 shares of our common stock, we issued 80,000 additional shares in January 1999 to enable Humphrey Systems to receive its guaranteed amount. The amount of $21,431 was paid to us as excess proceeds from the sale of this additional stock.

         The rights to the ophthalmic diagnostic instruments, which have been purchased from Humphrey Systems, complement both our cataract surgical equipment and our ocular Blood Flow Analyzer(TM). The Ultrasonic Biometer calculates the prescription for the intraocular lens to be implanted during cataract surgery. The P55 pachymetric measures corneal thickness for the new refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting. The P37 Ultrasonic A/B Scan combines the Ultrasonic Biometer and ultrasound imaging for advanced diagnostic testing throughout the eye and is a viable tool for retinal specialists. The P40 UBM Ultrasound Biomicroscope utilizes microscopic digital ultrasound resolution for detection of tumors and improved glaucoma management. We introduced the P45 in the fall of 2000, which combines the P37 Ultrasonic A/B Scan, and the Ultrasonic Biometer in one machine.

         On October 21, 1999, we purchased Mentor's surgical product line, consisting of the Phaco SIStem(TM), the Odyssey(TM) and the Surg-E-Trol(TM).
This acquisition rounds out our cataract surgery product line by adding entry-level, moderately priced cataract surgery products. The transaction was paid for with $1.5 million worth of our common stock.

         On June 5, 2000, we purchased Vismed Inc. d/b/a Dicon(TM) under a pooling of interest accounting treatment. The purchase included the Dicon(TM) perimeter product line consisting of the LD 400, the TKS 5000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView and the corneal topographer product line, the CT 200(TM), the CT 50 and an ongoing service and software business. Perimeters are used to determine retinal sensitivity testing the visual pathway. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Corneal topographers are used for the refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting.

         In January 2002, we purchased the Innovatome(TM) microkeratome of Innovative Optics, Inc. by issuing an aggregate of 1,272,825 shares of its common stock, warrants to purchase 250,000 shares of our common stock at $5.00 per share, exercisable over a period of three years from the closing date, and $100,000 in cash. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141.

         We acquired from Innovative Optics raw materials, work in process and finished goods inventories. Additionally, we acquired the furniture and equipment used in the manufacturing process of the microkeratome console and the inspection and packaging of the disposable blades. We were unsuccessful in supplying the disposable blades. We discontinued the marketing and sales efforts of this product during the third quarter of 2002. On April 1, 2002, we entered into a consulting agreement with John Charles Casebeer, M.D. to develop and promote the microkeratome. For Dr. Casebeer's services during the period from April 1, 2002 to September 30, 2002, we issued him a total of 43,684 shares of our common stock, representing payment of $100,000 in stock for his services.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation , in which we acquired 2,663,254 shares, or 19.9% of the outstanding shares of its common stock, and warrants to purchase 1,200,000 shares of its common stock of at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to the company and the payment of certain of its expenses through the issuance of an aggregate of 94,000 shares of our common stock to the company and its counsel.

         International Bio-Immune Systems, Inc. may sell the 300,000 shares of our common stock loaned by us and the proceeds therefrom shall be deemed a loan from us payable on the earlier of September 19, 2002, or the closing of any private placement or public offering of the securities of International Bio-Immune Systems, any merger involving more than 50% of the outstanding shares of International Bio-Immune Systems, or any sale, dissolution, transfer, or assignment of corporate assets other than in the ordinary course of business. Interest shall accrue on the unpaid principal of the loan at the rate of 10% per annum. If International Bio-Immune Systems does not sell the shares by September 19, 2004, it is required to return the shares, or any amount which has not been sold, to us. International Bio-Immune Systems currently controls the voting decisions regarding these shares. The President and Chief Executive Officer of International Bio-Immune Systems is Leslie F. Stern, who exercises sole voting and investment powers regarding the shares.

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

         On December 3, 2003, we executed a purchase agreement with American Optisurgical, Inc. for the sale of the Mentor surgical products line, consisting of the Phaco SlStem(TM) and the Odyssey(TM). The assets sold in the transaction included patents, trademarks, software codes and programs, supplies, work in process, finished goods, and molds related to the equipment. The purchase price paid to us by American Optisurgical for the assets was $125,000. The purchase agreement also contained a noncompete provision in which we agreed for a period of three years from the closing date not to own, manage, operate or control any business that competes with cataract removal equipment substantially the same as the proprietary technology of the Phaco SlStem(TM) and the Odyssey(TM).

Background

         Corporate History: Our business originated with Paradigm Medical, Inc., a California corporation formed in October 1989. Paradigm Medical Industries, Inc. developed our present ophthalmic business and was operated by our founders Thomas F. Motter and Robert W. Millar. In May 1993, Paradigm merged with us. At the time of the merger, we were a dormant public shell existing under the name French Bar Industries, Inc. French Bar had operated a mining and tourist business in Montana. Prior to its merger with Paradigm in 1993, French Bar had disposed of its mineral and mining assets in a settlement of outstanding debt and had returned to the status of a dormant entity. Pursuant to the merger, we caused a 1-for-7.96 reverse stock split of our shares of common stock. We then acquired all of the issued and outstanding shares of common stock of Paradigm using shares of our own common stock as consideration. As part of the merger, we changed our name from French Bar Industries, Inc. to Paradigm Medical Industries, Inc. and the management of Paradigm assumed control of the company. In April 1994, we caused a 1-for-5 reverse stock split of our shares of common stock. In February 1996, we re-domesticated to Delaware pursuant to a reorganization.

Overview

         Disorders of the Eye: The human eye is a complex organ which functions much like a camera, with a lens in front and a light-sensitive screen, the retina, in the rear. The intervening space contains a transparent jelly-like substance, the vitreous, which together with the outer layer, the sclera and cornea, helps the eyeball to maintain its shape. Light enters through the cornea, a transparent domed window at the front of the eye. The size of the pupil, an aperture in the center of the iris, controls the amount of light that is then focused by the lens onto the retina as an upside-down image. The lens is the internal optical component of the eye and is responsible for adjusting focus. The lens is enclosed in a capsule. The retina is believed to contain more than 130 million light-receptor cells. These cells convert light into nerve impulses that are transmitted right-side up by the optic nerve to the brain, where they are interpreted. Muscles attached to the eye control its movements.

         Birth defects, trauma from accidents, disease and age related deterioration of the components of the eye could all contribute to eye disorders. The most common eye disorders are either pathological or refractive. Many pathological disorders of the eye can be corrected by surgery. These include cataracts (clouded lenses), glaucoma (elevated pressure in the eye), corneal disorders such as scars, defects and irregular surfaces and vitro-retinal disorders such as the attachment of membrane growths to the retina causing blood leakage within the eye. All of these disorders can impair vision. Many refractive disorders can be corrected through the use of eyeglasses and contact lenses. Myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (inability to focus) are three of the most common refractive disorders.

         Ultrasound Technology: Ultrasound devices have been used in ophthalmology since the late 1960's for diagnostic and surgical applications when treating or correcting eye disorders. In diagnostics, ultrasound instruments are used to measure distances and shapes of various parts of the eye for prescription of eyeglasses and contact lenses and for calculation of lens implant prescriptions for cataract surgery treatment. These devices emit sound waves through a hand-held probe that is placed onto or near the eye with the sound waves emitted being reflected by the targeted tissue. The reflection "echo" is computed into a distance value that is presented as a visual image, or cross-section of the eye, with precise measurements displayed and printed for diagnostic use by the surgeon.

         Surgical use of ultrasound in ophthalmology is limited to treatment of cataract lenses in the eye through a procedure called phacoemulsification or "phaco." A primary objective of cataract surgeries is the removal of the opacified (cataract) lens through an incision that is as small as possible. The opacified lens is then replaced by a new synthetic lens intraocular implant. Phaco technology involves a process by which a cataract is broken into small

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

pieces using ultrasonic shock waves delivered through a hollow, open-ended metal needle attached to a hand-held probe. The fragments of cataracts tissue are then removed through aspiration. Phaco systems were first designed in the late 1960's after various attempts by surgeons to use other techniques to remove opacified lenses, including crushing, cutting, freezing, drilling and applying chemicals to the cataract. By the mid-1970's, ultrasound had proven to be the most effective technology to fragment cataracts. Market Scope's (Manchester,
Missouri), "The 2001 Report on the Worldwide Cataract Market", January 2001 indicates that phaco cataract treatment was the technology for cataract removal used in over 80% of surgeries in the United States and over 20% of all foreign surgeries.

         Laser Technology: The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. Lasers have been commonly used for a variety of medical and ophthalmic procedures since the 1960's. Lasers emit photons into a highly intense beam of energy that typically radiates at a single wavelength or color. Laser energy is generated and intensified in a laser tube or solid-state cavity by charging and exciting photons of energy contained within material called the lazing medium. This stored light energy is then delivered to targeted tissue through focusing lenses by means of optical mirrors or fiber optics. Most laser systems use solid state crystals or gases as their lazing medium. Differing wavelengths of laser light are produced by the selection of the lazing medium. The medium selected determines the laser wavelength emitted, which in turn is absorbed by the targeted tissue in the body. Different tissues absorb different wavelengths or colors of laser light. The degree of absorption by the tissue also varies with the choice of wavelength and is an important variable in treating various tissues. In a surgical laser, light is emitted in either a continuous stream or in a series of short duration "pulses", thus interacting with the tissue through heat and shock waves, respectively. Several factors, including the wavelength of the laser and the frequency and duration of the pulse or exposure, determine the amount of energy that interacts with the targeted tissue and, thus, the amount of surgical effect on the tissue.

         Lasers are widely accepted in the ophthalmic community for treatment of certain eye disorders and are popular for surgical applications because of their relatively non-invasive nature. In general, ophthalmic lasers, such as argon, Nd:YAG and excimer (argon-fluoride) are used to coagulate, cut or ablate targeted tissue. The argon laser is used to treat leaking blood vessels on the retina (retinopathy) and retinal detachment. The excimer laser is used in corneal refractive surgery. The Nd:YAG pulsed laser is used to perforate clouded posterior capsules (posterior capsulotomy) and to relieve glaucoma-induced elevated pressure in the eye (iridotomy, trabeulorplasty, transcleral cyclophotocoagulation). Argon, Nd:YAG and excimer lasers are primarily used for one or two clinical applications each. In contrast to these conventional laser systems, our Photon(TM) laser cataract system is designed to be used for multiple ophthalmic applications, including certain new applications that may be made possible with our proprietary technology. Such new applications, however, must be tested in clinical trials and be approved by the FDA.

Products

         Our principal proprietary surgical products are systems for use by ophthalmologists to perform surgical treatment procedures to remove cataracts. We have complete ownership of each product with no technological licensing limitations.

         The SIStem(TM): The SIStem(TM) is our state-of-the-art, entry-level phacoemulsification system. The SIStem(TM) is designed to be a full-featured, cost-effective, reliable phaco machine. The competitive feature package includes automated priming and tuning, error detection, audible feedback, patented fluidics system, pneumatic vitrectomy and bipolar electrosurgical coagulation. With both reusable and single-use consumables, the SIStem(TM) is positioned for the world's primary ultrasonic phaco markets, including the United States, Europe and Asia. Fiscal years 2002 and 2001 sales of the SIStem(TM) represented approximately 2% and 6% of total revenues, respectively. On December 3, 2003, we completed the sale of the SIStem(TM), including patents, trademarks, software codes and programs, supplies, work in process, finished goods and molds, to American Optisurgical, Inc.

         Precisionist ThirtyThousand(TM): The Precisionist ThirtyThousand(TM) is our core phaco surgical technology. The Precisionist(TM) was placed into production and offered for sale in 1997. As a phaco cataract surgery system, we believe the Precisionist(TM) with its new fluidics panel is equal or superior to the present competitive systems in the United States. The system features a graphic color display and unique proprietary on-board computer and graphic user interface linked to a soft-key membrane panel for flexible programmable operation. The system provides real-time "on-the-fly" adjustment capabilities for each surgical parameter during the surgical procedure for high-volume applications. In addition, the Precisionist(TM) provides one hundred pre-programmable surgery set-ups, with a second level of sub-programmed custom modes within each major surgical screen (i.e., ultrasound phaco and irrigation/aspiration modes). The Precisionist(TM) features our newly developed proprietary fluidics panel which is completely non-invasive for improved sterility and to provide a surgical environment in the eye that virtually eliminates fluidic surge and solves chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows the safe operation at much higher vacuum settings by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage. In addition to the full complement of surgical modalities (e.g., irrigation, aspiration, bipolar coagulation and anterior vitrectomy), system automation includes "dimensional" audio feedback of vacuum levels and voice confirmation for major system functions, providing an intuitive environment in which the advanced phaco surgeon can concentrate on the surgical technique rather than the equipment. Sales of the Precisionist(TM) were 2% of total revenues and not significant in the fiscal years 2002 or 2001, respectively.

         Ocular Surgery Workstation(TM): The Ocular Surgery Workstation(TM) comprises the base system of the Precisionist ThirtyThousand(TM) and is the first system to our knowledge, which uses the expansive capabilities of today's advanced computer technology to offer seamless open architecture expandability of the system hardware and software modules. The Workstation(TM) utilizes an embedded open architecture computer developed for us and controlled by a proprietary software system developed by us that interfaces with all components of the system. Ultrasound, fluidics (irrigation), aspiration, venting, coagulation and anterior vitrectomy (pneumatic) are all included in the base model. Each component is controlled as a peripheral module within this fully integrated system. This approach allows for seamless expansion and refinement of the Workstation(TM) with the ability to add other hardware and software features. Expansion such as our Photon(TM) laser system and hardware for additional surgical applications are easily implemented by means of a pre-existing expansion rack, which resides in the base of the Workstation(TM). These expanded capabilities could include, but would not be limited to laser systems, video surgical fiber optic imaging, cutting and electrosurgery equipment. However, there is no guarantee that the Workstation(TM) will be accepted in the marketplace. If the FDA approves the Photon(TM), we will refer to the Workstation(TM) as the Photon(TM) Ocular Surgery Workstation(TM). To date, we have not commercially developed or offered for sale any other added hardware or software features to its Workstation(TM). Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the quarter ended June 30, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Our focus is not on any specific diagnostic product or products, but rather on the entire group of diagnostic products.

         Photon(TM) Laser System: The Photon(TM) laser cataract system, which is still subject to FDA approval, is designed to be installed as a seamless plug-in upgrade or add-on to our Precisionist(TM) Ocular Surgery Workstation(TM). The plug-in platform concept is unique in the ophthalmic surgical market for systems of this magnitude and presents a unique market opportunity for us. The main elements of the laser system are the Nd:YAG laser module, Photon(TM) laser software  package and  interchangeable  disposable  hand-held  fiber optic laser cataract probe. The Photon(TM) laser utilizes the on-board microprocessor computer of the Workstation(TM) to generate short pulse laser energy developed through the patented LCP(TM) to targeted cataract tissue inside the eye, while simultaneously irrigating the eye and aspirating the diseased cataract tissue from the eye. The probe is smaller in diameter than conventional ultrasound phaco needles and presents no damaging vibration or heat build-up in the eye. Our Phase I clinical trials demonstrated that this probe could easily reduce the size of the cataract incision from 3.0 mm to under 2.0 mm thereby reducing surgical trauma and complementing current foldable intraocular implant technology.

         The laser probe may also eliminate any possibility for burns around the incision or at the cornea and may therefore be used with cataract surgery techniques that utilize a more delicate clear cornea incision which can eliminate sutures and be conducted with topical anesthesia. However, this system may not effectively remove harder grade cataracts. Harder grade cataracts can be removed using the already existing ultrasound capability of the
Precisionist(TM). Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the quarter ended September 30, 2003, diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

         At some point in the future, we may intend, subject to economic feasibility and the availability of adequate funds, to refine the laser delivery system and laser cataract surgical technique used on soft cataracts through expanded research and clinical studies. Subject to the aforementioned constraints, we intend to refine the fluidics management system by improving chamber maintenance during surgical procedures and to develop techniques to optimize time and improve invasive techniques through expanded research and clinical studies. As for as we can determine, no integrated single laser photofragmenting probe is presently available on the market that uses laser energy directly, contained in an enclosed probe, to denature cataract tissue at a precise location inside the eye while simultaneously irrigating and aspirating the site.

         Our laser system is based upon the concept that pulsed laser energy produced with the micro-processor controlled Nd:YAG laser system provides ophthalmic surgeons with a more precise and less traumatic alternative in cataract surgery. Although conventional ultrasonic surgical systems have proven effective and reliable in clinical use for many years, their use of high frequency shock waves and vibration to fragment the cataract can make the procedure difficult and can present risk of complication both during and after surgery. In contrast, our laser system, which utilizes short centralized energy bursts, should permit the delivery of the laser beam with less trauma to adjacent tissue. Therefore, unlike ultrasonic systems, whose vibrations and shock waves affect (and can damage) non-cataracts tissues within the eye, our Photon(TM) laser cataract system should only affect tissues with which it comes into direct contact.

         In October of 2000, we received FDA approval for the Photon(TM) Workstation(TM) to be used with a 532mm green laser which is effective for medical procedures other than cataract removal, such as photocoagulation of retinal and venous anomalies within or outside the eye, pigmented lesions around the orbital socket, posterior or anterior procedures associated with glaucoma or diabetes and general photocoagulation for various dermatological venous anomalies including telangiectasia (surface veins), or commonly referred to as "spider veins". The goal is to be able to integrate multiple laser wavelengths into one system or workstation that can be used for multiple medical specialties. This approval represents only one of the potential applications that could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables.

         The Photon(TM) Ocular Surgery Workstation(TM) has not been commercially developed with any other added hardware or software features. There is no guarantee that the ophthalmic surgery market will accept the laser in this capacity or that the FDA will grant approval. Regulatory approval would require completion of pending Photon(TM) clinical trials and resubmission of a 510(k) predicate device application to the FDR. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. As reflected in the results for the quarter ended September 30, 2003, diagnostic products consisting mainly of the P40 UBM Ultrasound Biomicroscope, perimeter, CT 50 Corneal Topographer, and Blood Flow Analyzer(TM) are currently our major focus and the Photon(TM) and other extensive research and development projects have been put on hold pending future evaluation when the financial position of the company improves. Our focus is not on any specific diagnostic product or products, buy rather on the entire group of diagnostic products.

         Surgical Instruments and Disposables: In addition to the cataract surgery equipment, our surgical systems utilize or will utilize accessory instruments and disposables, some of which are proprietary to us. These include replacement ultrasound tips, sleeves, tubing sets and fluidics packs, instrument drapes and laser cataract probes. We intend to expand its disposable accessories as it further penetrates the cataract surgery market and expands the treatment applications for its Workstation(TM). These products contributed approximately 9% and 3% of total revenues for 2002 and 2001, respectively.

         Diagnostic Eye Care Products: Glaucoma is a second leading cause of adult blindness in the world. Glaucoma is described as a partial or total loss of visual field resulting from certain progressive disease or degeneration of the retina, macula or nerve fiber bundle. The cause and mechanism of the glaucoma pathology is not completely understood. Present detection methods focus on the measurement of intraocular pressure in the eye, visual field and observation of the optic nerve head to determine the possibility of pressure being exerted upon the retina, and optic nerve fiber bundle, which can diminish visual field. Recently, retinal blood circulation has been indicated as a key component in the presence of glaucoma. Some companies produce color Doppler equipment in the $80,000 price range intended to provide measurement of ocular blood flow activity in order to diagnose and treat glaucoma at an earlier stage.

         Blood Flow Analyzer(TM): In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for early detection and treatment management of glaucoma and other retina related diseases. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. This was our first diagnostic eye care device. The device is a portable desktop system that utilizes a proprietary and patented pneumatic Air Membrane Applanation Probe(TM) or AMAP(TM), which can be attached to any model of standard examination slit lamp, which is then placed on the cornea of the patient's eye to measure the intraocular pressure within the eye. The device is unique in that it reads a series of intraocular pressure pulses over a short period of time (approximately five to ten seconds) and generates a waveform profile, which can be correlated to blood flow volume within the eye. A proprietary software algorithm developed by David M. Silver, Ph.D., at Johns Hopkins University, calculates the blood flow volume. The device presents a numerical intraocular pressure reading and blood flow analysis rating in a concise printout, which is affixed to the patient history file. In addition, the data generated by the device can be downloaded to a personal computer system for advanced database development and management.

         We market the Blood Flow Analyzer(TM) as a stand-alone model packaged with a custom built computer system. The Blood Flow Analyzer(TM) utilizes a single-use disposable cover for the Air Membrane Applanation Probe(TM), a corneal probe which is shipped in sterile packages. The probe tip cover provides accurate readings and acts as a prophylactic barrier for the patient. The device has been issued a patent in the European Economic Community and the United States and has a patent pending in Japan. The FDA cleared the Blood Flow Analyzer(TM) for marketing in June 1997 and we commenced selling the system in September 1997. In addition to the Humphrey products, this diagnostic product allowed us to expand its market to approximately 35,000 optometry practitioners in the United States in addition to the approximately 18,000 ophthalmic practitioners who currently perform eye surgeries and are candidates for our surgical systems.

         In April 2001, we received authorization from the CPT Editorial Research and Development Department of the American Medical Association to use a common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM), which provides for a reimbursement to doctors. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM). We are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors. In April 2001, we received written authorization from the CPT Editorial Research and Development Department of the American Medical Association to use a common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM) that provides for a reimbursement to doctors. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM). Currently, there is full reimbursement by payors in 22 states and partial reimbursement in four other states.

         The manufacturing activities for the Blood Flow Analyzer(TM) have been moved to the Salt Lake City facility from the outsourced plant located in England. The revenues from sales of the Blood Flow Analyzer(TM) represented approximately 9% and 25% of total 2002 and 2001 revenues, respectively. On October 21, 2002, we received FDA approval on our 510(k) application for additional indications of use for the Blood Flow Analyzer(TM). The additional indications include pulsatile ocular blood flow and pulsatile ocular blood volume. These are diagnostic measurements that assess the hemodynamic and vascular health of the eye. Also, we are continuing our aggressive campaign to educate the insurance payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors using our Blood Flow Analyzer(TM). Sales of the Blood Flow Analyzer(TM) accounted for approximately 9% and 25% of total sales for the fiscal years ended December 31, 2002 and 2001, respectively.

         Dicon(TM) perimeters consist of the LD 400, the TKS 5000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView. Perimeters are used to determine retinal sensitivity testing the visual pathway. Perimeters have become a standard of care in the detection and monitoring of glaucoma worldwide. Perimetry is reimbursable worldwide. The Dicon(TM) perimeters feature patented kinetic fixation and voice synthesis now in 27 different languages. Software programs are sold to assist in the analysis of the test results. Sales of the perimeters generated approximately 20% and 15% of the 2002 and 2001 total revenues, respectively.

         Dicon(TM) corneal topographers include the CT 200(TM) and the CT 50. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Clinical applications for corneal topographers include refractive surgery that eliminates the need for eyeglasses and optometric applications including contact lens fitting. Revenues from the topographer were 7% and 12% of the total revenues for 2002 and 2001, respectively. An enhanced version of the CT 200(TM), the CT 2000(TM), is scheduled to be introduced during the fourth quarter of 2003. We are completing the development of upgrades to the CT 200(TM) and the CT 50 Corneal Topographer, which will be operating upon completion of the upgrades with Windows XP software rather than the former Windows 95 operating systems. We are also revising our upgrade to offer the CT 200(TM) with Windows 2000 software rather than the Windows XP software that we announced in August 2003.

         P55 Pachymetric Analyzer: The ultrasonic pachymeter is used for measurement of corneal thickness. The Model P55 is positioned as a standard office pachymeter. This device is targeted to the refractive surgery market and contributed approximately 3% and 1% of the total revenues for 2002 and 2001, respectively.

         Ultrasonic A-Scan: The Ultrasonic A-Scan has been removed from our line of diagnostic products. The A-Scan is a prerequisite procedure reimbursed by Medicare and is performed before every cataract surgery. Over 5,000 A-Scan systems have been installed in the worldwide market, representing a substantial market opportunity for software upgrades and extended warranty contract sales. A-Scan sales were approximately 2% and 1% of the total revenues for 2002 and 2001, respectively.

         P37 Ultrasonic A/B Scan: The A/B Scan is used by retinal sub-specialists to identify foreign bodies in the posterior chamber of the eye and to evaluate the structural integrity of the retina. The A/B Scan is attractive to the general ophthalmic community at large because of its lower price point. Sales from this product were approximately 7% and 6% of the total revenues for 2002 and 2001, respectively.

         P40 Ultrasound Biomicroscope: The P40 Ultrasound Biomicroscope was developed by Humphrey Systems in conjunction with the New York Eye and Ear Infirmary in Manhattan and the University of Toronto. The UBM biomicroscope and its intellectual property were included in the purchase from Humphrey Systems and gives us the proprietary rights to this device. The UBM biomicroscope creates a high-resolution computer image of the unseen parts of the eye that is a "map" for the glaucoma surgeon. The UBM biomicroscope is an "enabling technology" for the ophthalmologist, one that we have repositioned for broader market sales penetration. Formerly sold only to glaucoma sub-specialty practitioners, we reintroduced the UBM biomicroscope at a price-point targeted for the average practitioners seeking to add glaucoma filtering surgical procedures and income to their cataract surgical practice.

         The P40 UBM Ultrasound Biomicroscope related surgical filtering procedures are fully reimbursable by Medicare and insurance providers. This untapped new market positions us with our proprietary UBM biomicroscope and to our knowledge, the only commercially viable product of this type on the market, as a leader in the rapidly expanding glaucoma imaging and treatment segment. In the fall of 2000 we introduced the P45, which combines the P40 UBM Ultrasound Biomicroscope and the P37 Ultrasonic A/B Scan in one instrument. We believe that by combining functions, the P45 will appeal to a broader market. The P40 UBM Ultrasound Biomicroscope sales were approximately 12% and 12% of the total revenues for 2002 and 2001, respectively. The P45 contributed approximately 12% and 8% of the total revenues for 2002 and 2001, respectively.

         In July of 2000, we received ISO 9001 and EN 46001 certification using TUV Essen as the notified body. Under ISO 9001 certification, our products are now CE marked. The CE mark allows us to ship product for revenue into the European Community. We successfully retained our certification in 2002.

         Parts and Services: The parts and services revenue from the repair of equipment sold accounted for approximately 11% and 8% of total revenues in 2002 and 2001, respectively.

         Sales of other products represented 5% and 3% of total revenues in 2002 and 2001, respectively.

         The following table identifies each product class, status of commercial development, the percentage of sales contributed by that class, reimbursement status, and status of applicable United States and foreign regulatory approvals:


                                                                   Commercial      Reimbursement      % 2002          Regulatory
           Product (1)                    Product Class            Development         Status         Sales            Approvals

P55 Pachymetric Analyzer          System, Imaging, Pulsed Echo      Complete            Yes             3%     FDA 510(K) K844299*
                                           Diagnostic                                                          ISO 9001: 1994, EN
                                                                                                               ISO 9001**

P20 Biometric Analyzer,           System, Imaging, Pulsed Echo      Complete            Yes             2%     FDA 510(K) K844299*
Ultrasonic A-Scan                          Diagnostic                                                          ISO 9001: 1994,
                                                                                                               EN ISO 9001**


P37 A/B Scan Ocular               Transducer, Ultrasonic            Complete            Yes             7%     FDA 510(K) K844299*
Diagnostic, Ultrasonic A/B Scan            Diagnostic                                                          ISO 9001: 1994,
                                                                                                               EN ISO 9001**


P40 UBM Ultrasound                System, Imaging, Pulsed Echo      Complete            Yes            12%     FDA 510(K) K844299*
BioMicroscope                              Ultrasonic                                                          ISO 9001: 1994,
                                                                                                               EN ISO 9001**


P45 UBM Ultrasonic                System, Imaging, Pulsed Echo      Complete            Yes            12%     FDA 510(K) K844299*
Biomicroscope, Workstation                 Ultrasonic                                                          ISO 9001: 1994,
Plus                                       Diagnostic                                                          EN ISO 9001**


BFA Ocular Blood Flow             Tonometer, Manual                 Complete             Yes****        9%     FDA 510(K) K844299*
Analyzer(TM)                               Diagnostic                                                          ISO 9001: 1994,
                                                                                                               EN ISO 9001**


CT 200 Corneal Topography         Topographer Corneal               Complete            Yes             7%     FDA 510(K) K844299*
System                                     AC-Powered                                                          ISO 9001: 1994,
                                           Diagnostic                                                          EN ISO 9001**


LD 400 Full Field Autoperimetry   Perimeter, Automatic              Complete            Yes            18%     FDA 510(K) K844299*
System                                     AC-Powered                                                          ISO 9001: 1994,
                                           Diagnostic                                                          EN ISO 9001**


TKS 5000                          Perimeter, Automatic              Complete            Yes             2%     FDA 510(K) K844299*
                                           AC-Powered                                                          ISO 9001: 1994,
                                                                                                               EN ISO 9001**

Precisionist Thirty Thousand,     Phacofragmentation                Complete            Yes             2%     FDA 510(K) K844299*
Ocular Surgery Workstation with                                                                                ISO 9001: 1994,
Surgical Equipment and                                                                                         EN ISO 9001**
Disposables

SIStem(TM)(2)                     Phacofragmentation                Complete            Yes             2%     FDA 510(K) K844299*
                                                                                                               ISO 9001: 1994,
                                                                                                               EN ISO 9001**

Photon(TM) Laser, Ocular Surgery  Phacoemulsification               In-Process          No              -      IDE G940151
Workstation with Surgical                                                                                      ISO 9001: 1994,
Equipment and Disposables                                                                                      EN ISO 9001*

------------------

(1) Except for the Photon(TM) Ocular Surgery Workstation, which can only be sold in countries outside the United States, these products can be sold in the United States and in foreign countries including but not limited to Argentina, Australia, Bangladesh, Borneo, Brazil, Canada, China, Czechoslovakia, Egypt, France, Germany, Greece, Hong Kong, India, Israel, Italy, Japan, Jordan, Korea, Malaysia, Mexico, New Zealand, Pakistan, Peru, Poland, Puerto Rico, Russia, Saudi Arabia, Spain, Sri Lanka, Taiwan, Thailand, Turkey, United Kingdom, and United Arab Emirates
(2) On December 3, 2003, we completed the sale of the SIStem(TM) to American Optisurgical, Inc.
* FDA 510(K) K844299 represents domestic approval by U.S. Food and Drug Administration
**       ISO 9001: 1994, EN ISO 9001 represents international approval
***      IDE G940151 represents approval for international distribution only
**** Represents full reimbursement in 22 states and partial reimbursement in four other states.

         As detailed in the table above, except for the Photon(TM) Laser Ocular Surgery Workstation, which requires additional development and regulatory approvals, our current products are developed and available for sale in the footnote (1) of the table. Our possible future efforts to finalize development of the Photon(TM) and obtain the necessary regulatory approvals would depend on our economic evaluations and adequate funding. If these efforts were undertaken but proved to be unsuccessful, the impact would include the costs associated with these efforts and the anticipated future revenues which we would not receive as expected. The "Use of Proceeds" section provides information on the estimated application of proceeds for Research and Development. We anticipate that a majority of the estimated costs for Research and Development will be used for the enhancement and upgrading of our current products approved for sale. We are unable to provide an estimate of the details of possible liquidity needs and expected source of funds for possible future efforts to finalize development of the Photon(TM) and obtain the necessary regulatory approvals since this estimate would depend on a possible comprehensive economic evaluation.

         Any possible future efforts to complete development of the Photon(TM) and obtain the necessary regulatory approvals would depend on our economic evaluations and adequate funding. If these efforts were undertaken but proved to be unsuccessful, the impact would include the costs associated with these efforts and the anticipated future revenues that we would not receive as expected. The "Use of Proceeds" section provides information on the estimated application of proceeds for research and development. We anticipate that a majority of the estimated costs for research and development will be used for the enhancement and upgrading of our current products being offered for sale. We are unable to provide a detailed estimate of possible liquidity needs and expected sources of funds for possible future efforts to complete development of the Photon(TM) and obtain the necessary regulatory approvals since this estimate would depend on a comprehensive economic evaluation.

         We believe that the sources and availability of our raw materials and our principal suppliers are adequate for our needs. Our sources of raw materials consist of suppliers of the various parts that are used in our products, although availability of such parts may be limited by certain parts specifications as well as our financial situation. Our principal suppliers are Capistrano Labs, US Ultrasound and Anello.

Marketing and Sales

         Ophthalmologists are mainly office-based and perform their surgeries in local hospitals or surgical centers that provide the necessary surgical equipment and supplies. Ophthalmologists are generally involved in decisions relating to the purchase of equipment and accessories for their independent ambulatory surgical centers and for the hospitals with which they are affiliated. This provides the opportunity for direct, targeted, personal selling, responsive high quality customer service and short buying cycles to achieve a product sale in the office or hospital. Hospitals also comprise a significant market, as recent demand for ultrasonic surgery technology has put pressure on the ophthalmologist, who in turn persuades the hospital to install the latest technology system so that he can offer this procedure to his patients and the community.

         Industry analysts report that the United States ophthalmic surgical device market has been characterized by slower growth in recent years. This has apparently been caused by the potential reforms associated with the health care industry. Further, hospitals have been inclined to keep their older phaco machines longer than expected as they have been forced to mind budgets more carefully and have become less willing to invest in capital equipment until more information on health care reform becomes available. However, analysts predict that the ophthalmic surgical device market will see renewed growth in the coming years as the health care environment stabilizes and as the growing elderly population produces an increased number of cataract surgeries. As a consequence of these factors, the market should see a greater rate of replacement of older machines that hospitals and surgeons have been postponing for longer than usual.

         Current Market Acceptance and Potential: The principal purchasers of our products have been ophthalmologists, optometrists and clinics in many countries throughout the world. We believe that the market for our products is being driven by: (i) the aging of the population, which is evidenced by the domestic and international cataract surgery volume growth trend over the past ten years, (The National Eye Institute reported in March 2002 that the number of blind or visually impaired Americans is likely to double over the next 30 years.) (ii) the entry by emerging countries (including China, Russia, and other countries in Asia, Eastern Europe and Africa) into advanced technology medical care for their populations, (iii) increased awareness worldwide of the benefits of the minimally invasive phaco cataract procedure and (iv) the introduction of technology improvements such as our laser system.

         Marketing Organization: We market our products internationally through a network of dealers and domestically through direct sales representatives, independent sales representatives, and ophthalmic product distributors. As of December 31, 2002, we had ten direct domestic sales representatives in the United States and 65 foreign dealers. These sales representatives are assigned exclusive territories and have entered into contracts with us that contain performance quotas. Domestic sales channels have been expanded to include independent sales representatives and distributors who began training on our products in August 2003. We also plan to continue to market our products by identifying customers through internal market research, trade shows and direct marketing programs. We also utilize a Clinical Advisory Board comprised of leading ophthalmic surgeons in the United States and Europe who speak at conventions, train ophthalmologists and visit foreign doctors and dealers to promote our products.

         Product advertising is intended to be focused in the major industry trade newspapers. Most of the ophthalmologists or optometrists in the United States receive one or more of these magazines through professional subscription programs. The media has shown strong interest in our technology and products, as evidenced by several recent front-page articles in these publications.

         Manufacturing and Raw Materials: Currently, we maintain a 29,088 square foot facility in Salt Lake City. We transferred the manufacturing activities for the Blood Flow Analyzer(TM) to San Diego from Occular Blood Flow, Ltd. in England during 2001. During the second quarter of 2002, we consolidated and closed the San Diego operations into the Salt Lake City facility. The facility accommodates our manufacturing, marketing and engineering capabilities. We manufacture under systems of quality control and testing, which comply with the Quality System Requirements established by the FDA, as well as similar guidelines established by foreign governments, including the CE Mark and IS0-9001.

         We subcontract the manufacturing of some of its ancillary instruments, accessories and disposables through specified vendors in the United States. These products are contracted in quantities and at costs consistent with our financial purchasing capabilities and pricing needs. We manufacture certain accessories and fluidics surgical tubing sets at our facility in Salt Lake City.

         Product Service and Support: Service for our products is overseen from our Salt Lake City location and is augmented by our international dealer network who provide technical service and repair. Installation, on-site training and a limited product warranty are included as the standard terms of sale. We provide distributors with replacement parts at no charge during the warranty period. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All systems parts are modular sub-components that are easily removed and replaced. We maintain adequate parts inventory and provides overnight replacement parts shipments to its dealers.

         On July 11, 2002, we entered into a Major Account Facilitator Contract with Peter Kristensen and F. Briton McConkie. Under the terms of the contract, Messrs. Kristensen and McConkie agreed to serve as intermediators between us and an international agent or customer that would result in an order for 150 Photon(TM) laser systems in Asia. The contract provides that upon execution, we are to issue 100,000 shares of our common stock to Messrs. Kristensen and McConkie to cover all expenses associated with the pursuit of the transaction, and upon presentation of a verified order to us, we have agreed to issue an additional 100,000 shares of common stock to Messrs. Kristensen and McConkie. Upon completion, and delivery and receipt of payment in full from the international agent or customer for the 150 Photon(TM) laser systems, Messrs. Kristensen and McConkie would be issued an additional 480,000 shares of common stock for serving as transaction facilitator. We have issued a total of 100,000 shares of our common stock to Messrs. Kristensen and McConkie pursuant to the terms of the contract.

         Messrs. Kristensen and McConkie have retained Ralph Thompson of Novus Technologies, a Utah based firm, to assist in the marketing and sales of our Photon(TM) laser system in Asia. Mr. Thompson, who lived in China for over 10 years, represents U.S. businesses doing business in China. He currently makes trips to China on a regular basis on behalf of the businesses he represents. Although Mr. Thompson continues to represent us in the sale of our Photon(TM) laser system in Asia, he has not been successful to date in selling our Photon(TM) laser system to any customers in China or other Asian countries.

Research and Development

         Our primary market for our surgical products is the cataract surgery market. However, we believe that our laser systems may potentially have broader ophthalmic applications. Consequently, we believe that a strong research and development capability is important for our future. In addition to our expanded in-house research and development capabilities, we have enlisted several recognized and respected consultants and other technical personnel to act in technical and medical advisory capacities.

         We believe our research and development capabilities provide us with the ability to respond to regulatory developments, including new products, new product features devised from our users and new applications for our products on a timely and proprietary basis. We intend to continue investing in research and development and to strengthen our ability to enhance existing products and develop new products.

         Research, development and service expenses (which includes production and manufacturing support and the service department expenses) decreased by $128,000, or 4%, to $2,819,000 for the twelve months ended December 31, 2002, from $2,947,000 for the same period in 2001. Pursuant to the asset purchase agreement with Innovative Optics, Inc., we issued 477,000 shares of our common stock, which was valued at $630,000 based upon the current market value of the stock at the time of issue. This amount was recorded as in-process research and development costs related to the blade cost reduction project. No such expense was recorded in 2001. Consulting fees related to software development and enhancements increased to $71,000 during 2002 from $0 for the same period in 2001. None of the costs of research and development activities during 2002 and 2001 was borne directly by customers.

         During the period from December 1, 2000 to November 30, 2002, we entered into a series of consulting agreements with Michael B. Limberg, M.D., in which he agreed to evaluate new technologies and instruments for us. For his services during that period, we issued Dr. Limberg a total of 48,000 shares of our common stock and warrants to purchase 300,000 shares of common stock at exercise prices ranging from $4.00 to $6.75 per share.

Competition

         General. We are subject to competition in the cataract surgery and the glaucoma diagnostic markets from two principal sources: (i) manufacturers of competing ultrasound systems used when performing cataract treatments and (ii) developers of technologies for ophthalmic diagnostic and surgical instruments used for treatment. A few large companies that are well established in the marketplace, have experienced management, are well financed and have well recognized trade names and product lines dominate the surgical equipment industry. We believe that the combined sales of five entities account for over 90% of the cataract surgery market. The remaining market is fragmented among emerging smaller companies, some of which are foreign. The ophthalmic diagnostic market has a similar composition.

         Most major competitors either entered or expanded into the cataract or glaucoma markets through the acquisition of smaller, entrepreneurial high-technology manufacturing companies. Therefore, because existing competitors or other entities desiring to enter the market could conceivably acquire current entrepreneurial enterprises with small market activity, any and all competitors must be considered to be formidable.

         The Cataract Surgical System Industry. The major manufacturers utilizing ultrasonic technology offer products currently in use. Those systems rely on accessories including single-use cassette packs and other ancillary surgical disposables such as saline solution, sutures and intraocular lenses for their profits. The cassette packs are required for fluid and tissue collection during the surgical procedure. The cassette packs are generally unique and proprietary to their respective systems and represent a barrier to entry for third-party, lower-cost after-market suppliers. While there is growing market resistance in the United States and internationally to single-use cassettes, we anticipate that manufacturers of ultrasound equipment will continue to develop and enhance their present ultrasound products in order to protect their investments in system and cassette technology and to protect their profits from sales of these cassettes and accessories. Our Precisionist Thirty Thousand(TM) ultrasonic phaco system has the ability to use either reusable or single-use disposable components. The Photon(TM) laser cataract system will utilize probes and cassette packs designed for single-use and semi-disposable instruments priced at a level consistent with the demands of health care cost containment. This will allow the health care providers a substantial measure of cost containment, while providing us with the quality control and income capability of cassette sales.

         The international market, with significantly lower medical budgets, has not been able to justify the expense of using disposable components. Budgetary constraints have limited current manufacturers from gaining a significant share of the international ultrasound equipment market, and have provided a niche for the emerging smaller companies discussed above.

         Ultrasound Equipment Manufacturers. As a relatively recent entrant into the cataract surgical equipment market with a newer equipment line, we are establishing ourself and, as yet, do not hold a significant share of the market. We currently recognize Bausch & Lomb, Alcon Laboratories, and Allergan Medical Optics as our primary competitors in the ultrasound phaco cataract equipment market.

         Laser Equipment Manufacturers. There are several other companies attempting to develop laser equipment for cataract surgery. These companies can be differentiated by the laser wavelength employed for the cataract surgery. Based on the information currently available to us; Er:YAG laser wavelength appears to offer a less viable means of removing cataracts than the Nd:Yag wavelength used by the Photon(TM). One competitor uses a Nd:YAG wavelength, however the laser is used only to vibrate an ultrasonic needle. Thus the device remains an ultrasonic system subject to same risk factors of phaco, thereby eliminating the benefits of using a laser to remove the cataract. We also believe that our product is sufficiently distinctive and, if properly marketed, can capture a significant share of the cataract surgical device market. However, there are substantial risks in undertaking a new venture in an established and already highly competitive industry. In the short-term, we are seeking to exploit these opportunities. Depending upon further developments, we may ultimately exploit those opportunities through a merger with a stronger entity already established or one that desires to enter the medical industry.

         We believe that our ability to compete successfully will depend on our capability to create and maintain advanced technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for our products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through third parties.

         The Retinal Diagnostic Market. The Glaucoma Research Foundation suggests that with the aging of the so-called baby boom generation, there will be an increase of macular degeneration and glaucoma in the United States, the leading causes of adult blindness worldwide. The National Eye Institute stated in 2002 that the number of visually impaired Americans is likely to double over the next three decades. Their report estimated that 2.4 million people suffer some vision impairment in this country. The damage caused by these diseases is irreversible. The preconditions for the onset of macular degeneration or glaucoma are low ocular blood flow and/or high intraocular pressure. Diagnostic screening is important for individuals susceptible to these diseases. People in high risk categories include: African Americans over 40 years of age, all persons over 60 years of age, persons with a family history of glaucoma or diabetes, and the very nearsighted. The glaucoma Research Foundation recommends that these high risk individuals be tested regularly for glaucoma. According to the U.S. Census Bureau, in 1995 there were over 30 million adults 65 years of age and older and 8 million African Americans 45 years of age and older. The Glaucoma Research Foundation reports that glaucoma currently accounts for more than 7 million visits to physicians annually.

         We are subject to intense competition in the ophthalmic diagnostic market from well-financed, established companies with recognizable trade names and product lines and new and developing technologies. The industry is dominated by several large entities which we believe account for the majority of diagnostic equipment sales. We continue to derive revenues from the sale of its ultrasound diagnostic equipment and blood flow analyzer. The blood flow analyzer is designed to detect glaucoma in an earlier stage than is presently possible. In addition, the device performs tonometry and blood flow analysis. Other ophthalmic diagnostic devices that do not detect glaucoma in the early stages of the disease as does our analyzer retail at comparable prices. Thus, we believe that we can compete in the diagnostic market place based upon the lower price and improved diagnostic functions of the analyzer.

Intellectual Property Protection

         Our cataract surgical products are proprietary in design, engineering and performance. Our surgical ultrasonic products have not been patented to date because the primary technology for ultrasonic tissue fragmentation, as available to all competitors in the market, is mainly in the public domain.

         We did acquire proprietary intellectual property in the transaction with Humphrey Systems when we purchased the diagnostic ultrasonic product line in 1999. This technology uses ultrasound to create a high-resolution computer image of the unseen parts of the eye that is a "map" for the practitioner. The P40 UBM Ultrasound Biomicroscope, one of the ultrasonic products we purchased, is subject to a license agreement dated September 27, 1990, with Sunnybrook Health Science Center. Under the terms of the license agreement, we have the exclusive worldwide rights to manufacture and sell the P40 UBM Ultrasound Biomicroscope, for which we are required to pay a royalty of $150 for each licensed product sold. The license agreement was automatically terminated by its terms on September 27, 2002, at which time we had a royalty free world-wide license to use and sell the P40 UBM Ultrasound Biomicroscope. However, we have a continuing obligation after such termination to continue to use and sell the biomicroscope only in the field of ophthalmology.

         The Photon(TM) laser cataract probe is protected under a United States patent issued to Daniel M. Eichenbaum, M.D. in 1987 and subsequently assigned to PhotoMed International, Inc. and a Japanese patent issued to us in 1997 for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand-held probe of a unique design. The United States patent is due to expire in September 2004.

         We secured the exclusive worldwide rights to this patent shortly after its issue, and to the international patents pending, from PhotoMed by means of a license agreement dated July 7, 1993. The license agreement provides us with the rights to manufacture, distribute and sell a laser system using the Photon(TM) laser cataract probe and related components to customers on a world wide basis, for which PhotoMed is to receive a 1% royalty on all net sales of such systems and related components. Under the terms of the agreement, we have agreed to actively be engaged in either research and development of a saleable product utilizing the patent or in marketing and selling such a product.

         The license agreement was amended on December 5, 1997 to allow PhotoMed the right to conduct research, development and marketing utilizing the patent in certain medical subspecialties other than ophthalmology for which we would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent. The license agreement expires when the United States patent rights expire in September 2004.

         PhotoMed and Dr. Eichenbaum brought legal action against us on September 11, 2000 involving an amount of royalties that are allegedly due and owing to them from the sale of equipment by us. We have paid $14,736 to bring all royalty payments up to date through June 30, 2001. We have been working with PhotoMed and Dr. Eichenbaum to ensure that the royalty calculations have been correctly made. It is anticipated that once the parties agree on the correct royalty calculations, the legal action will be dismissed. However, if the partes are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend the complaint to request termination of the license agreement and, if successful, we would lose our right to manufacture or sell the Photon(TM) laser system.

         The Photon(TM) laser cataract probe is also protected under a United States patent issued to us in 2002 for a laser surgical device for the removal of intraocular tissue including a handpiece and a trap. The patent is due to expire in August 2019. There are also two pending United States patents relating to the Photon(TM) laser cataract probe.

         The Blood Flow Analyzer(TM) has been granted a patent in the United Kingdom in 1998 and in the United States in 1999, and has a patent pending in Japan. These patents relate to pneumatic pressure probes for use in measuring change in intra-ocular pressure and in measuring pulsatile ocular blood flow. The United States patent rights expire in January 2019 and the United Kingdom patent rights expire in November 2015.

         The Dicon(TM) Perimeter and the Dicon(TM) Corneal Topographer each have a U.S. patent with a wide scope of claims. The United States patent for the Dicon(TM) Perimeter was issued in 1991 and the patent rights expire in March 2010. The United States patent for the Dicon(TM) Corneal Perimeter was issued in 2002 and the patent rights expire in January 2018.

         Our trademarks are important to our business. It is our policy to pursue trademark registrations for its trademarks associated with its products as appropriate. Also, we rely on common law trademark rights to protect its unregistered trademarks, although common law trademark rights do not provide us with the same level of protection as would U.S. federal registered trademarks. Common law trademark rights only extend to the geographical area in which the trademark is actually used while U.S. federal registration prohibits the use of the trademark by any party anywhere in the United States.

         We also rely on trade secret law to protect some aspects of our intellectual property. All of our key employees, consultants and advisors are required to enter into a confidentiality agreement with us. Most of our third-party manufacturers and formulators are also bound by confidentiality agreements with us.

Regulation

         The FDA under the Food, Drug and Cosmetics Act regulates our surgical and diagnostic systems as medical devices. As such, these devices require Premarket clearance or approval by the FDA prior to their marketing and sale. Such clearance or approval is premised on the production of evidence sufficient for us to show reasonable assurance of safety and effectiveness regarding our products. Pursuant to the Food, Drug and Cosmetics Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States and the export of medical devices from the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, denial of Premarket clearance or approval for devices. Recommendations by the FDA that we not be allowed to enter into government contracts and criminal prosecution may also be made.

         Following the enactment of the Medical Device Amendments to the Food, Drug and Cosmetics Act in May 1976, the FDA began classifying medical devices in commercial distribution into one of three classes: Class I, II or III. This classification is based on the controls that are perceived to be necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those devices, the safety and effectiveness of which can reasonably be ensured through general controls, such as adequate labeling, advertising, pre-marketing notification and adherence to the FDA's Quality System
Requirements regulations. Some Class I devices are exempt from some of the general controls. Class II devices are those devices the safety and effectiveness of which can reasonably be assured through the use of special controls, such as performance standards, postmarket surveillance, patient registries and FDA guidelines. Class III devices are devices that must receive pre-marketing approval by the FDA to ensure their safety and effectiveness. Generally, Class III devices are limited to life-sustaining, life-supporting or implantable devices, or to new devices that have been found not to be substantially equivalent to legally marketed devices.

         There are two principal methods by which FDA approval may be obtained. One method is to seek FDA approval through a pre- marketing notification filing under Section 510(k) of the Food, Drug and Cosmetics Act. If a manufacturer or distributor of a medical device can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a pre-1976 Class III medical device for which the FDA has not called for a pre-marketing approval, the manufacturer or distributor may seek FDA Section 510(k) pre-marketing clearance for the device by filing a Section 510(k) pre-marketing notification. The Section 510(k) notification and the claim of substantial equivalence will likely have to be supported by various types of data and materials, possibly including clinical testing results, obtained under an Investigational Device Exemption granted by the FDA. The manufacturer or distributor may not place the device into interstate commerce until an order is issued by the FDA granting pre- marketing clearance for the device. There can be no assurance that we will obtain Section 510(k) pre-marketing clearance for any of the future devices for which we seek such clearance including the Photon(TM) laser system.

         The FDA may determine that the device is "substantially equivalent" to another legally marketed Class I, Class II or pre-1976 Class III device for which the FDA has not called for a pre-marketing approval, and allow the proposed device to be marketed in the United States. The FDA may determine, however, that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence. A "not substantially equivalent" determination or a request for additional information could delay our market introduction of our products and could have a material adverse effect on our business, operating results and financial condition.

         The alternate method to seek approval is to obtain pre-marketing approval from the FDA. If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to another legally marketed device, whether or not the FDA has made a determination in response to a Section 510(k) notification, the manufacturer or distributor will have to seek pre- marketing approval for the proposed device. A pre-marketing approval application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data to prove the safety and efficacy of the device. If human clinical trials of a proposed device are required and the device presents a significant risk, the manufacturer or the distributor of the device will have to file an Investigational Device Exemption application with the FDA prior to commencing human clinical trials. The Investigational Device Exemption application must be supported by data, typically including the results of animal and mechanical testing. If the Investigational Device Exemption application is approved, human clinical trials may begin at a specific number of investigational sites, and the approval letter could include the number of patients approved by the FDA.

         An Investigational Device Exemption clinical trial can be divided into several parts or phases. Sometimes, a company will conduct a feasibility study (Phase I) to confirm that a device functions according to its design and operating parameters. This is a usual clinical trial site. If the Phase I results are promising, the applicant may, with the FDA's permission, expand the number of clinical trial sites and the number of patients to be treated to assure reasonable stability of clinical results. Phase II studies are performed to confirm predictability of results and the absence of adverse reactions. The applicant may, upon receipt of the FDA's authorization, subsequently expand the study to a third phase with a larger number of clinical trial sites and a greater number of patients. This involves longer patient follow-up times and the

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collection of more patient data. Product claims,  labeling and core data for the pre-marketing approval are derived primarily from this portion of the clinical trial. The applicant may also, upon receipt of the FDA's permission, consolidate one or more of such portions of the study. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. Although both approval methods may require clinical testing of the device in question under an approved Investigational Device Exemption, the pre-marketing approval procedure is more complex and time consuming.

         Upon receipt of the pre-marketing approval application, the FDA makes a threshold determination whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the pre-marketing approval is sufficiently complete to permit a substantive review, the FDA will "file" the application. Once the submission is filed, the FDA has by regulation 90 days to review it; however, the review time is often extended significantly by the FDA asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee may also evaluate the application and provide recommendations to the FDA as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the FDA's Quality System Requirements prior to approval of a pre-marketing application. While the FDA has responded to pre-marketing approval applications within the allotted time period, pre-marketing approval reviews generally take approximately 12 to 18 months or more from the date of filing to approval. The pre-marketing approval process is lengthy and expensive, and there can be no assurance that such approval will be obtained for any of our products determined to be subject to such requirements. A number of devices for which other companies have sought pre-marketing approval have never been approved for marketing.

         Any products manufactured or distributed by us pursuant to a premarket clearance notification or pre-marketing approval are or will be subject to pervasive and continuing regulation by the FDA. The Food, Drug and Cosmetics Act also requires that our products be manufactured in registered establishments and in accordance with Quality System Requirements regulations. Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of our products may be regulated by various state agencies. All lasers manufactured for us are subject to the Radiation Control for Health and Safety Act administered by the Center for Devices and Radiological Health of the FDA. The law requires laser manufacturers to file new product and annual reports and to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users pursuant to specific performance standards, and to comply with labeling and certification requirements. Various warning labels must be affixed to the laser, depending on the class of the product, as established by the performance standards.

         Although we believe that we currently comply and will continue to comply with all applicable regulations regarding the manufacture and sale of medical devices, such regulations are always subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in review guidelines, regulations or administrative interpretations by the FDA or other regulatory bodies, with possible retroactive effect, will not materially adversely affect us. In addition to the foregoing, we are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of potentially hazardous substances. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon our ability to conduct business.

         We and the manufacturers of our products may be inspected on a routine basis by both the FDA and individual states for compliance with current Quality System Requirements regulations and other requirements.

         Congress has considered several comprehensive federal health care programs designed to broaden coverage and reduce the costs of existing government and private insurance programs. These programs have been the subject of criticism within Congress and the health care industry, and many alternative programs and features of programs have been proposed and discussed. Therefore, we cannot predict the content of any federal health care program, if any is passed by Congress, or its effect on us and our business. Some measures that have been suggested as possible elements of a new program, such as government price ceilings on non-reimbursable procedures and spending limitations on hospitals and other healthcare providers for new equipment, could have an adverse effect on our business, operating results or financial condition. Uncertainty concerning the features of any health care program considered by the Congress, its adoption by the Congress and the effect of the program on our business could result in volatility of the market price of our common stock.

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

         Furthermore, the introduction of our products in foreign countries may require us to obtain foreign regulatory clearances. We believe that only a limited number of foreign countries have extensive regulatory requirements, including France, Germany, Korea, China and Japan. The time involved for regulatory approval in foreign countries varies and can take a number of years. A number of European and other economically advanced countries, including Italy, Norway, Spain and Sweden, have not developed regulatory agencies for intensive supervision of such devices. Instead, they generally have been willing to accept the approval of the FDA. Therefore, a pre-marketing approval, Section 510(k) or approved Investigational Device Exemption from the FDA is tantamount to approval in those countries. These countries and most developing countries have simply deferred direct discretion to licensed practicing surgeons to determine the nature of devices that they will use in medical procedures. Our two ultrasound systems, the Photon(TM) laser cataract system we are developing and the ocular blood flow analyzer are all devices, which require FDA approval. Therefore, a significant aspect of the acceptance of the devices in the market is the our effectiveness in obtaining the necessary approvals. Having an approved Investigational Device Exemption allows us to export a product to qualified investigational sites.

Regulatory Status of Products

         All of our products, with the exception of the Photon(TM), are approved for sale in the U.S. by the FDA under a 510(k). All of our products have been accepted for import into CE countries and various non-CE countries.

         We acquired permission from the FDA to export the Photon(TM) Laser Cataract System outside the United States under an open Investigational Device Exemption granted by the FDA in September 1994. Although the Photon(TM) laser cataract system is uniquely configured in an original and proprietary manner, the laser system, a Nd:YAG laser, is not proprietary to the device or us and is widely used in the medical industry and other industries as well. Of particular significance is the fact that this particular component has received previous market clearance from the FDA for other ophthalmic and medical applications. Also of significance is our belief that the surgical treatment method used with the Photon(TM) laser is similar to the current ultrasound cataract treatment employed by ophthalmologists.

         We submitted a Premarket Notification 510(k) application to the FDA for the Photon(TM) laser cataract system in September 1993. The FDA requested clinical support data for claims made in the 510(k), and in October 1994 we submitted an Investigational Device Exemption application to provide for a "modest clinical study" in order to collect the data required by the FDA for clearance of the Photon(TM) laser cataract system. The FDA granted this Investigational Device Exemption in May 1995 for a Phase I Feasibility Study. We began human clinical trials in April 1996 and completed the Phase I study in November 1997. We started Phase II trials in September 1998 and completed numerous cases of treatment group and control group patients which were included in our submission to the FDA.

         We received a warning letter dated August 30, 2000, from the Office of Compliance, Center for Devices and Radiological Health of the Food and Drug Administration relating to certain deficiencies in the human clinical trials for our Photon(TM) Laser Cataract System. The warning letter concerns the conditions found by the FDA during several audits at our clinical sites. The FDA's comments were isolated to the administrative procedures of compiling data from the clinical sites. We responded to the warning letter in a submission dated September 27, 2000. In the submission we took corrective action that included submitting a revised clinical protocol and case report forms and procedures for the collection and control of data. In a subsequent letter dated November 2, 2000 to us, the FDA granted conditional approval provided that we correct certain deficiencies. After providing several additional submissions to the FDA, we received a letter dated February 13, 2001 from the FDA stating that the deficiencies had been corrected and the clinical trials could continue.

         Subsequent to the warning letter, we received approval to continue our clinical trials, the results of which were included in our supplemental submission to the FDA in October 2001 for the existing (510)(k) predicate device application for the Photon(TM) laser system. In December 2001, we received a preliminary review from the FDA regarding the supplemental submission. As a result of that preliminary review, we submitted additional clinical information to the FDA on February 6, 2002. The application is receiving ongoing review by the FDA. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We have generated additional clinical information in response to the letter and are uncertain if we will make a submission to the FDA with the additional clinical information. Because of the "going concern" status of the company, management has focused efforts on those products and activities that will, in its opinion, achieve the most resource efficient short-term cash flow to the company. Our diagnostic products are currently our major focus and the Photon(TM) and other extensive research and development prospects have been put on hold pending future evaluation when our financial position improves. Our focus is not on any specific diagnostic product or products, but rather on our entire group of diagnostic products.

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

Facilities

         Our executive offices are currently located at 2355 South 1070 West, Salt Lake City, Utah. This facility consists of approximately 29,088 square feet of leased office space under a three-year lease that was to expire on March 1, 2003 with an additional three-year renewal option. These facilities are leased from Eden Roc, a California partnership, at a base monthly rate of $21,163 plus a $3,342 monthly common area maintenance fee. In January 2003, we renegotiated a three-year lease with Eden Roc at a monthly rate of $12,500 plus a $2,500 common area maintenance fee for the year 2003, with rate increases to $12,875 for 2004 and to $13,261 for 2005. Pursuant to the lease, we pay all real estate and personal property taxes and the insurance costs on the premises.

         We believe that these facilities are adequate and satisfy our needs for the foreseeable future.

Employees

         As of November 30, 2002, we had 29 full-time employees. This number does not include our manufacturer's representatives who are independent contractors rather than our employees. We also utilize several consultants and advisors. There can be no assurance that we will be successful in recruiting or retaining key personnel. None of our employees are a member of a labor union and we have never experienced any business interruption as a result of any labor disputes.

         In December 2001, we initiated the first phase of a corporate downsizing program to reduce our operating expenses. We implemented the second phase of our downsizing program in the second quarter of 2002, by closing and transferring our manufacturing from our site in San Diego, California to Salt Lake City, resulting in further reductions in operating expenses. As a result of the downsizing program and some resignations, the number of our employees has been reduced by 77% from 112 to 26 employees. The estimated cost savings from the downsizing program will be in excess of $2,000,000 annually. The costs of downsizing have included one-time expenses of approximately $43,000 for moving and travel. In addition, we incurred additional one-time expenses of approximately $18,000 for housing accommodations for key employees working in Salt Lake City. We realized a net cost savings from downsizing of approximately $2,394,000 during the twelve month period ended December 31, 2002.

Legal Proceedings

         An action was brought against us in March 2000 by George Wiseman, a former employee, in the Third District Court of Salt Lake County, State of Utah. The complaint alleges that we owe Mr. Wiseman 6,370 shares of our common stock plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of our common stock) pursuant to Utah law. The action is based upon an extension of a written employment agreement. We believe the complaint is without merit and intend to vigorously defend against the action.

         An action was brought against us on March 7, 2000 in the Third District Court of Salt Lake County, State of Utah, by the Merrill Corporation that alleges that we owe the Merrill Corporation approximately $20,000 together with interest thereon at the rate of 10% per annum from August 30, 1999, plus costs and attorney's fees. The complaint alleges a breach of contract relative to printing services. We filed an answer to the complaint. On August 12, 2003, the court dismissed the action without prejudice.

         An action was brought against us on September 11, 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum, M.D. in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that are allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum under a license agreement dated July 7, 1993, with respect to the sale of certain equipment, plus costs and attorneys' fees. Discovery has taken place and we have paid royalties of $14,736 to bring all payments up to date through June 30, 2001. We have been working with PhotoMed and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future.

         It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. The issue in dispute concerning the method of calculating royalties is whether royalties

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

should be paid on returned equipment. Since July 1, 2001, only one Photon(TM) laser system has been sold and no systems returned. Thus, the amount of royalties due, according to our calculations, is $600. We intend to make payment of this amount to PhotoMed and Dr. Eichenbaum and, as a result, to have the legal action dismissed. However, if the parties are unable to agree on a method for calculating royalties, there is a risk that PhotoMed and Dr. Eichenbaum might amend their complaint to request termination of the license agreement and, if successful, we would lose our right to manufacture and sell the Photon(TM) laser system.

         We received a demand letter dated December 9, 2002 from counsel for Dan Blacklock, dba Danlin Corp. The letter demands payment in the amount of $65,160 for manufacturing and supplying parts for microkeratome blades. Our records show that we received approximately $34,824 in parts from the Danlin Corp., but that the additional amounts that the Danlin Corp contends are owed were from parts that were received but rejected by us because they had never been ordered. On August 14, 2003, we agreed with Danlin Corp. to a settlement of the dispute.

         We received a demand letter dated December 30, 2002 from counsel for Thomas F. Motter, our former Chairman and Chief Executive Officer. Mr. Motter claims in the letter that he was entitled to certain stock options that had not been issued to him in a timely manner. By the time the options were actually issued to him, however, they had expired. Mr. Motter contends that if the options had been issued in a timely manner, he would have exercised them in a manner that would have given him a substantial benefit. Mr. Motter requests restitution for the loss of the financial opportunity. Mr. Motter also claims that he was defrauded by us by not being given an extended employment agreement when he terminated the change of control agreement that he had entered into with us.

         Mr. Motter is further claiming payment for accrued vacation time during the 13 years he had been employed by the Company, asserting that he only had a total of four weeks of vacation during that period. Finally, Mr. Motter is threatening a shareholder derivative action against us because of the board of directors' alleged failure to conduct an investigation into conversations that took place in a chat room on Yahoo. Mr. Motter asserts that certain individuals participating in the conversations were our officers or directors whose interests were in conflict with the interest of the shareholders. We believe that Mr. Motter's claims and assertions are without merit and intends to vigorously defend against any legal action that Mr. Motter may bring.

         On January 24, 2003, an action was brought by Dr. John Charles Casebeer against us in the Montana Second Judicial District Court, Silver Bow County, State of Montana (Civil No. DU-0326). The complaint alleges that Dr. Casebeer entered into a personal services contract with us memorialized by a letter dated April 20, 2002, with it being alleged that Dr. Casebeer fully performed his obligations. Dr. Casebeer asserts that he is entitled to $43,750 per quarter for consultant time and as an incentive to be granted each quarter $5,000 in options issued at the fair market value. An additional purported incentive was $50,000 in shares of stock being issued at the time a formalized contract was to be signed by the parties. In the letter it is provided that at its election, we may pay the consideration in the form of stock or cash and that stock would be issued within 30 days of the close of the quarter. Prior to the litigation, we issued 43,684 shares to Dr. Casebeer. The referenced letter provides that termination may be made by either party upon giving 90 days written notice. Notice was given by us in early November 2002. We recently filed its answer in defense of the action. Issues include whether or not Dr. Casebeer fully performed as asserted. The case has been settled through the issuance of 300,000 additional shares of our common stock to Dr. Casebeer.

         On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC. The complaint also indicates that it is a "Class Action Complaint for Violations of Federal Securities Law and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation.

         More specifically, the complaint alleges that we falsely stated in our Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for use of the Blood Flow Analyzer(TM). The complaint also alleges that on July 11, 2002, we issued a press release falsely announcing that we had received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of our entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $34 million of orders to be completed in the third year. As a result of these statements, the complaint

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contends that the price of our shares of common stock was artificially  inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased our common shares during that period suffered substantial damages. The complaint requests judgment for unspecified damages, together with interest and attorneys' fees.

         We dispute having issued false and misleading statements concerning the Blood Flow Analyzer(TM) and a purchase order from Valdespino Associates Enterprises of Westland Financial Corporation. On April 25, 2001, we issued a press release that stated we had received authorization to use a common procedure terminology or a CPT code number 92120 for our Blood Flow Analyzer(TM). This press release was based on a letter we received from the CPT Editorial Research and Development Department of the American Medical Association authorizing us to use a common procedure terminology or CPT code number 92120 for our Blood Flow Analyzer(TM), which provides for a reimbursement to doctors. Currently, there is full reimbursement by insurance payors to doctors using the Blood Flow Analyzer(TM) in 22 states and partial reimbursement for other states. We believe we have continued to correctly represent in our Securities and Exchange Commission filings that we have received authorization from the CPT Editorial Research and Development Department of the American Medical Association to use CPT code number 92120 for our Blood Flow Analyzer(TM) that provides for a reimbursement to doctors.

         On July 11, 2002, we issued a press release that stated we received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 complete sets of our entire product portfolio of diagnostic and surgical equipment for Mexican ophthalmic practitioners, followed by a second order of 100 sets of equipment. The press release was based on a purchase order dated July 10, 2002 that we entered into with Westland Financial regarding the sale of 200 sets of surgical and diagnostic equipment to Mexican ophthalmic practitioners. On September 13, 2002, the Board of Directors issued another press release updating the status of our product sales to the Mexican ophthalmic practitioners. In that press release the board stated that we had been in discussions for the prior nine months with Westland Financial aimed at supplying our medical device products to the Mexican market. Westland Financial is primarily involved in financing and leasing activities and international sales transactions. In the past, we have had a business relationship with Westland Financial. Upon investigation, the Board of Directors determined that the purchase order referenced in the July 11, 2002 press release was not of such a nature as to be enforceable for the purpose of sales or revenue recognition. In addition, we have not sent any shipment of medical products to Mexican ophthalmic practitioners nor received payment for those products pursuant to those discussions. The September 13, 2002 press release also stated that discussions were continuing with Westland Financial regarding sales and marketing activities for our medical device products in Mexico, but we could not, at the time, predict or provide any assurance that any transactions would result.

         On June 2, 2003, a complaint was filed in the United States District Court captioned Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00513 PGC. On or about June 11, 2003, a complaint was filed in the same United States District Court captioned Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. Both seek class action status. These cases are substantially similar in nature to the Meyer case, including the contention that as a result of allegedly false statements regarding the Blood Flow Analyzer(TM) and the purchase ordered from Valdespino Associates
Enterprises and Westland Financial Corporation, the price of our common stock was artificially inflated and the persons who purchased our common shares during the class period suffered substantial damages. The cases request judgment for unspecified damages, together with interest and attorneys' fees. These cases have been consolidated into a single action. We believe the consolidated cases are without merit and intend to vigorously defend and protect our interests in the said cases. If we are not successful in defending and protecting our interests in these cases and a judgment is entered against us for substantial damages, we would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On July 10,  2003,  an action was filed in the United  States  District
Court, District of Utah, by Innovative Optics, Inc. and Barton Dietrich Investments, L.P. Defendants include us, and Thomas Motter, Mark Miehle and John Hemmer, former officers of the Company. The complaint claims that Innovative and Barton entered into an asset purchase agreement with us on January 31, 2002, in which we agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint also claims that we allegedly made false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of our common stock at artificially inflated prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. The complaint contends that as a result of these statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

         The complaint further claims that 491,250 of the shares to be issued to Innovative in the asset purchase transaction were not issued on a timely basis and we also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleges that the value of the shares of our common stock issued to Innovative in the transaction declined, and Innovative and Barton suffered damages in an amount to be proven at trial. We filed an answer to the complaint. We believe the complaint is without merit and intend to vigorously defend and protect our interests in the action. If we are not successful in defending and protecting our interests in this action and a judgment is entered against us for substantial damages, we would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         On October 14, 2003, an action was filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, Randall A. Mackey, and John Hemmer, Case No. 030922608. The complaint also indicates that it is a "Class Action Complaint for Violations of Utah Securities Laws and Plaintiffs Demand a Trial by Jury." We have retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleges that we falsely stated in its Securities and Exchange Commission filings and press releases that it had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

         The purpose of these statements, according to the complaint, was to induce investors to purchase shares of our Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of our Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleges that we sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees. We filed an answer to the complaint. We believe the complaint is without merit and intend to vigorously defend our interests in the action. If we are not successful in defending and protecting our interests in the action and a judgment is entered against us for substantial damages, we would not be able to pay such liability and, as a result, would be forced to seek bankruptcy protection.

         An action was filed on June 20, 2003, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914195) by CitiCorp Vendor Finance, Inc., formerly known as Copelco Capital, Inc. The complaint claims that $49,626 plus interest is due for the leasing of two copy machines that were delivered to our Salt Lake City facilities on or about April of 2000. The action also seeks an award of attorney's fees and costs incurred in the collection. We dispute the amounts allegedly owed, asserting that the equipment it returned to the leasing company did not work properly. A responsive pleading has not yet been filed. We are currently engaged in settlement discussions with CitiCorp.

         An action was filed in June, 2003 in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030914719) by Franklin Funding, Inc. in which it alleges that we had entered into a lease agreement for the lease of certain equipment for which payment is due. It is claimed that there is due and owing approximately $89,988 after accruing late fees, interest, repossession costs, collection costs and attorneys' fees. On August 29, 2003, we agreed to a settlement of the case with Franklin Funding.

         We received demand letters dated July 18, 2003, September 26, 2003 and November 10, 2003 from counsel for Douglas A. MacLeod, M.D., a shareholder of the company. In the July 18, 2003 letter, Dr. MacLeod demands that he and certain entities with which he is involved or controls, namely the Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Marks' Eye Institute and Milan Holdings, Ltd., be issued a total of 2,296,667 shares of our common stock and warrants to purchase 1,192,500 shares of our common stock at an exercise price of $.25 per share. Dr. MacLeod claims that these common shares and warrants are owing to him and the related entities under the terms of a mutual release dated January 16, 2003, which he and the related entities entered into with us. Dr. MacLeod renewed his request for these additional common shares and warrants in the September 26, 2003 and November 10, 2003 demand letters. We believe that Dr. MacLeod's claims and assertions are without merit and that neither he nor the related entities are entitled to any additional shares of our common stock or any additional warrants under the terms of the mutual release. We intend to vigorously defend against any legal action that Dr. MacLeod may bring.

         On August 3, 2003, a complaint was filed against us by Corinne Powell, a former employee, in the Third Judicial District Court, Salt Lake County, State of Utah (Civil No. 030918364). Defendants consist of the Company and Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of the company. The complaint alleges that at the time we laid off Ms. Powell on March 25, 2003, she was owed $2,030 for business expenses, $11,063 for accrued vacation days, $12,818 for unpaid commissions, the fair market value of 50,000 stock options exercisable at $5.00 per share that she claims she was prevented from exercising, attorney's fees and a continuing wage penalty under Utah law. We dispute the amounts allegedly owed and intends to vigorously defend and protect our interests in the action.

         On September 10, 2003, an action was filed against us by Larry Hicks in the Third Judicial District Court, Salt Lake County, State of Utah, (Civil No. 030922220), for payments due under a consulting agreement with us. The complaint claims that monthly payments of $3,083 are due for the months of October 2002 to October 2003 under a consulting agreement and, if the agreement is terminated, for the sum of $110,000 minus whatever we have paid Mr. Hicks prior to such termination, plus costs, attorney's fees and a wage penalty pursuant to Utah law. We believe the complaint is without merit and intend to vigorously defend against such action.

         We are not a party to any other material legal proceedings outside the ordinary course of its business or to any other legal proceedings which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

         As of December 12, 2003, our executive officers and directors, their ages and their positions are set forth below:

   Name                        Age      Position
   ----                        ---      --------
   Jeffrey F. Poore            55      President and Chief Executive Officer
   David I. Culumber           48      Chief Operating Officer and Chief
                                       Technical Officer
   Randall A. Mackey, Esq.     58      Chairman of the Board, Secretary and
                                       Director
   David M. Silver, PhD.       61      Director
   Keith D. Ignotz             54      Director

         The directors are elected for one-year terms that expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

         Jeffrey F. Poore, D.D.S. has served as our President and Chief Executive Officer since March 24, 2003. Dr. Poore served as Court Appointed Receiver and Custodian of a $50 million a year company from 2000 to 2003. From 1998 to 2000, Dr. Poore served as Chief Executive Officer for Outsource Group, a high-tech company that produces medical practice management software. From 1996 to 1998, he served as Chairman, Chief Executive Officer and acting President of Healthchair Group, Inc., a manufacturer of medical and dental equipment. From 1994 to 1996, Dr. Poore served as President and Chief Executive Officer of Comphealth, one of the nation's largest health care professional staffing organizations. From 1985 to 1992, Dr. Poore served as Associate Regional Vice President of FHP of Utah, Inc. He earned a B.A. degree in Economics from Brigham Young University in 1971, and a D.D.S. degree from Loyola Medical Center in 1976. Dr. Poore also served as a director of Interwest Home Medical from 1995 until its acquisition by Praxair in June 2001

         David I. Culumber has served as our Chief Operating Officer since November 6, 2003 and our Chief Technical Officer since August 18, 2003. From 1982 to August 2003, Mr. Culumber served as President and founder of A-Mech Engineering, Inc., a Utah based mechanical and industrial engineering firm. He is an accomplished multi-discipline engineer with experience in solving technical problems and mastering technologies to develop design solutions. Mr. Culumber also has experience in opto-mechanical and high performance electro-mechanical mechanisms and has worked with robotics, materials, stress analysis, high vacuum equipment, consumer products and medical devices. In addition, he is the holder of numerous design patents. Mr. Culumber received a B.S.M.E. degree in Mechanical Engineering from California State Polytechnic University in 1978.

         Randall A. Mackey, Esq. has been our Chairman of the Board since August 20, 2002, and a director since January 2000. He had served as a director of the company from November 1995 to September 1998. Mr. Mackey has been President of the Salt Lake City law firm of Mackey Price & Thompson since 1992, and a shareholder and director of the firm and its predecessor firms since 1989. Mr. Mackey received a B.S. degree in Economics from the University of Utah in 1968, an M.B.A. degree from the Harvard Business School in 1970, a J.D. degree from Columbia Law School in 1975 and a B.C.L. degree from Oxford University in 1977.

Mr. Mackey has also served as Chairman of the Board from June 2001 to May 2003, and as a director from 1998 to May 2003 of Cimetrix, Incorporated, a software development company. Mr. Mackey has additionally served as Chairman of the Board from July 2000 to July 2003 and as a trustee from 1993 to July 2003 of Salt Lake Community College.

         David M. Silver, Ph.D. has been a director since January 2000. He had served as a director of the company from November 1995 to September 1998. Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory, where he has been employed since 1970. He served as the J. H. Fitzgerald Dunning Professor of Ophthalmology in the Johns Hopkins Wilmer Eye Institute in Baltimore during 1998-99. He received a B.S. degree from Illinois Institute of Technology, an M.A. degree from Johns Hopkins University and a Ph.D. degree from Iowa State University before holding a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris.

         Keith D. Ignotz has been a director since November 2000. He has been President and Chief Operating Officer of SpectRx, Inc., a medical technology company that he founded in 1992, which develops, manufactures and markets alternatives to traditional blood-based medical tests. From 1986 to 1992, Mr. Ignotz was Senior Vice President of Allergan Humphrey, Inc., a medical electronics company. From 1985 to 1986, he was President of Humphrey Instruments Limited-SKB, a medical electronics company, and from 1980 to 1985, Mr. Ignotz was President of Humphrey Instruments GmbH, also a medical electronics company. Mr. Ignotz also served on the Board of Directors of Vismed, Inc., d/b/a Dicon from 1992 to June 2000. Mr. Ignotz received a B.A. degree in Sociology and Political Science from San Jose University and an M.B.A. degree from Pepperdine University. Mr. Ignotz has served as a trustee of Pennsylvania College of Optometry since 1990, as a director for FluoRx, Inc. since 1997, and as a member of the American Marketing Association of the American Association of Diabetes Education.

Appointment of New Chief Operating Officer

         On November 6, 2003, David I. Culumber was appointed as our Chief Operating Officer. Mr. Culumber was also appointed as our Chief Technical Officer on August 18, 2003.

Appointment of New Vice President of Sales and Marketing

         On February 28, 2003, Raymond P.C. Cannefax was appointed as our Vice President of Sales and Marketing.

Board Meetings and Committees

         The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2002. No director attended fewer than 75% of all meetings of the Board of Directors during the 2002 fiscal year. The Audit Committee of the Board of Directors consists of directors Dr. David M. Silver, Randall A. Mackey and Keith D. Ignotz. The Audit Committee met twice during the fiscal year. The Audit Committee is primarily responsible for reviewing the services performed by our independent public accountants and internal audit department and evaluating our accounting principles and our system of internal accounting controls. The Compensation Committee of the Board of Directors consists of directors Dr. David M. Silver, Randall A. Mackey and Keith D. Ignotz. The Compensation Committee met two times during the fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options.

Executive Compensation

         The following table sets forth, for each of the last three fiscal years, the compensation received by Thomas F. Motter, former Chairman of the Board, and Chief Executive Officer and other executive officers whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal years ended December 31, 2002, 2001 and 2000.

                           Summary Compensation Table
                           --------------------------

                                       Annual Compensation                            Long Term Compensation
                                       -------------------                            ----------------------
                                                                                      Awards                Payouts
                                                                                      ------                -------
                                                                   Other                    Securities
                                                                   Annual     Restricted     Underlying    Long-term    All Other
Name and                                                          Compen-       Stock         Options/     Incentive    Compensa-
Principal Position     Year        Salary$      Bonus($)        sation($)(6)    Awards($)     SARs(#)      Payouts($)    tion($)
------------------     ----        -------      --------        ------------  -----------   ------------   ----------     -------
Thomas F. Motter       2002(1)     $187,483(6)         0             0              0                0          0     $ 19,750(4)(5)
Former Chairman        2001(2)     $200,000     $ 22,380(7)          0              0          925,000(9)       0     $  6,000(4)
of the Board and       2000(3)     $178,357     $486,113(8)          0              0                0                 $28,792(4)(5)
Chief Executive                                        0
Officer

Mark R. Miehle         2002(1)     $134,202            0             0              0           55,000(10)      0     $18,000(4)(13)
Former President       2001(2)     $150,000            0             0              0          110,000(11)      0     $ 6,000(4)
and Chief              2000(3)     $235,201     $194,000(12)         0              0          150,000(12)      0     $ 6,000(4)
Operating Officer

Aziz A. Mohabbat       2002(1)     $126,878            0             0              0                0          0           0
Former Vice
President of
Operations(14)

Heber C. Maughan       2002(1)     $114,416            0             0              0                0          0           0
Former Chief           2001(2)     $ 27,500            0             0              0           30,000(16)      0           0
Financial
Officer(15)

--------------------
(1)      For the fiscal year ended December 31, 2002
(2)      For the fiscal year ended December 31, 2001
(3)      For the fiscal year ended December 31, 2000
(4) The amounts under "All Other Compensation" for 2002, 2001 and 2000 include payments related to the operation of automobiles and/or automobiles and insurance by the named executives.
(5) The amounts under "All Other Compensation" for 2002 and 2000 include payments related to the residential housing accommodations for our employees, living outside of Utah while they were working at our corporate headquarters in Salt Lake City, leased from Mr. Motter at $2,500 per month.
(6) Although Mr. Motter resigned as Chairman and Chief Executive Officer on August 30, 2002, he continued to receive his salary under the terms of his employment agreement through December 16, 2002.
(7)      We awarded Mr. Motter a cash bonus in June 2001.
(8) On January 21, 2000, our Board of Directors approved a bonus to Mr. Motter in the form of 38,889 shares of our common stock. The bonus was valued at $486,113 on the basis of the closing bid price of our common stock of $12.50 per share on January 21, 2000, the date our board approved the bonus.
(9) On September 11, 2001, we granted Mr. Motter options to purchase 925,000 shares of our common stock at an exercise price of $2.75 per share.
(10) On January 29, 2002, our Board of Directors granted Mr. Miehle options to purchase the 55,000 shares of our common stock at an exercise price of $2.75 per share.
(11) On September 11, 2001, our Board of Directors granted Mr. Miehle options to purchase 110,000 shares of our common stock at an exercise price of $2.75 per share.

(12) On June 5, 2000, our Board of Directors issued Mr. Miehle 28,500 shares of our common stock as a initial bonus as part of his employment agreement. The market price on the date of grant was $6.8125 per share, and compensation expense in the amount of $194,000 was recognized. Mr. Miehle was also granted options to purchase 150,000 shares of our common stock at an exercise price of $6.00 per share.
(13) On September 3, 2002, we entered into a consulting agreement with Mr. Miehle in which we are required to pay him monthly consulting fees of $5,000 over a period of six months. We paid him a total of $15,000 for consulting services during the months of September, October and November of 2002.
(14) Mr. Mohabbat was named as Interim Chief Operating Officer on August 30, 2002. He was not an officer in prior years.
(15) Mr. Maughan was named as Interim Chief Executive Officer on August 30, 2002. He was appointed Vice President of Finance, Treasurer and Chief Financial Officer on October 1, 2001.
(16) On October 1, 2001, our Board of Directors granted options to Mr. Maughan to purchase 30,000 shares of our common stock at an exercise price of $2.75 per share.

Options

         The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2002, to each named executive officer.

                        Option Grants in Last Fiscal Year

                                                  Individual Grants
                                          --------------------------------------
                                          Percentage of
                                             Total
                            Number of       Options
                           Securities      Granted to      Exercise
                           Underlying     Employees in      Price
                             Options          Fiscal      Per Share   Expiration
Name                       Granted (#)       Year(%)         ($/Sh)       Date
----                       -----------       -------         ------       ----
Thomas F. Motter..........    0               --             --          --
Mark R. Miehle............  55,000(1)        78.6%          $2.75       1/29/09
Aziz A. Mohabbat..........    0               --             --          --
Heber C. Maughan..........    0               --             --          --

(1) Options vest in four equal annual installments beginning on January 29, 2003.

         The following table sets forth information regarding unexercised options to acquire shares of our common stock held as of December 31, 2002, by each named executive officer.

               Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values


                                                            Number of Securities
                                                                 Underlying                    Value of Unexercised
                                                             Unexercised Options               In-the-Money Options
                                                           at December 31, 2002(#)            at December 31, 2002($)
                                                           -----------------------            -----------------------
                       Shares Acquired       Value
Name                     on Exercise      Realized($)   Exercisable      Unexercisable      Exercisable     Unexercisable
----                     -----------      -----------   -----------      -------------      -----------     -------------
Thomas F. Motter......        0                0            843,690           187,500        0                0
Mark R. Miehle........        0                0            152,233           187,500        0                0
Aziz A. Mohabbat......        0                0             17,500            42,500        0                0
Heber C. Maughan......        0                0              7,500            22,500        0                0

Director Compensation

         On September 11, 2001, Messrs. Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of our company, were each granted options to purchase 125,000 shares of our common stock at an exercise price of $2.75 per share. On September 11, 2001, Messrs. Mackey and Silver were each granted options to purchase 200,000 shares of our common stock at an exercise price of $2.75 per share in consideration for past services as our directors from November 1995 to September 1998 and since January 2000. In addition, outside directors are also reimbursed for their expenses in attending board and committee meetings. Directors are not precluded from serving us in any other capacity and receiving compensation therefore. The options were not issued at a discount to the then market price.

Employee 401(k) Plan

         In October 1996, our board of directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, we may make discretionary employer matching contributions to our employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the beginning of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with us and satisfy other plan requirements are eligible to participate in the plan.

1995 Stock Option Plan

         We adopted a 1995 Stock Option Plan, for the officers, employees, directors and consultants of our company on November 7, 1995. The plan authorized the granting of stock options to purchase an aggregate of not more than 300,000 shares of our common stock. On February 16, 1996, options for substantially all 300,000 shares were granted. On June 9, 1997, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 300,000 shares to 600,000 shares. On September 3, 1998, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 shares to 1,200,000 shares. On November 29, 2000, our shareholders approved an amendment to the plan to increase the number of shares of common stock reserved for issuance thereunder from 1,200,000 shares to 1,700,000 shares. On September 11, 2001, our shareholders approved an amendment to the 1995 plan to increase the number of shares of common stock reserved for issuance thereunder from 1,700,000 shares to 2,700,000 shares. On June 13, 2003, our shareholders approved an amendment to the plan to increase the member of shares of common stock reserved for issuance thereunder from 2,700,000 shares to 3,700,000 shares.

         The compensation committee administers the 1995 Stock Option Plan. In general, the compensation committee will select the person to whom options will be granted and will determine, subject to the terms of the plan, the number, exercise, and other provisions of such options. Options granted under the plan will become exercisable at such times as may be determined by the compensation committee. Options granted under the plan may be either incentive stock options, as such term is defined in the Internal Revenue Code, or non-incentive stock options. Incentive stock options may only be granted to persons who are our employees. Non-incentive stock options may be granted to any person, including, but not limited to, our employees, independent agents, consultants as the compensation committee believes has contributed, or will contribute, to our success as the compensation committee believes has contributed, or will contribute, to our success. The compensation committee determines the exercise price of options granted under the 1995 Stock Option Plan, provided that, in the case of incentive stock options, such price is not less than 100% (110% in the case of incentive stock options granted to holders of 10% of voting power of our stock) of the fair market value (as defined in the plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which incentive stock options become exercisable for the first time in any year cannot exceed $100,000.

         The term of each option shall not be more than ten years (five years in the case of incentive stock options granted to holders of 10% of the voting power of our stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the 1995 Stock Option Plan at any time; provided, however, that unless ratified by our shareholders, no amendment or change in the plan will be effective that would increase the total number of shares that may be issued under the plan, materially increase the benefits accruing to persons granted under the plan or materially modify the requirements as to eligibility and participation in the plan. No amendment, supervision or termination of the plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

         We entered into an employment agreement with Thomas F. Motter, which commenced on January 1, 1998 and expires on December 31, 2002. The employment agreement requires Mr. Motter to devote substantially all of his working time as our Chairman and Chief Executive Officer, provided that he may be terminated for "cause" (as provided in the agreements) and prohibits him from competing with us for two years following the termination of his employment agreement. The employment agreement provides for the payment of an initial base salary of $135,000, effective as of January 1, 1998. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors. Effective as of October 1, 1999, the Board of Directors approved an increase in Mr. Motter's annual base salary to $160,000, and effective as of July 1, 2000, the board approved an increase in his annual base salary to $200,000, which remained in effect during 2002. Mr. Motter resigned as Chairman and Chief Executive Officer on August 30, 2002. He continued to receive his salary under the terms of the employment agreement through December 16, 2002.

         We entered into an employment agreement with Mark R. Miehle, which commenced on June 5, 2000, and was to expire on June 4, 2003. The employment agreement required Mr. Miehle to devote substantially all of his working time as our President and Chief Operating Officer, provided that he may be terminated for "cause" (as provided in the agreement) and prohibited him from competing with us for two years following the termination of his employment agreement. The employment agreement provided for the payment of an initial annual base salary of $150,000, effective as of June 5, 2000, and the issuance of stock options to purchase 150,000 shares of our common stock at $6.00 per share, to be vested in equal annual amounts over a three year period. The employment agreement also provided for salary increases and bonuses as to be determined at the discretion of the Board of Directors. The stated annual compensation remained in effect through December 31, 2001 and into 2002. The Board of Directors terminated the employment agreement with Mr. Miehle on August 30, 2002. He entered into a six month consulting agreement, which expired on February 28, 2003, for $5,000 per month. Mr. Miehle was paid $15,000 in 2002 under the terms of the consulting agreement.

         We entered into an employment agreement with Jeffrey F. Poore, which commenced on March 19, 2003 and expires on March 19, 2006. The employment agreement requires Mr. Poore to devote substantially all of his working time as our President and Chief Executive Officer, provided that he may be terminated for "cause" (as provided in the agreements) and prohibits him from competing with us for two years following the termination of his employment agreement. The employment agreement provides for the payment of an initial base salary of $175,000, effective as of March 19, 2003. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors. The employment agreement further provides for the issuance of stock options to purchase 1,000,000 shares of our common stock at $.16 per share, of which options to purchase 800,000 shares of common stock shall vest on March 19, 2003, options for an additional 100,000 shares of common stock shall vest on March 19, 2004, and options for an additional 100,000 shares of common stock shall vest on March 19, 2005.

Severance Agreement

         On August 30, 2002, the Board of Directors terminated the employment agreement with Mark R. Miehle who had been serving as our President and Chief Operating Officer. Under the terms of the termination of Mr. Miehle's employment agreement, the stock options issued to him on April 19, 2000 to purchase 150,000 shares of our common stock at $6.00 per share, on September 11, 2001 to purchase 110,000 shares of our common stock at $2.75 per share, and on January 28, 2002 to purchase 55,000 shares of our common stock at $2.75 per share were fully vested as of the date of such termination and continue to be exercisable for a period of one year following the termination of a consulting agreement, at which time such options would expire.

         The termination of the employment agreement also required us to enter into a consulting agreement with Mr. Miehle. Under the terms of the consulting agreement, Mr. Miehle is to provide consulting services to us for a period of six months for a fee of $5,000 per month. The consulting agreement is to be automatically renewed for an additional six months at a fee of $3,000 per month unless we deliver written notice to Miehle at least 30 days prior to the end of the initial six month term that we will not renew the agreement. We paid Mr. Miehle a total of $15,000 under the consulting agreement for consulting services during the months of September, October and November of 2002. We also provided written notice to Mr. Miehle more than 30 days prior to the end of the initial six month term of the consulting agreement of our intention not to review the agreement.

Limitation of Liability and Indemnification

         We reincorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. We believe that the reincorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow our directors the benefit of Delaware General Corporation Law that provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Our Bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by Delaware law. Our Bylaws authorize the use of indemnification agreements and we have entered into such agreements with each of our directors and executive officers.

         There is pending litigation against Thomas F. Motter, Mark R. Miehle and John W. Hemmer, former officers of the company, to whom we have indemnification obligations. The pending litigation consists of class action complaints for alleged violations of the federal securities laws filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of others similarly situated v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00448TC, Michael Marrone v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, and John Hemmer, Case No. 2:03 CV00513PGC, and Milian v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03 CV00617PGC. We have retained legal counsel to review the complaints, which appear to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM)and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation.

         More specifically, each of the complaints alleges that we falsely stated in our Securities and Exchange Commission filings and press releases that we had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for use of the Blood Flow Analyzer(TM). The complaints also allege that on July 11, 2002, we issued a press release falsely announcing that we had received a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation for 200 sets of our entire portfolio of products, with $70 million in systems to be delivered over a two-year period, then another $34 million of orders to be completed in the third year. As a result of these statements, the complaints contend that the price of our shares of common stock was artificially inflated during the period from April 25, 2001 through May 14, 2003, and the persons who purchased our common shares during that period suffered substantial damages. The complaints request judgment for unspecified damages, together with interest and attorneys' fees. These three cases have been consolidated into a single action. If we are not successful in defending and protecting our interests in these cases and a judgment is entered against us for substantial damages, we would not be able to pay the indemnification obligations and, as a result, would be forced to seek bankruptcy protection.

         There is also pending litigation against Messrs. Motter, Miehle and Hemmer in an action filed in the United States District Court, District of Utah by Innovative Optics, Inc. The complaint claims that Innovative and Barton entered into an asset purchase agreement with us on January 31, 2002, in which we agreed to purchase all the assets of Innovative in consideration for the issuance of 1,310,000 shares of the Company's common stock to Innovative. The complaint also claims that we allegedly made false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Financial Corporation. The purpose of these statements, according to the complaint, was to induce Innovative to sell its assets and purchase the shares of our common stock at artificially inflated prices while simultaneously deceiving Innovative and Barton into believing that the Company's shares were worth more than they actually were. The complaint contends that as a result of these statements, Innovative and Barton suffered substantial damages in an amount to be proven at trial.

         The complaint further claims that 491,250 of the shares to be issued to Innovative in the asset purchase transaction were not issued on a timely basis and we also did not file a registration statement with the Securities and Exchange Commission within five months of the closing date of the asset purchase transaction. As a result, the complaint alleges that the value of the shares of our common stock issued to Innovative in the transaction declined, and Innovative and Barton suffered damages in an amount to be proven at trial. We filed an answer to the complaint. If we are not successful in defending and protecting our interests in this action and a judgment is entered against us for substantial damages, we would not be able to pay the indemnification obligations and, as a result, would be forced to seek bankruptcy protection.

         Finally, there is also pending litigation against Messrs. Motter, Miehle and Hemmer and Randall A. Mackey, Chairman of the Board and Secretary, to whom we have indemnification obligations, in a class action complaint filed in the Third Judicial District Court, Salt Lake County, State of Utah, captioned
Albert Kinzinger, Jr., individually and on behalf of all others similarly situated vs. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, Randall A. Mackey, and John Hemmer, Case No. 030922608. We have retained legal counsel to review the complaint, which appears to be focused on alleged false or misleading statements pertaining to the Blood Flow Analyzer(TM). More specifically, the complaint alleges that we falsely stated in its Securities and Exchange Commission filings and press releases that it had received authorization to use an insurance reimbursement CPT code from the CPT Code Research and Development Division of the American Medical Association in connection with the Blood Flow Analyzer(TM), adding that the CPT code provides for a reimbursement to doctors of $57.00 per patient for the Blood Flow Analyzer(TM).

         The purpose of these statements, according to the complaint, was to induce investors to purchase shares of our Series E preferred stock in a private placement transaction at artificially inflated prices. The complaint contends that as a result of these statements, the investors that purchased shares of our Series E preferred stock in the private offering suffered substantial damages to be proven at trial. The complaint also alleges that we sold Series E preferred shares without registering the sale of such shares or obtaining an exemption from registration. The complaint requests rescission, compensatory damages and treble damages, including interest and attorneys' fees. We filed an answer to the complaint. If we are not successful in defending and protecting our interests in the action and a judgment is entered against us for substantial damages, we would not be able to pay the indemnification obligations and, as a result, would be forced to seek bankruptcy protection.

         Except for these litigation matters, there is no pending litigation or proceedings involving a director, officer, employee or other agent of our company as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of any class of our common stock to file initial reports of ownership and reports of changes of ownership of common stock. Such persons are also required to furnish us with all
Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us with respect to fiscal 2002, or written representations from certain reporting persons, we believe that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information with respect to beneficial ownership of our common stock as of November 30, 2003 for (i) each executive officer (ii) each director, (iii) each person known to us to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                                      Percent of
         Name and Address(1)                     Number of Shares      Ownership
         -----------------------------------------------------------------------
         Douglas A. MacLeod, M.D. (2)               2,538,451            10.1%
           502 South M Street
           Tacoma Washington 98405
         Jeffrey F. Poore(3)                          800,000             3.2
         Dr. David M. Silver(4)                       616,166             2.5
         Randall A. Mackey(4)                         600,000             2.4
         Keith D. Ignotz(5)                           329,560               *
         David I. Culumber                                 --               *
         Gregory C. Hill                                   --               *
         Thomas F. Motter                                  --               *
         Mark R. Miehle                                    --               *
         John W. Hemmer                                 8,863               *
         Heber C. Maughan(6)                           50,000               *
         Aziz A. Mohabbat                                  --               *
         Executive officers and directors
            as a group (eleven persons)             2,354,639              9.3%
         -----------------
         *Less than 1%.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah, 84119.
(2) Includes the stock held by Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute and Milan Holdings, Ltd.
(3) Includes options to purchase 800,000 shares of Common Stock granted to Dr. Poore that are currently exercisable or will become exercisable within 60 days of November 30, 2003.
(4) Includes options to purchase 600,000 shares of Common Stock granted to each of Dr. Silver and Mr. Mackey that are currently exercisable or will become exercisable within 60 days of November 30, 2003.
(5) Includes options to purchase 328,851 shares of Common Stock granted to Mr. Ignotz that are currently exercisable or will become exercisable within 60 days of November 30, 2003.
(6) Includes options to purchase 50,000 shares granted to Mr. Maughan that are currently exercisable or will become exercisable within 60 days of November 30, 2003.


                              CERTAIN TRANSACTIONS

         The information set forth herein describes certain transactions between us and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

         Thomas F. Motter, our former Chairman of the Board and Chief Executive Officer, leased his former residence to us for $2,500 per month. The primary use of the residential property was for housing accommodations for our employees living outside of Utah while they were working at our corporate headquarters in Salt Lake City. We paid $14,000 in rent during 2002. This agreement was terminated on January 31, 2003.

         We entered into a consulting agreement with Mark R. Miehle, the our former president and chief operating officer for a period of six months commencing on September 3, 2002. The agreement was renewable for additional six month terms. We did not renew the contract upon its expiration. We paid $15,000 under this agreement during 2002 and had an accrual of $5,000 as of December 31, 2002.

         Randall A. Mackey, a director since January 21, 2000, and from September 1995 to September 3, 1998 and chairman of the board since August 30, 2002, is President and a shareholder of the law firm of Mackey Price & Thompson, which rendered legal services in connection with various corporate matters. Legal fees and expenses paid to Mackey Price & Thompson for the fiscal years ended December 31, 2002 and 2001, totaled $167,000 and $159,000, respectively. As of December 31, 2002, we owed this firm $47,000, which is included in accounts payable.

                             SELLING SECURITYHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2003, by each of the holders of Series G convertible preferred stock, or selling Series G preferred shareholders, assuming each of the selling Series G preferred shareholders elect to exercise his or her conversion rights to convert the Series G preferred shares into shares of common stock, at a conversion rate equal to one share of common stock for each share of Series G preferred stock, the number of shares to be sold by each selling Series G preferred shareholder and the percentage of each selling Series G preferred shareholder after the sale of common stock included in this prospectus.

                                                                 Number of
                                    Shares Beneficially         Shares Being     Shares Beneficially
      Shareholders                 Owned Prior to Offering        Offered       Owned After Offering
      ------------                 -----------------------      ------------    --------------------

                                      Number      Percent                         Number   Percent
                                      ------      -------                         ------   -------
Crescent International, Inc.(1)      1,393,325     5.3%           1,393,325         0        *
OTAPE Investments LLC(2)               588,235     2.3%             588,235         0        *
                                     ---------                    ---------
       TOTAL                         1,981,560                    1,981,560
-------------------
*Less than 1%

(1) The investment advisor of Crescent International, Inc. is Greenlight (Switzerland) S.A., which exercises sole voting and investment powers, and Mel Craw and Maxi Brezzi are the managers of Greenlight (Switzerland) S.A.
(2) The chief executive officer of OTAPE Investments LLC is Ira M. Leventhal, who exercises sole voting and investment powers.

         The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2003, by each of the holders of common stock for resale, or selling shareholders, pursuant to registration rights granted to such selling shareholders, the number of shares to be sold by each selling common shareholder and the percentage of each selling common shareholder after the sale of the common stock included in this prospectus.


                                                                     Number of
                                         Shares Beneficially       Shares Being   Shares Beneficially
                                       Owned Prior to Offering         Offered      Owned After Offering
                                       -----------------------     ------------   ----------------------
      Shareholders                           Number     Percent                     Number   Percent
      ------------                           ------     -------                     ------   -------
Les Anderton Retirement Plan One               20,000      *            20,000         0        *
Byron B. Barkley                               50,000      *            50,000         0        *
Byron B. Barkley IRA                           50,000      *            50,000         0        *
M. Dale Burningham                             13,333      *            13,333         0        *
John Charles Casebeer, M.D.                   300,000     1.2%         300,000         0        *
Lane Clissold                                  20,000      *            20,000         0        *
Lyle W. Davis                                  50,000      *            50,000         0        *
Paul N. Davis                                  56,000      *            56,000         0        *
Gemcard Portfolios Ltd.(1)                     53,000      *            53,000         0        *
Steven H. Ingle and Susan Ingle
    Revocable Trust(2)                         45,000      *            45,000         0        *
JJR Investments, LLC(3)                       146,666      *           146,666         0        *
Denton Harris                                 270,000     1.1%         270,000         0        *
Ruby Ream                                      26,600      *            26,600         0        *
Carolyn D. Stewart and Denise
    Stewart McDonough, Joint
    Tenants                                    30,000      *            30,000         0        *
Wilco(4)                                       71,193      *            71,193         0        *
Wilson-Davis & Co., Inc.                                                                        *
    401(k) Profit Sharing Plan(5)              28,000      *            28,000         0
                                            ---------                ---------       ---
       TOTAL                                1,229,792                1,229,792         0
--------------
* Less than 1%.

(1) The director of Gemcard Portfolios, Ltd. is Michael Riegels, who exercises sole voting and investment powers.
(2) The trustees of the Steven H. Ingle and Susan Ingle Revocable Trust are Steven H. Ingle and Susan Ingle, who exercise shared voting and investment powers
(3) The manager of JJR Investments, LLC is James J. Robinson, who exercises sole voting and investment powers.
(4) The managing partner of Wilco, a Utah general partnership, is Paul N. Davis, who exercises sole voting and investment powers.
(5)      The trustee of  Wilson-Davis & Co., Inc.  401(k) Profit Sharing Plan is
         Paul N. Davis and Lyle W. Davis, who exercise shared voting and investment powers.

         The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2003, by each of the holders of warrants, or selling warrantholders, assuming each of the selling warrantholders elects to exercise the warrants held by such selling warrantholder to purchase shares of common stock at exercise prices ranging from $.16 to $.75 per share, the number of shares of common stock to be sold by each selling warrantholder, and the percentage of each selling warrantholder after the sale of the common stock included in this prospectus.

                                                                    Number of
                                         Shares Beneficially       Shares Being   Shares Beneficially
                                       Owned Prior to Offering       Offered      Owned After Offering
                                       -----------------------     ------------   ---------------------
      Warrantholders                         Number     Percent                     Number     Percent
      --------------                         ------     -------                     ------     -------
Les Anderton Retirement Plan One               30,000      *          10,000          20,000      *
Byron B. Barkley                               75,000      *          25,000          50,000      *
Byron B. Barkley IRA                           75,000      *          25,000          50,000      *
M. Dale Burningham                             20,333      *           6,667          13,333      *
Lane Clissold                                  30,000      *          10,000          20,000      *
Crescent International, Inc.(1)             1,610,179     6.0%       294,118       1,393,325     5.3%
Lyle W. Davis                                  75,000      *          25,000          50,000      *
Paul N. Davis                                  84,000      *          28,000          56,000      *
Timothy R. Forstrom(2)                        200,000      *         200,000               0      *
Gemcard Portfolios Ltd.(3)                     79,500      *          26,500          53,000      *
Denton Harris                                 405,000     1.8%       135,000         270,000     1.1%
Steven H. Ingle and Susan Ingle
    Revocable Trust(4)                         67,500      *          22,500          45,000      *
JJR Investments, LLC(5)                       200,000      *          66,667         133,333      *
OTAPE Investment, LLC(6)                      735,295     2.8%        88,235         588,235     2.3%
Ruby Ream                                      39,900      *          13,300          26,600      *
Carolyn D. Stewart and Denise
    Stewart McDonough, Joint
    Tenants                                    45,000      *          15,000          30,000      *
Wilson-Davis & Co., Inc.
    401(k) Profit Sharing Plan(7)              42,000      *          14,000          28,000      *
                                            ---------              ---------       ---------
       TOTAL                                3,813,363              1,004,986       2,915,061
--------------
* Less than 1%.

(1) The investment advisor of Crescent International, Inc. is Greenlight (Switzerland) S.A., which exercises sole voting and investment powers, and Mel Craw and Maxi Brezzi are the managers of Greenlight (Switzerland) S.A.
(2)      Mr. Forstrom is a consultant to the Company.
(3) The president of Gemcard Portfolios, Ltd. is Michael Reigels, who exercises sole voting and investment powers.
(4) The trustees of the Steven H. Ingle and Susan Ingle Revocable Trust are Steven H. Ingle and Susan Ingle who exercise shared voting and investment powers

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

(5) The manager of JJR Investments, LLC is James J. Robinson, who exercises sole voting and investment powers.
(6) The chief executive officer of OTAPE Investments LLC is Ira M. Leventhal, who exercises sole voting and investment powers.
(7) The trustees of Wilson-Davis & Co., Inc. 401(k) Profit Sharing Plan are Paul N. Davis and Lyle W. Davis, who exercise shared voting and investment powers.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 80,000,000 shares of common stock, $.001 par value per share, of which 25,428,536 shares were issued and outstanding as of November 30, 2003, and 5,000,000 shares of undesignated preferred stock, $.001 par value per share. We have created seven classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C convertible preferred stock, Series D convertible preferred stock, Series E convertible preferred stock, Series F convertible preferred stock and Series G convertible preferred stock. The following is a summary of the material terms and provisions of our capital stock and related securities. Because it is a summary, it does not include all of the information that is included in our certificate of incorporation. The text of our certificate of incorporation, which is attached as an exhibit to this registration statement, is incorporated into this section by reference.

Common Stock

         Voting Rights. The holders of our common stock will have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

         Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

         Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

         Our certificate of incorporation provides that 5,000,000 shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control with respect to our company or the removal of existing management. As of August 30, 2003, we have created and issued shares of seven classes of preferred stock.

Series A, B, C, D, E, F and G Preferred Stock.

         The Board of Directors has authorized the issuance of 500,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 30,000 shares of Series C Preferred Stock, 1,140,000 shares of Series D Preferred Stock, 50,000 shares of Series E Preferred Stock and 50,000 shares of Series F Preferred Stock. Each of the shares of preferred stock are convertible into shares of common stock at a different conversion price. As of August 31, 2003, there were issued and outstanding 5,627 shares of Series A Preferred Stock convertible into 6,753 shares of our common stock; 8,986 shares of Series B Preferred Stock convertible into 10,783 shares of our common stock; no shares of Series C Preferred Stock; 5,000 shares of Series D Preferred Stock; 1,500 shares of Series E Preferred Stock convertible into 80,000 shares of common stock;

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

5,623.75 shares of Series F Preferred Stock convertible into 299,933 shares of our common stock; and 1,981,560 shares of Series G Preferred Stock convertible into 1,981,560 shares of our common stock The voting rights, dividends, conversion rights, redemption rights, and liquidation rights of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock are more fully described below.

Series A Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series A preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series A preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series A preferred stock is entitled to non-cumulative preferred dividends at $.24 per share per annum payable, at our option, in cash from surplus earnings.

         Conversion. At any time the Series A preferred stockholder may convert each share of Series A preferred stock into 1.2 shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock.

         Other Rights. Upon our liquidation, dissolution, or sale of substantially all of our assets, the Series A preferred stockholders are entitled to distributions equal to $1.00 per share, plus accrued and unpaid dividends. The shares of Series A preferred stock are subject to redemption but have no preemptive rights to purchase additional shares of Series A preferred stock or our common stock.

Series B Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series B preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series B preferred stockholders is not required or authorized to take any corporate action.

         Dividends. Our Series B preferred stock is entitled to non-cumulative preferred dividends at $.24 per share per annum payable, at our option, in cash from surplus earnings.

         Conversion. At any time the Series B preferred stockholder may convert each share of Series B preferred stock into 1.2 shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock.

         Other Rights. Upon our liquidation, dissolution, or sale of substantially all of our assets, the Series B preferred stockholders are entitled to distributions equal to $4.00 per share, plus accrued and unpaid dividends. The Series B preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A preferred stock. The shares of Series B preferred stock are subject to redemption but have no preemptive rights to purchase additional shares of Series B preferred stock or our common stock.

Series C Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series C preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series C preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  C   preferred   stock  is   entitled  to  12%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series C preferred stockholder may convert each share of Series C preferred stock into 57.14 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and

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

similar transactions involving our common stock. Any shares of Series C preferred stock outstanding after January 1, 2002, are automatically converted into our shares to common stock at the conversion price then in effect.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series C preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series C preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $100.00 per share, plus declared but unpaid dividends. The Series C preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A and Series B preferred stock. No shares of Series C preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series C preferred stock or our common stock.

Series D Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series D preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series D preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  D   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series D preferred stockholder may convert each share of Series D preferred stock into one share of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series D preferred stock outstanding after January 1, 2002, are automatically converted into our shares of common stock at the conversion price then in effect.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series D preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series D preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $1.75 per share, plus declared but unpaid dividends. The Series D preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B and Series C preferred stock. No shares of Series D preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series D preferred stock or our common stock.

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

Series E Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series E preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series E preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  E   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series E preferred stockholder may convert each share of Series E preferred stock into 53.33 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series E preferred stock outstanding are automatically converted into shares of our common stock (i) after January 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $3.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series E preferred stockholders are entitled to distributions equal to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series E preferred stock into common stock immediately prior to liquidation, or
(ii) the stated value of $100.00 per share, plus declared but unpaid dividends. The Series E preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C and Series D preferred stock. No shares of Series E preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series E preferred stock or our common stock.

Series F Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series F preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series F preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  F   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series F preferred stockholder may convert each share of Series F preferred stock into 53.33 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series F preferred stock outstanding are automatically converted into shares of our common stock (i) after January 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $3.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series F preferred stockholders are entitled to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series F preferred stock into common stock immediately prior to liquidation, or (ii) the stated value of $1.00 per share, plus declared but unpaid dividends. The Series F preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C, Series D and Series E preferred stock. No shares of Series F preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series F preferred stock or our common stock.

Series G Preferred Stock

         Voting Rights. Except as provided by applicable law, the Series G preferred stockholders have neither voting power, nor the right to receive notice of any meetings of our stockholders. Except as required by law, the consent of the Series G preferred stockholders is not required or authorized to take any corporate action.

         Dividends.   Our  Series  G   preferred   stock  is   entitled   to  8%
non-cumulative preferred dividends payable, at our option, in common stock or cash from surplus earnings.

         Conversion. At any time the Series G preferred stockholder may convert each share of Series G preferred stock into one share of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions involving our common stock. Any shares of Series G preferred stock outstanding are automatically converted into shares of our common stock (i) after August 1, 2005, or (ii) after a registration statement registering our common shares issuable upon conversion has been effective for a least 30 days and the average closing price of our common stock for the 20-day period is at least $.50 per share.

         Other Rights. Upon our liquidation, dissolution or sale of substantially all of our assets, the Series G preferred stockholders are entitled to the greater of (i) the amount of distributions such shares would have received had such holders converted the Series G preferred stock into common stock immediately prior to liquidation, or (ii) the stated value of $.25 per share, plus declared but unpaid dividends. The Series G preferred stockholders are entitled to preferential distributions over all other classes of capital stock, other than Series A, Series B, Series C, Series D, Series E and Series F preferred stock. No shares of Series G preferred stock are subject to redemption or have preemptive rights to purchase additional shares of Series G preferred stock or our common stock.

Warrants

         Between June 10, 1997 and November 30, 2003, we issued warrants to individuals and entities to purchase shares of our common stock at exercise prices ranging from $.16 per share to $8.125 per share. The warrants all contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock splits, stock dividends, mergers, and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof we will make a cash payment based upon the current market value of such fractional shares. A holder of these warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants.

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

         The warrants that are currently issued and have not been exercised, and the exercise price and expiration date of such warrants are as follows:

         o Class A Warrants to purchase 1,000,000 shares of common stock at an exercise price of $7.50 per share, exercisable through January 10, 2004.

         o Warrants issued to Series E preferred stockholders to purchase 241,095 shares of common stock at an exercise price of $4.00 per share, exercisable through May 23, 2006.

         o Warrants issued to Series F preferred stockholders to purchase 251,114 shares of common stock at an exercise price of $4.00 per share, exercisable through August 20, 2006.

         o Warrants issued to Kenneth Jerome & Company, Inc. to purchase 200,000 shares of common stock at exercise prices ranging from $7.50 to $8.125 per share, exercisable through January 10, 2004.

         o Warrants issued to KSH Investment Group to purchase 280,400 shares of common stock at exercise prices ranging from $2.38 to $2.69 per share, exercisable through March 1, 2004.

         o Warrants issued to Cyndel & Company, Inc. to purchase 475,000 shares of common stock at exercise prices ranging from $3.00 to $4.00 per share, exercisable during the period of August 10, 2005 and February 7, 2006.

         o Warrants issued to Dr. Michael B. Lindberg to purchase 300,000 shares of common stock at exercise prices ranging from $4.00 to $6.75 per share, exercisable during the period of from December 1, 2008 through June 1, 2011.

         o Warrants issued to R.F. Lafferty & Co., Inc. to purchase 100,000 shares of common stock at an exercise price ranging from of $4.00 per share, exercisable through October 15, 2004.

         o Warrants issued to John W. Hemmer to purchase 75,000 shares of common stock at an exercise price of $7.50 per share, exercisable through January 24, 2005.

         o Warrants issued to Helen Kohn and Ronit Sucoff to purchase 50,000 shares each of common stock at an exercise price of $4.00 per share, exercisable through February 7, 2006.

         o Warrants issued to Barrry Kaplan Associates to purchase 100,000 shares of common stock at an exercise price of $3.00 per share, exercisable through May 15, 2004.

         o Warrants issued to Rodman & Renshaw to purchase 35,000 shares of common stock at an exercise price of $2.00 per share, exercisable through May 13, 2006.

         o Warrants issued to Innovative Optics, Inc, to purchase 250,000 shares of common stock at an exercise price of $5.00 per share, exercisable through January 31, 2005.

         o Warrants issued to Paul L. Archanbeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Inc., Frank G. Mauro, and Delbert G. Reichardt to purchase an aggregate of 788,750 shares of common stock at an exercise price of $.25 per share, exercisable through September 6, 2005.

         o    Warrants issued to Timothy R. Forstrom to purchase  200,000 shares
              of  common  stock  at  an  exercise   price  of  $.16  per  share,
              exercisable through April 30, 2006.

         o Warrants issued to certain investors in a private placement transaction to purchase an aggregate of 422,634 shares of common stock at an exercise price of $.75 per share, exerciseable through June 25, 2005.

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

         o Warrants issued to Series G Preferred warrantholders to purchase 470,589 shares of common stock at an exercise price of $.50 per share, exercisable through September 1, 2006.

         Certain Provisions of Certificate of Incorporation. Our Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, our directors shall not be liable to us and our stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by us to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. We have entered into indemnification agreements with our officers and directors. Such indemnification agreements provide that we will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Our transfer agent and registrar for our common stock and the Warrant Agent for the Class A warrants is Continental Stock Transfer & Trust Company, New York, New York.


                              PLAN OF DISTRIBUTION

         We are offering the shares on a "best efforts"basis directly through our officers and directors, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, other than reimbursement of offering expenses incurred by them. This offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part. This offering will be made on a continuous basis for a period of 90 days, unless extended by us in our sole discretion, for up to an additional 90 days. This offering may be terminated by us earlier if we sell all of the shares being offered or we decide to cease selling efforts.

         This offering is a self underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. In an underwritten offering, the underwriter and its team of professional advisors, including attorneys, accountants, engineers and other professionals, conduct a due diligence inquiry by reviewing a large volume of documentary materials in a company's files. The materials reviewed include corporate documents, financial statements and tax returns, engineering reports, market studies and reports, copies of all patents, licenses and trademarks, and all material contracts. This due diligence review is designed to bring to the underwriter's attention all material facts concerning the company. Because this offering is self underwritten and does not involve a due diligence review by an underwriter, there is a greater risk to an investor of this prospectus containing material errors and omissions.

         We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sale agents, who may receive compensation in the form of commissions or fees. We may enter into agreements with sales agents to assist us in identifying and contacting potential investors. Under these agreements, we may agree to pay these sales agents fees based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by us to the investors identified and contacted by these sales agents. We may also agree in some cases to reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent and any commissions and fees received by any such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act of 1933.

         The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares.

         In connection with their selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the

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

Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

         o    None  of  the   selling   persons   are  subject  to  a  statutory
              disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation;

         o None of the selling persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

         o None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

         o    All of the  selling  persons  meet  the  conditions  of  paragraph
              (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and
              (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C) do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.

         Our officers and directors may have assistants who may provide ministerial help, but their activities will be restricted to the following:

         o Preparing written communications and delivering such communications through the mails or other means that does not involve oral solicitation of potential purchasers, provided that such written communications have been approved by us.

         o Responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided that the content of such communications is limited to information contained in our registration statement; or

         o    Performing   ministerial   and  clerical  work  in  effecting  any
              transaction.

         We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. We reserve the right to withdraw, cancel or modify this offer and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and considered our general assets. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Certificates for shares purchased will be issued and distributed by our transfer agent within 10 business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by certified mail.

         Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

         Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker-dealers who sell out securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

         Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation. Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements. The application of the penny stock rules may affect your ability to resell your shares.

         We do not plan to solicit Series G preferred stockholders regarding the conversion of their Series G preferred shares into shares of common stock, which have been registered for resale upon conversation.

         The resale of the common stock by the Series G preferred stockholders that elect to convert their respective shares of Series G preferred stock to shares of common stock and the holders of warrants that elect to exercise their respective warrants and purchase common stock (collectively, the "Selling Securityholders"), may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the Over-the-Counter Bulletin Board or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their shares of common stock directly to purchasers, through broker- dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the common stock from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The Selling Securityholders will pay all commissions, transfer taxes, and other expenses associated with the sale of common stock by them.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act.

         The only Selling Securityholders who are affiliates of broker-dealers are Paul M. Davis and Lyle W. Davis. Messrs. Paul Davis and Lyle Davis each purchased shares of common stock and warrants to purchase common shares in a private offering that was completed on June 30, 2003. The offering involved the sale of 845,266 shares of common stock to 14 accredited investors at a price of $.375 per share. The investors were also issued warrants to purchase a total of 422,634 shares of common stock at an exercise price of $.75 per share. At no time has Messrs. Paul Davis or Lyle Davis had any agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or warrants or the underlying common shares to be issued in connection with the exercise of such warrants.

         From time to time this prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, the Selling Securityholders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Securityholders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the Selling Securityholders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                                     EXPERTS

         Our consolidated financial statements for years ended December 31, 2002 and 2001 and for each of the three years included in this prospectus have been audited by Tanner + Co., independent auditors, as stated in their report appearing herein. We have included our consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock in this offering will be passed upon for us by Mackey Price & Thompson, Salt Lake City, Utah. Randall A. Mackey, the President, a director and a shareholder of the law firm of Mackey Price & Thompson is our Chairman of the Board and Secretary. Legal fees and expenses paid to Mackey Price & Thompson for legal services during the fiscal years ended December 31, 2002 and 2003 totaled $167,000 and $159,000, respectively. As of December 31, 2002, we owed this firm $47,000, which is included in the accounts payable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933 and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

         You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information about the operation of the public reference rooms. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the registration statement is publicly available through the SEC's site on the Internet's World Wide Web, located at http://www.sec.gov.

         We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing to the SEC. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. We furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

                              FINANCIAL STATEMENTS


         Condensed Consolidated Balance Sheet (unaudited) -
         September 30, 2003 ...............................................  F-1

         Condensed Consolidated Statements of Operations (unaudited)
         for the nine months ended September 30, 2003
         and September 30, 2002............................................  F-3

         Condensed Consolidated Statements of Cash Flows (unaudited)
         for the nine months ended September 30, 2003 and
         September 30, 2002 ...............................................  F-4

         Notes to Financial Statements (unaudited).........................  F-5

                        PARADIGM MEDICAL INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)



                                                                 September 30,
                                                                       2003
                                                                 -------------
                                                                  (Unaudited)
ASSETS
Current Assets
  Cash & Cash Equivalents                                      $        213,000
  Receivables, Net                                                      701,000
  Inventory                                                           1,865,000
  Prepaid Expenses                                                      296,000
                                                                 ---------------
                                         Total Current Assets         3,075,000

Intangibles, Net                                                        684,000
Property and Equipment, Net                                             245,000
Deposits and Other Assets, Net                                           57,000
                                                                ---------------
                                                 Total Assets   $     4,061,000
                                                                ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade Accounts Payable                                                596,000
  Accrued Expenses                                                    1,759,000
  Current Portion of Long-term Debt                                     118,000
                                                                ---------------
                                   Total Current Liabilities          2,473,000

  Long-term Debt                                                         75,000
                                                                ---------------
                                            Total Liabilities         2,548,000



                 See accompanying notes to financial statements

Stockholders' Equity:
Preferred Stock, Authorized:
5,000,000 Shares, $.001 par value
     Series A
        Authorized:  500,000 shares; issued and
        outstanding: 5,627 shares at September 30, 2003                       -
     Series B
        Authorized:  500,000 shares; issued and
        outstanding: 8,986 shares at September 30, 2003                       -
     Series C
        Authorized:  30,000 shares; issued and
        outstanding: zero shares at September 30, 2003                        -
     Series D
        Authorized:  1,140,000 shares; issued and
        outstanding: 5,000 shares at September 30, 2003                       -
     Series E
        Authorized:  50,000; issued and
        outstanding: 1,500 at September 30, 2003                              -
     Series F
        Authorized:  50,000; issued and
        outstanding: 5,622 at September 30, 2003                              -
     Series G
        Authorized:  2,000,000; issued and
        outstanding: 1,981,560 at September 30, 2003                          -
Common Stock, Authorized:
40,000,000 Shares, $.001 par value; issued and
outstanding: 24,991,432 at September 30, 2003                            25,000
Common stock warrants                                                 1,046,000
Additional paid-in-capital                                           56,698,000
Stock subscription receivable                                          (294,000)
Accumulated Deficit                                                 (55,962,000)
                                                                 ---------------
                                   Total Stockholders' Equity         1,513,000
                                                                 ---------------
                   Total Liabilities and Stockholders' Equity    $    4,061,000
                                                                 ===============




                See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         Nine Months Ended
                                                           September 30,
                                                           ------------
                                                        2003           2002
                                                    (Unaudited)    (Unaudited)

Sales                                               $  2,225,000  $   3,894,000

Cost of Goods Sold                                     1,237,000      2,738,000
                                                    ------------   ------------

                    Gross Profit                         988,000      1,156,000
                                                    ------------   ------------
Operating Expenses:
  Marketing and Selling                                  711,000      2,381,000
  General and Administrative                           1,867,000      2,920,000
  Research, Development and Service                      789,000      2,449,000
  IMPAIRMENT OF ASSETS                                   159,000        700,000
                                                    ------------   ------------
        Total Operating Expenses                       3,526,000      8,450,000
                                                    ------------   ------------

Operating Income (Loss)                               (2,538,000)    (7,294,000)

Other Income and (Expense):
  Interest Income                                          3,000          6,000
  Interest Expense                                       (17,000)       (37,000)
  Other Income (Expense)                                 247,000         (6,000)
                                                    ------------   ------------
    Total Other Income and
    (Expense)                                            233,000        (37,000)
                                                    ------------   ------------
Net income (loss) before provision
    for income taxes                                  (2,305,000)    (7,331,000)

Income taxes                                                   -              -
                                                    ------------   ------------
Net Income (Loss)                                   $ (2,305,000)  $ (7,331,000)
                                                    ============   ============

Net Income (Loss) Per Share -
  -Basic                                            $       (.10)  $       (.45)
                                                    ============   ============
  -Diluted                                          $       (.10)  $       (.45)
                                                    ============   ============
Tighted Average Outstanding Shares-
 -Basic                                               22,795,000     16,316,000
                                                    ============   ============
 -Diluted                                             22,795,000     16,316,000
                                                    ============   ============



                See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                            Nine Months Ended       Nine Months Ended
                                                            September 30, 2003      September 30, 2002
                                                               (Unaudited)             (Unaudited)
Cash Flows from Operating Activities:
  Net Loss                                                  $    (2,305,000)     $    (7,331,000)
  Adjustment to Reconcile Net Loss to Net
    Cash Used In Operating Activities:
       Depreciation and Amortization                                268,000              396,000
       Issuance of Common Stock and Warrants for
          Compensation, Services and Payables                        83,000              211,000
       Issuance of Common Stock for Settlement
          Of Potential Liabilities                                  190,000                    -
       Increase in Inventory Reserve                                382,000              500,000
       Provision for (Recovery Of) Losses
         On Receivables                                              83,000             (136,000)
       Impairment of Intangible and Other Assets                    159,000              700,000
       Gain on settlement of obligations                           (247,000)                   -
       Issuance of Common Stock for In-process R&D                        -              630,000

(Increase) Decrease from Changes in:
       Trade Accounts Receivable                                    161,000            1,586,000
       Inventories                                                  402,000              871,000
       Prepaid Expenses                                            (215,000)              36,000
Increase (Decrease) from Changes in:
       Trade Accounts Payable                                      (120,000)             (61,000)
       Accrued Expenses and Deposits                                447,000              101,000
                                                            ---------------      ---------------
       Net Cash Used in Operating Activities                       (712,000)          (2,497,000)
                                                            ---------------      ---------------
Cash Flow from Investing Activities:
  Purchase of Property and Equipment                                 (1,000)            (134,000)
  Disposal of Property and Equipment                                  6,000                    -
  Other Assets                                                            -               (4,000)
  Net Cash Paid in Acquisition                                            -             (100,000)
                                                            ---------------      ---------------
       Net Cash (Used) Provided by Investing Activities               5,000             (238,000)
                                                            ---------------      ---------------
Cash Flows from Financing Activities:
  Principal Payments on Indebtedness                                (63,000)             (44,000)
  Proceeds from Short-Term Borrowing                                 90,000                    -
  Net Proceeds from sale of Common Stock and Warrants               429,000              562,000
  Net Proceeds from sale of Series G Preferred
     Stock and Warrants                                             270,000                    -
                                                            ---------------      ---------------
       Net Cash Provided by Financing Activities                    726,000              518,000
                                                            ---------------      ---------------

Net Increase (Decrease) in Cash and Cash Equivalents                 19,000           (2,217,000)

Cash and Cash Equivalents at Beginning of Period                    194,000            2,702,000
                                                            ---------------      ---------------
Cash and Cash Equivalents at End of Period                  $       213,000      $       485,000
                                                            ===============      ===============

Supplemental Disclosure of Cash Flow Information:

  Cash Paid for Interest                                    $        17,000      $        37,000
                                                            ===============      ===============
  Cash Paid for Income Taxes                                $             -      $             -
                                                            ===============      ===============



                See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


Significant Accounting Policies
-------------------------------

In the opinion of management, the accompanying financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of Paradigm Medical Industries, Inc. (the Company) as of September 30, 2003 and the results of its operations and its cash flows for nine months ended September 30, 2003 and 2002, and its cash flows for the nine months ended September 30, 2003 and 2002. The results of operations for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year.

Liquidity and Going Concern
---------------------------

Due to the declining sales, significant recurring losses and cash used to fund operating activities, the auditors' report for the year ended December 31, 2002 included an explanatory paragraph that expressed substantial doubt about its ability to continue as a going concern. The Company has taken significant steps to reduce costs and increase operating efficiencies. In addition, the Company is attempting to obtain additional funding through the sale of its common stock. Traditionally the Company has relied on financing from the sale of its common and preferred stock to fund operations. If the Company is unable to obtain such financing in the near future it may be required to reduce or cease its operations.

Reclassifications
-----------------

Certain amounts in the financial statements for the nine months ended September 30, 2002 have been reclassified to conform with the presentation of the current period financial statements.

Net loss Per Share
------------------

Net loss per common share is computed on the weighted average number of common and common equivalent shares outstanding during each period. Common stock equivalents consist of convertible preferred stock, common stock options and warrants. Common equivalent shares are excluded from the computation when their effect is anti-dilutive. Other common stock equivalents consisting of options and warrants to purchase 5,704,000 and 5,051,000 shares of common stock and preferred stock convertible into 2,384,000 and 437,000 shares of common stock at September 30, 2003 and 2002, respectively, have not been included in loss periods because they are anti-dilutive.

The shares used in the computation of the Company's basic and diluted earnings per share are reconciled as follows:

                                                 Nine Months Ended Sept. 30
                                                    2003             2002
                                                    ----             ----
Weighted average number of
   shares outstanding - basic                      22,795,000      16,316,000
Assume conversion of preferred stock                        -               -
Dilutive effect of stock options                            -               -
                                             ---------------------------------

Weighted average number of
   shares outstanding - diluted                    22,795,000      16,316,000
                                             =================================

Equity Line of Credit
---------------------

The Company sold approximately 696,000 shares of common stock for approximately $84,000 during the nine months ended September 30, 2003 under the $20,000,000 equity line of credit with Triton West Group, Inc.

Preferred Stock Conversions
---------------------------

Under the Company's Articles of Incorporation, holders of the Company's Class A and Class B Preferred Stock have the right to convert such stock into shares of the Company's common stock at the rate of 1.2 shares of common stock for each share of preferred stock. During the nine months ended September 30, 2003, no shares of Series A Preferred Stock and no shares of Series B Preferred Stock were converted to the Company's Common Stock.

Holders of Series D Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 1 share of common stock for each share of preferred stock. During the nine months ended September 30, 2003, no shares of Series D Preferred Stock were converted to the Company's Common stock.

Holders of Series E Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the nine months ended September 30, 2003, no shares of Series E Preferred Stock were converted to the Company's Common stock.

Holders of Series F Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the nine months ended September 30, 2003, 650 shares of Series F Preferred Stock were converted to shares of the Company's Common stock.

Holders of Series G Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 1 share of common stock for each share of preferred stock. During the nine months ended September 30, 2003, no shares of Series G Preferred Stock were converted to shares of the Company's Common stock.

Warrants
--------

The fair value of warrants granted as described herein is estimated at the date of grant using the Black-Scholes option pricing model. The exercise price per share is reflective of the then current market value of the stock. No grant exercise price was established at a discount to market. All warrants are fully vested, exercisable and nonforfeitable as of the grant date. The Company granted 1,005,000 warrants to purchase the Company's common stock during the period ended September 30, 2003. Of these warrants, 423,000 were issued in connection with a private placement of the Company's common stock, 382,000 were issued in connection with a private placement of the Company's Series G preferred stock, and 200,000 warrants were issued for consulting services. The 200,000 warrants issued for consulting services were valued at $35,000 using the Black-Scholes option pricing model. During the period ended September 30, 2002, the purchase agreement between the Company and Innovative Optics included warrants to purchase 250,000 shares of the Company's common stock at $5.00 per share, exercisable over a period of three years from the closing date. The Company valued the warrants at approximately $295,000, which amount was included in the purchase price.

Stock - Based Compensation
--------------------------

For stock options and warrants granted to employees, the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

Stock options and warrants granted to non-employees for services are accounted for in accordance with SFAS 123 which requires expense recognition based on the fair value of the options/warrants granted. The Company calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                 Nine Months Ended September 30,
                                                   2003             2002
                                                -----------------------------
Net income (loss) - as reported                 $ (2,305,000)   $  (7,331,000)

Deduct:  total stock-based employee
compensation determined under fair value
based method for all awards, net of
related tax effects                                 (359,000)               -
                                                -----------------------------

Net loss - pro forma                            $ (2,664,000)   $  (7,331,000)
                                                -----------------------------

Earnings per share:
     Basic and diluted - as reported            $       (.10)   $        (.45)
     Basic and diluted - pro forma              $       (.12)   $        (.45)

The weighted average fair value of stock options and warrants granted to non-employees for services during the nine months ended September 30, 2003 was $.16.

Related Party Transactions
--------------------------

Payments for legal services to the firm of which the chairman of the board of directors is a partner were approximately $62,000 and $185,000 for the nine months ended September 30, 2003 and 2002, respectively. The Company paid $7,500 during the third quarter of 2002 to a former officer and director of the Company for the rental of a house where employees from out of town stayed instead of incurring hotel expenses.

Supplemental Cash Flow Information
----------------------------------

During the nine months ended September 30, 2003, the Company granted 200,000 warrants for consulting services, which were recorded as an expense of $35,000, which is recorded as an increase to general and administrative expense and additional paid-in capital.

During the nine months ended September 30, 2003, the Company issued 1,262,000 shares of common stock, valued at $190,000 based on the trading price on the date of issuance, as settlement of potential litigation. This amount is included in general and administrative expenses. The Company incurred an obligation of approximately $43,000 for the settlement of accrued liabilities. The Company incurred a prepaid expense of approximately $60,000 in exchange for a note payable.

Accrued Expenses
----------------

Accrued expenses consist of the following at September 30, 2003:

        Accrued consulting and litigation reserve          $    580,000
        Warranty and return allowance                           659,000
        Accrued royalties                                       208,000
        Deferred revenue                                        119,000
        Customer deposits                                       107,000
        Accrued payroll and employee benefits                    86,000
                                                           ------------

                                                           $  1,759,000
                                                           ============

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Index to Financial Statements

--------------------------------------------------------------------------------

                                                                          Page
                                                                          ----


Report of Tanner + Co.                                                    F-2


Balance Sheet                                                             F-3


Statement of Operations                                                   F-4


Statement of Stockholders' Equity                                         F-5


Statement of Cash Flows                                                   F-6


Notes to Financial Statements                                             F-7


--------------------------------------------------------------------------------
                                                                             F-1

                                                    INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Paradigm Medical Industries, Inc.


We have audited the balance sheet of Paradigm Medical Industries, Inc. (the Company) as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Medical Industries, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company has incurred significant losses, and has been unable to generate positive cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                TANNER + CO.
Salt Lake City, Utah
March 11, 2003


                                                      PARADIGM MEDICAL INDUSTRIES, INC.
                                                                          Balance Sheet

                                                                           December 31,
---------------------------------------------------------------------------------------


        Assets
        ------
Current assets:
  Cash                                                                $         194,000
  Receivables, net                                                              944,000
  Inventories, net                                                            2,649,000
  Prepaid and other current assets                                               81,000
                                                                      -----------------

        Total current assets                                                  3,868,000

Intangibles, net                                                                910,000
Property and equipment, net                                                     495,000
Other assets                                                                     16,000
                                                                      -----------------

        Total                                                         $       5,289,000
                                                                      -----------------

---------------------------------------------------------------------------------------

        Liabilities and Stockholders' Equity
        ------------------------------------

Current liabilities:
  Accounts payable                                                    $         904,000
  Accrued liabilities                                                         1,414,000
  Current portion of capital lease obligations                                   44,000
                                                                      -----------------

        Total current liabilities                                             2,362,000
                                                                      -----------------

Capital lease obligations, net of current portion                                80,000
                                                                      -----------------

Commitments and contingencies                                                         -

Stockholders' equity:
  Preferred stock $.001 par value, 5,000,000 shares authorized,
   27,385 shares issued and outstanding (aggregate liquidation
   preference of $6,726,000)                                                          -
  Common stock, $.001 par value, 40,000,000 shares authorized,
   21,954,238 shares issued and outstanding                                      22,000
  Additional paid-in capital                                                 56,775,000
  Stock subscription receivable                                                (294,000)
  Accumulated deficit                                                       (53,656,000)
                                                                      -----------------

        Total stockholders' equity                                            2,847,000
                                                                      -----------------

        Total liabilities and stockholders' equity                    $       5,289,000
                                                                      -----------------



---------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                     F-3


                                                                            PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                      Statement of Operations

                                                                                     Years Ended December 31,
-------------------------------------------------------------------------------------------------------------

                                                                             2002                2001
                                                                      ---------------------------------------
Sales                                                                 $       5,368,000    $        7,919,000

Cost of sales                                                                 4,210,000             4,370,000
                                                                      ---------------------------------------

        Gross profit                                                          1,158,000             3,549,000
                                                                      ---------------------------------------

Operating expenses:
  General and administrative                                                  3,702,000             5,125,000
  Marketing and selling                                                       2,795,000             4,762,000
  Research, development and service                                           2,819,000             2,947,000
  Impairment of assets                                                        2,961,000                     -
                                                                      ---------------------------------------

        Operating loss                                                      (11,119,000)           (9,285,000)

Other income (expense):
  Interest income                                                                10,000                48,000
  Interest expense                                                              (46,000)              (41,000)
  Other income (expense)                                                              -              (865,000)
                                                                      ---------------------------------------

        Total other income (expense)                                            (36,000)             (858,000)
                                                                      ---------------------------------------

        Loss before provision for income taxes                              (11,155,000)          (10,143,000)

Provision for income taxes                                                            -                     -
                                                                      ---------------------------------------

        Net loss                                                      $     (11,155,000)   $      (10,143,000)
                                                                      ---------------------------------------

Beneficial conversion feature on
   Series E preferred stock                                                           -            (2,587,000)
Deemed dividend from Series E
   preferred detachable warrants                                                      -              (314,000)
                                                                      ---------------------------------------

Net loss applicable to common shareholders                            $     (11,155,000)   $      (13,044,000)
                                                                      ---------------------------------------

Loss per common share - basic and diluted                             $           (0.63)   $            (0.98)
                                                                      ---------------------------------------

Weighted average common shares - basic and diluted                           17,736,000            13,245,000
                                                                      ---------------------------------------

-------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                           F-4

                                                                                                   PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                                   Statement of Stockholders' Equity

                                                                                              Years Ended December 31, 2002 and 2001
------------------------------------------------------------------------------------------------------------------------------------




                                          Preferred       Common Stock     Additional   Treasury Stock     Stock
                                            Stock      -------------------   Paid-in   ----------------  Subscription  Accumulated
                                        (see note 10)  Shares      Amount    Capital     Shares  Amount  Receivable       Deficit
                                         -------------------------------------------------------------------------------------------

Balance, January 1, 2001                 $        -   12,611,189  $ 13,000  $ 41,157,000    -     $ -    $   (8,000)  $ (32,358,000)

Issuance of Series E preferred stock
  for cash                                        -            -         -     4,607,000    -       -             -               -

Issuance of Series F preferred stock
  for cash                                        -            -         -     4,358,000    -       -             -               -

Conversion of preferred stock                     -    1,758,617     2,000        (2,000)   -       -             -               -

Issuance of common stock for:
  Cash                                            -      328,725         -       673,000    -       -             -               -
  Settlement of litigation                        -      350,000         -       812,000    -       -             -               -
  Services                                        -       24,000         -        48,000    -       -             -               -
  Compensation                                    -            -         -             -    -       -         8,000               -

Issuance of stock options and warrants
  for services                                    -            -         -       503,000    -       -             -               -

Net loss                                          -            -         -             -    -       -             -     (10,143,000)
                                         -------------------------------------------------------------------------------------------

Balance, December 31, 2001                        -   15,072,531    15,000    52,156,000    -       -             -     (42,501,000)

Conversion of preferred stock                     -    3,132,356     3,000        (3,000)   -       -             -               -
Issuance of common stock for:
  Cash                                            -    1,262,000     2,000       560,000    -       -             -               -
  Settlement of litigation                        -       75,000         -        34,000    -       -             -               -
  Services                                        -      167,684         -       183,000    -       -             -               -
  Assets                                          -    1,467,358     2,000     2,626,000    -       -             -               -
  In process research and development             -      477,309         -       630,000    -       -             -               -
  Subscription receivable                         -      300,000         -       294,000    -       -      (294,000)              -

Issuance of stock warrants in
  acquisition                                     -            -         -       295,000    -       -             -               -

Net loss                                          -            -         -             -    -       -             -     (11,155,000)
                                         -------------------------------------------------------------------------------------------

Balance, December 31, 2002               $        -   21,954,238  $ 22,000  $ 56,775,000    -     $ -    $ (294,000)  $ (53,656,000)
                                         -------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                                                  F-5

                                                                              PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                        Statement of Cash Flows

                                                                                       Years Ended December 31,
---------------------------------------------------------------------------------------------------------------

                                                                                    2002             2001
                                                                            -----------------------------------
Cash flows from operating activities:
  Net loss                                                                       $ (11,155,000)   $ (10,143,000)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                                     624,000          671,000
     Issuance of common stock for compensation                                               -            8,000
     Issuance of common stock for services                                             183,000           48,000
     Issuance of common stock for in process research and development                  630,000
     Issuance of stock option/warrant for services                                           -          503,000
     Common stock issued for litigation settlement                                      34,000          812,000
     Recovery of bad debt expense                                                      (23,000)               -
     Provision for losses on inventory                                               1,755,000                -
     Impairment of intangibles and other assets                                      2,961,000                -
     (Gain) loss on disposal of assets                                                       -           23,000
     (Increase) decrease in:
       Receivables                                                                   1,473,000         (787,000)
       Inventories                                                                     952,000         (684,000)
       Prepaid and other assets                                                        255,000         (152,000)
     Increase (decrease) in:
       Accounts payable                                                               (313,000)         530,000
       Accrued liabilities                                                            (158,000)         372,000
                                                                            -----------------------------------

        Net cash used in operating activities                                       (2,782,000)      (8,799,000)
                                                                            -----------------------------------

Cash flows from investing activities:
  Purchase of property and equipment                                                   (28,000)        (220,000)
  Increase in intangibles                                                             (103,000)         (26,000)
  Proceeds from the disposal of assets                                                   2,000                -
  Net cash paid in acquisition                                                        (100,000)               -
                                                                            -----------------------------------

        Net cash used in investing activities                                         (229,000)        (246,000)
                                                                            -----------------------------------

Cash flows from financing activities:
  Proceeds from issuance of Series E preferred stock                                         -        4,607,000
  Proceeds from issuance of Series F preferred stock                                         -        4,358,000
  Principal payments on capital lease obligations                                      (59,000)         (85,000)
  Proceeds from the issuance of common stock, including
    exercise of common stock warrants and options                                      562,000          673,000
                                                                            -----------------------------------

        Net cash provided by financing activities                                      503,000        9,553,000
                                                                            -----------------------------------

Net change in cash                                                                  (2,508,000)         508,000

Cash, beginning of year                                                              2,702,000        2,194,000
                                                                            -----------------------------------

Cash, end of year                                                                $     194,000    $   2,702,000
                                                                            -----------------------------------

---------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                             F-6

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements

                                                      December 31, 2002 and 2001
--------------------------------------------------------------------------------

1.   Organization       Organization
     and Significant    Paradigm  Medical  Industries,  Inc.  (the Company) is a
     Accounting         Delaware  Corporation  incorporated in October 1989. The
     Policies           Company   is  engaged   in  the   design,   development,
                        manufacture,  and sale of high  technology  surgical and
                        diagnostic eye care products.  Its surgical equipment is
                        designed to perform minimally  invasive cataract surgery
                        and  is  comprised  of  surgical   devices  and  related
                        instruments  and   accessories,   including   disposable
                        products. Its diagnostic products include a pachymeter, an A-Scan, an A/B Scan, a biomicroscope, a perimeter, a corneal topographer, and a blood flow analyzer.

                        Cash Equivalents
                        For  purposes  of the  statement  of  cash  flows,  cash
                        includes  all  cash  and   investments   with   original
                        maturities to the Company of three months or less.

                        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        Inventories
                        Inventories are stated at the lower of cost or market, cost is determined using the weighted average method.

                        Property and Equipment
                        Property and equipment are recorded at cost, less accumulated depreciation. Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in operations.


--------------------------------------------------------------------------------
                                                                             F-7

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Intangible Assets
     and Significant    As of December 31, 2002,  intangible assets consisted of
     Accounting         goodwill  related to the  purchase of Ocular Blood Flow,
     Policies           Ltd.,   product   rights,    capitalized   payments   to
     Continued          manufacturers  for  engineering  and design services and
                        patent costs.

                        Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 required an initial impairment assessment involving a comparison of the fair value of goodwill and other intangible assets to current carrying values. We performed an analysis of goodwill and other intangible assets as of January 1, 2002 using future estimated cash flows as the basis for such analysis. The analysis did not result in any impairment at that date. As disclosed in Note 3, during 2002 the Company acquired the asset of Innovative Optics, Inc. The acquisition originally resulted in goodwill and identifiable intangible assets of $1,949,000. However, due to the Company's inability to cost effectively develop and manufacture the products acquired, an estimate of future cash flows shows that the assets acquired including goodwill and identifiable intangible assets, were impaired as of December 31, 2002. Intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually or more frequently if events or circumstances indicate that an asset might be impaired. Intangible assets determined to have definite lives are amortized on a straight-line basis over their useful lives. Product rights are being amortized over five years, capitalized engineering and design costs are fully amortized as of December 31, 2002, and patents are being amortized over the life of the patents which is ten years. We review such intangible assets with definite lives for impairment to ensure they are appropriately valued if conditions exist that may indicate the carrying value may not be recoverable. Such conditions may include an economic downturn in a geographic market or a change in the assessment of future operations. Goodwill is not amortized. We perform tests for impairment of goodwill annually or more frequently if events or circumstances indicate it might be impaired. Such tests include comparing the fair value of a reporting unit with its carrying value, including goodwill.

                        Impairment assessments are performed using a variety of methodologies, including cash flow analysis and estimates of sales proceeds. Where applicable, an appropriate discount rate is used, based on the Company's cost of capital rate or location-specific economic factors.


--------------------------------------------------------------------------------
                                                                             F-8

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Evaluation of Other Long-Lived Assets
     and Significant    The  Company   evaluates  the  carrying   value  of  the
     Accounting         unamortized  balances  of  other  long-lived  assets  to
     Policies           determine  whether any  impairment  of these  assets has
     Continued          occurred  or  whether   any   revision  to  the  related
                        amortization  periods should be made. This evaluation is
                        based on  management's  projections of the  undiscounted
                        future  cash  flows   associated  with  each  asset.  If
                        management's   evaluation  were  to  indicate  that  the
                        carrying values of these assets were impaired, such impairment would be recognized by a write down of the applicable asset.

                        Income Taxes
                        Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation, impairment of intangible assets, stock compensation expense, and accrued liabilities.

                        Stock - Based Compensation
                        For stock options and warrants granted to employees the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
                        (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

--------------------------------------------------------------------------------
                                                                             F-9

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Stock - Based Compensation - Continued
     and Significant    Stock options and warrants granted to non-employees  for
     Accounting         services are accounted  for in accordance  with SFAS 123
     Policies           which  requires  expense  recognition  based on the fair
     Continued          value  of  the  options/warrants  granted.  The  Company
                        calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model.

                        The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                   Years Ended December 31,
                                           ---------------------------------
                                                 2002            2001
                                           ---------------------------------

 Net loss - as reported                     $ (11,155,000) $   (10,143,000)

 Deduct:  total stock-based employee
 compensation determined under fair value
 based method for all awards, net of
 related tax effects                             (618,000)      (1,432,000)
                                           ---------------------------------

 Net loss - pro forma                       $ (11,773,000) $   (11,575,000)
                                           ---------------------------------

 Earnings per share:
      Basic and diluted - as reported       $        (.63) $          (.77)
      Basic and diluted - pro forma         $        (.66) $          (.87)

                        The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                  December 31,
                                     ----------------------------------------
                                             2002                2001
                                     ----------------------------------------

    Expected dividend yield            $                 - $               -
    Expected stock price
      volatility                                 102%-103%         106%-107%
    Risk-free interest rate                             4%              4-5%
    Expected life of options                     2-7 years         3-5 years


                            The weighted average fair value of options granted during 2002 and 2001 are $1.25 and $1.71, respectively.

--------------------------------------------------------------------------------
                                                                            F-10

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Earnings Per Share
     and Significant    The  computation  of basic  earnings per common share is
     Accounting         based  on  the   weighted   average   number  of  shares
     Policies           outstanding during each year.
     Continued
                        The computation of diluted  earnings per common share is
                        based  on  the   weighted   average   number  of  shares
                        outstanding  during  the  year  plus  the  common  stock
                        equivalents,  which  would  arise from the  exercise  of
                        stock  options  and  warrants   outstanding   using  the
                        treasury  stock method and the average  market price per
                        share during the year.  Options and warrants to purchase
                        5,151,557 and 6,221,798 shares of common stock at prices
                        ranging from $2.00 to $12.98 per share were  outstanding
                        at December  31, 2002 and 2001,  respectively,  but were
                        not   included  in  the  diluted   earnings   per  share
                        calculation   because   the   effect   would  have  been
                        antidilutive.

                        Revenue Recognition
                        Revenues for sales of products that require specific installation and acceptance by the customer are recognized upon such installation and acceptance by the customer. Revenues for sales of other surgical systems, ultrasound diagnostic devices, and disposable products are recognized when the product is shipped. A signed purchase agreement and a deposit or payment in full from customers is required before a product leaves the premises. Title passes at time of shipment (F.O.B. shipping point).

                        Research and Development
                        Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on behalf of the Company.

                        Concentration of Risk
                        The market for opthalmic lasers is subject to rapid technological change, including advances in laser and other technologies and the potential development of alternative surgical techniques or new pharmaceutical products. Development by others of new or improved products, processes or technologies may make products developed by the Company obsolete or less competitive.

--------------------------------------------------------------------------------
                                                                            F-11

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Concentration of Risk - Continued
     and Significant    The Company's high technology  product line requires the
     Accounting         Company  to  deal  with  suppliers  and   subcontractors
     Policies           supplying  highly  specialized  parts,  operating highly
     Continued          sophisticated   and  narrow   tolerance   equipment  and
                        performing  highly  technical  calculations  and  tasks.
                        Although  there are a limited  number of  suppliers  and
                        manufacturers  that  meet the  standards  required  of a
                        regulated medical device, management believes that other
                        suppliers  and   manufacturers   could  provide  similar
                        components and services.

                        The nature of the Company's business exposes it to risk from product liability claims. The Company maintains product liability insurance providing coverage up to $2 million per claim with an aggregate policy limit of $2 million. Any losses that the Company may suffer from any product liability litigation could have a material adverse effect on the Company.

                        A significant portion of the Company's product sales is in foreign countries. The economic and political instability of some foreign countries may affect the ability of medical personnel to purchase the Company's products and the ability of the customers to pay for the procedures for which the Company's products are used. Such circumstances could cause a possible loss of sales, which would affect operating results adversely.

                        During the years ended December 31, 2002 and 2001, no single customer represented more than 10 percent of total net sales.

                        Accounts receivable are due from medical distributors, surgery centers, hospitals, optometrists and ophthalmologists located throughout the U.S. and a number of foreign countries. The receivables are generally due within thirty days for domestic customers with extended terms offered for some international customers. The Company maintains an allowance for estimated potentially uncollectible amounts.


--------------------------------------------------------------------------------
                                                                            F-12

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Warranty
     and Significant    The Company provides  product  warranties on the sale of
     Accounting         certain products that generally extend for one year from
     Policies           the date of sale.  The  Company  maintains a reserve for
     Continued          estimated warranty costs based on historical  experience
                        and management's best estimates.

                        Use of Estimates in the Preparation of Financial Statements
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Reclassifications
                        Certain amounts in the 2001 financial statements have been reclassified to conform to the presentation of the current year financial statements.

2.   Going              The accompanying financial statements have been prepared
     Concern            on  a  going  concern  basis,   which  contemplates  the
                        realization   of   assets   and  the   satisfaction   of
                        liabilities   in  the   normal   course   of   business.
                        Historically,  the  Company  has  not  demonstrated  the
                        ability   to   generate   sufficient   cash  flows  from
                        operations to satisfy their liabilities and sustain operations and the Company has incurred significant losses. These factors raise substantial doubt about the Company's ability to continue as a going concern.



--------------------------------------------------------------------------------
                                                                            F-13

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


2.   Going              The  Company's   continuation  as  a  going  concern  is
     Concern            dependent on its ability to generate  sufficient  income
     Continued          and cash flow to meet its  obligations on a timely basis
                        and/or obtain  additional  financing as may be required.
                        The  Company  is  actively  seeking  options  to  obtain
                        additional capital and financing.  The Company currently
                        has a  private  equity  line of  credit  agreement  with
                        Triton  West Group,  Inc.,  (Triton),  which  allows the
                        Company to sell $20 million of common stock over a three
                        year   period  beginning  December  2000  to  Triton  by
                        tendering  put  notices to  purchase  shares  subject to
                        certain  NASDAQ trading  restrictions.  The company sold
                        approximately   329,000   shares  of  common  stock  for
                        approximately $673,000 during 2001 (see note 7). No shares of common stock were sold under the Triton equity line of credit during 2002. Management is uncertain that the combination of existing working capital and the private equity line of credit will be sufficient to assure continuation of the Company's operations through December 31, 2003. In the past, the Company has relied heavily upon sales of its common and preferred stock to fund operations. There can be no assurance that such equity financing will be available on terms acceptable to the Company in the future. If the Company is unable to obtain such financing or secure debt financing, it may be unable to continue development of its products and may be required to substantially curtail operations.


3.   Acquisitions       Innovative Optics, Inc.
                        On January 31, 2002, the Company  completed the purchase
                        of   certain   assets   of   Innovative   Optics,   Inc.
                        ("Innovative  Optics"),  pursuant  to the  terms  of the
                        Asset  Purchase  Agreement (the  "Agreement")  which the
                        Company entered into on January 31, 2002 with Innovative
                        Optics  and  Barton  Dietrich  Investments,   L.P.,  the
                        majority  shareholder of Innovative  Optics.  Innovative
                        Optics  is  a  Georgia   domiciled   corporation   which
                        manufactures and sells the Innovatome(TM), a software driven microkeratome that provides ophthalmic surgeons a means of cutting a corneal flap in refractive surgery, and microkeratome blades.


--------------------------------------------------------------------------------
                                                                            F-14

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


3.   Acquisitions       As  consideration  for the purchase of certain assets of
     Continued          Innovative  Optics, the Company paid $100,000 and issued
                        an aggregate of 1,272,825 shares of its common stock, and warrants to purchase 250,000 shares of the Company's common stock at $5.00 per share, exercisable over a period of three years from the closing date. The Company filed a registration statement with the Securities and Exchange Commission to register the shares of common stock for resale that Innovative Optics received as purchase consideration and the shares that Innovative
                        Optics will receive  upon the exercise of the  warrants.
                        The assets purchased included but were not imited to patents, inventory, work in process and finished goods relating to the Innovatome(TM), a microkeratome, and microkeratome blades. Of the 1,272,825 shares of the Company's common stock issued to Innovative Optics at closing, one-half the number of these shares, or 636,412 shares, were placed in an escrow account maintained at the law firm of Mackey Price & Thompson (the "Disbursing
                        Agent") pursuant to the terms of an Escrow Agreement.

                        In  connection  with  this   acquisition,   the  Company
                        recorded the following:


                 Inventory                               $          225,000
                Property, plant and equipment                        35,000
                Intangibles:
                      Patents, rights, trade name                   530,000
                      Goodwill                                    1,419,000
                 Equity:
                      Common stock issued                        (1,814,000)
                      Warrants issued                              (295,000)
                                                         -------------------

                 Net cash paid                           $          100,000
                                                         -------------------

                        The Company was required to use its best efforts to implement, within 90 days of the closing, Phase I of a Blade Price Reduction Program as prepared by a consultant. Immediately after such 90 day period, the Disbursing Agent was to distribute three-fourths of the shares held in escrow, or 477,309 shares, to Innovative Optics, unless the Company had certified that it had implemented Phase I of the Blade Price Reduction Program.


--------------------------------------------------------------------------------
                                                                            F-15

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


3.   Acquisitions       Despite  best   efforts,   the  Company  was  unable  to
     Continued          manufacture microkeratome blades at a targeted materials
                        cost  per  blade.   If  the   Company   certified   that
                        implementation  of Phase I of the Blade Price  Reduction
                        Program resulted in materials cost that exceeded the target cost per blade and such certification was not disputed by Innovative Optics, the number of escrow shares disbursed to Innovative Optics was to be reduced by 300 shares for every cent that the materials cost per blade exceeded the target cost. The Company was not successful in achieving the blade price reduction.
                        Innovative Optics requested that the total number of shares associated with Phase I be issued to them stating that the Company did not use its best efforts to achieve the target cost and that proper notification was not delivered to them. In August 2002, the Company issued
                        477,309 shares of common stock, which were held in escrow to Innovative Optics.

                        The shares were valued at $630,000, based upon the market price per share at the date of issue. The transaction amount was recorded as in process research and development costs and charged to expense.

                        The Company was also required to use its best efforts to implement, within six months after closing, Phase II of the Blade Price Reduction Program. Immediately after such six month period, the Disbursing Agent was to disburse the remaining shares in escrow to Innovative Optics unless the Company certified that it had implemented Phase II of the Blade Price Reduction Program and, despite best efforts, was unable to manufacture the microkeratome blades at a second targeted materials cost or less per blade. If Paradigm certified that implementation of Phase II of the Blade Price Reduction Program resulted in a materials cost that exceeded the second target cost per blade and such certification was not disputed by Innovative Optics, the number of escrow shares disbursed to Innovative Optics was to be reduced by 300 shares for every cent that the materials cost per blade exceeded the second target cost. If Innovative Optics disputes the Company's certification, the dispute will be resolved by arbitration by submitting the matter for resolution to the accounting firm of KPMG LLP. The Company did not implement Phase II of the Blade Price Reduction Project due to the lack of success experienced in Phase I. Also, the Company has not issued the remaining shares, which remain in escrow.

--------------------------------------------------------------------------------
                                                                            F-16

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


3.   Acquisitions       The Company determined that it could not manufacture the
     Continued          blades to support  its  customer  base at an  economical
                        cost. There are no blades in inventory at this time. The
                        Company  has  attempted  to sell the product and related
                        intangibles,   but  has  not  been  successful  in  such
                        efforts. Accordingly, due to the lack of projected future cash flows, during 2002 the Company recorded an impairment expense of $2,082,000 for the remaining book value of property and equipment and intangible assets purchased from Innovative Optics.

                        International Bioimmune Systems, Inc.
                        During 2002, the Company acquired 2,663,254, or 19.9%, of the outstanding shares of International Bioimmune Systems, Inc. (IBS) and warrants to purchase 1,200,000 shares of common stock of IBS at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of Paradigm common stock, the lending of 300,000 shares of Paradigm common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of Paradigm common stock to IBS and its counsel.

                        The issuance of 736,945 and 94,000 shares were valued based on the market price of Paradigm's common stock on the date of the transaction and resulted in an investment in IBS of $814,000, which combined with a cash investment of $65,000 made in 2000, resulted in a total investment of $879,000. The 300,000 shares were also valued at the market price on the date of issuance and were recorded as a stock subscription receivable of $294,000 because such shares will either be paid for or returned in the future.

                        Due to the uncertainty of future cash flows and the fact that the products have not been approved by the FDA, the Company determined that the likelihood of recovery of its investment was remote and recorded an impairment expense for the investment of $879,000.



--------------------------------------------------------------------------------
                                                                            F-17

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


4.   Detail of
     Certain
     Balance
     Sheet
     Accounts

Receivables:
      Trade receivables                                   $       1,286,000
      Other                                                           5,000
      Allowance for doubtful accounts                              (347,000)
                                                          -----------------

                                                          $         944,000
                                                          -----------------
Inventories:
      Finished goods                                      $       1,937,000
      Raw materials                                               2,838,000
      Reserve for obsolescence                                   (2,126,000)
                                                          -----------------

                                                          $       2,649,000
                                                          -----------------
 Accrued liabilities:
      Warranty and return allowance                       $         586,000
      Customer deposits                                              88,000
      Payroll and employee benefits                                 175,000
      Royalties                                                     182,000
      Consulting and other                                          155,000
      Deferred revenue                                              228,000
                                                          -----------------

                                                          $       1,414,000
                                                          -----------------


 5.   Intangible        Intangible  assets  consist of the following at December
      Assets            31, 2002:

                          Goodwill                            $         799,000
                          Product and technology rights                 769,000
                          Engineering and design costs                  482,000
                          Patents                                       173,000
                                                              ------------------

                                                                      2,223,000

                          Accumulated amortization                   (1,313,000)
                                                              ------------------

                          Net intangible assets               $         910,000
                                                              ------------------

                        Amortization expense for the years ended December 31, 2002 and 2001 was $248,000 and $341,000, respectively.

--------------------------------------------------------------------------------
                                                                            F-18

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


5.   Intangible         The  following  table  reflects a comparison of net loss
     Assets             and net loss per share  for each of the two years  ended
     Continued          December 31,  adjusted to give effect to the adoption of
                        SFAS 142:

                                                2002            2001
                                         ----------------------------------

 Reported net loss applicable to common
   shareholders                           $  (11,155,000)   $   (13,044,000)
 Add-back goodwill amortization,
   net of taxes                                        -             80,000
                                         ----------------------------------

 Adjusted net loss applicable to common
   Shareholders                           $  (11,155,000)   $   (12,964,000)
                                         ----------------------------------

 Reported loss per share-basic and
 diluted                                  $         (.63)   $          (.98)
 Add-back goodwill amortization                        -                  -
                                         ----------------------------------

 Adjusted loss per share-basic and
 diluted                                  $         (.63)   $          (.98)
                                         ----------------------------------

                        The changes in the carrying amount of goodwill during the year ended December 31, 2002 are as follows:


                        Balance as of December 31, 2001      $      803,000
                        Goodwill acquired during the year         2,047,000
                        Adjustments to goodwill                  (2,051,000)
                                                             --------------

                        Balance as of December 31, 2002      $      799,000
                                                             --------------

6.   Property and      Property and equipment consists of the following:
     Equipment
                       Office equipment                      $      750,000
                       Computer equipment                           657,000
                       Automobile                                    52,000
                       Furniture and fixtures                       264,000
                       Leasehold improvements                       166,000
                                                             --------------

                                                                  1,889,000

                       Accumulated depreciation
                         and amortization                        (1,394,000)
                                                            ---------------

                                                            $       495,000
                                                            ---------------

--------------------------------------------------------------------------------
                                                                            F-19

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Equity Line        The  Company  currently  has a  private  equity  line of
     of Credit          credit agreement with Triton West Group, Inc., (Triton),
                        which  allows the  Company to sell $20 million of common
                        stock over a three year  period  beginning  in  December
                        2000 to Triton by  tendering  put  notices  to  purchase
                        shares.  The put  notices may be tendered by the Company
                        at the Company's  discretion,  subject to certain NASDAQ
                        trading  restrictions.  Upon the put  notice  Triton  is
                        obligated  to  purchase  shares  at 88%  of  the  lowest
                        closing  bid  price  on  the  trading  day   immediately
                        following a five day period commencing two days prior to put notice and ending two days after such put notice date. The total amount per put is determined based on the stock closing bid price and the 30 trading day volume, with a maximum put amount of $2 million.

                        The Company sold approximately 329,000 shares of common stock for approximately $673,000 during 2001 under the equity line of credit with Triton West Group, Inc. in five different transactions dating from February 16, 2001 to June 21, 2001. There were no sales of common stock through this agreement during 2002.

8.   Lease              During the years ended  December 31, 2002 and 2001,  the
     Obligations        Company leased certain  equipment  under  noncancellable
                        capital leases. These leases provide the Company the option to purchase the leased assets at the end of the initial lease term. Assets under capital leases included in fixed assets and are as follows:

                        Computer and other equipment       $         291,000

                        Less accumulated amortization               (121,000)
                                                           ------------------

                                                           $         170,000
                                                           ------------------

                        Amortization expense on assets under capital leases during the years ended December 31, 2002 and 2001 was $46,000 and $54,000, respectively.

--------------------------------------------------------------------------------
                                                                            F-20

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


8.   Lease              Capital lease obligations have imputed interest rates of
     Obligations        approximately  15% to 22%.  The  leases  are  secured by
     Continued          equipment.  Future minimum payments on the capital lease
                        obligations are as follows:

          2003                                              $         61,000
          2004                                                        45,000
          2005                                                        38,000
          2006                                                        14,000
                                                            -----------------

                                                                     158,000

 Less amount representing interest                                   (34,000)
                                                            -----------------

 Present value of future minimum lease payments                      124,000

 Less current portion                                                (44,000)
                                                            -----------------

 Long-term portion                                          $         80,000
                                                            -----------------

                        The Company leases office and warehouse space under an operating lease agreement. Future minimum rental payments under the noncancellable operating lease as of December 31, 2002 are approximately as follows:

                        Year Ending December 31,                  Amount
                         -----------------------            ------------------

                                2003                        $          42,000
                                2004                                    6,000
                                                            ------------------


          Total future minimum rental payments              $          48,000
                                                            ------------------

                        In January 2003, the lease for the Company's office and warehouse space was renewed. This renewal will result in additional minimum lease payments of $121,000 in 2003, $155,000 in 2004, and $159,000 in 2005.

                        Rent expense related to noncancelable operating leases was approximately $437,000 and $435,000 for the years ended December 31, 2002 and 2001, respectively.

--------------------------------------------------------------------------------
                                                                            F-21

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


9.   Income             The provision for income taxes is different than amounts
     Taxes              which  would  be  provided  by  applying  the  statutory
                        federal income tax rate to loss before provision for income taxes for the following reasons:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                                              2002             2001
                                         -----------------------------------

 Federal income tax benefit at
   statutory rate                        $      4,127,000 $       3,753,000
 Expiration of research and
   development tax credit
   carryforwards                                  (25,000)         (181,000)
 Amortization of goodwill                               -           (30,000)
 Other                                            (32,000)          (28,000)
 Change in valuation allowance                 (4,070,000)       (3,514,000)
                                         -----------------------------------

                                         $              - $               -
                                         -----------------------------------

                        Deferred tax assets (liabilities) are comprised of the following:

 Net operating loss carryforward                           $     15,282,000
 Depreciation, amortization, and impairment                         783,000
 Allowance and reserves                                           1,159,000
 Impairment of investment in IBS                                    325,000
 Research and development tax credit
   carryforwards                                                     34,000
                                                           -----------------

                                                                 17,583,000

 Valuation allowance                                           (17,583,000)
                                                           -----------------

                                                           $              -
                                                           -----------------

                        A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.

--------------------------------------------------------------------------------
                                                                            F-22

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


9.   Income             At December 31, 2002, the Company had net operating loss
     Taxes              carryforwards of approximately  $41,000,000 and research
     Continued          and    development   tax   credit    carryforwards    of
                        approximately $34,000. These carryforwards are available to offset future taxable income and expire in 2003 through 2020. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the change in ownership.


10.  Capital            The Company has  established a series of preferred stock
     Stock              with a total of  5,000,000  authorized  shares and a par
                        value of $.001, and one series of common stock with a par value of $.001 and a total of 40,000,000 authorized shares.

                        Series A Preferred Stock
                        On September 1, 1993, the Company established a series of non-voting preferred shares designated as the 6% Series A Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series A Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of twenty-four cents ($.24) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series A Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series A Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $1.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Total liquidation preference at December 31, 2002 was $6,000.


--------------------------------------------------------------------------------
                                                                            F-23

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series A Preferred Stock - Continued
     Stock              3.    The  shares are  convertible  at the option of the
     Continued                holder at any time into common shares, based on an
                              initial  conversion  rate of one share of Series A
                              Preferred Stock for 1.2 common shares.

                        4.    The holders of the shares have no voting rights.

                        5. The Company may, at its option, redeem all of the then outstanding shares of the Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.

                        Series B Preferred Stock
                        On May 9, 1994, the Company established a series of non-voting preferred shares designated as 12% Series B Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series B Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of forty-eight cents ($.48) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series B Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $4.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Such right, however, is subordinate to the rights of the holders of Series A Preferred Stock to receive a distribution of $1.00 per share plus accrued and unpaid dividends. Total liquidation preference at December 31, 2002 was $36,000.


--------------------------------------------------------------------------------
                                                                            F-24

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

10.  Capital            Series B Preferred Stock - Continued
     Stock              3.    The  shares are  convertible  at the option of the
     Continued                holder at any time into common shares, based on an
                              initial  conversion  rate of one share of Series B
                              Preferred Stock for 1.2 common shares.

                        4.    The holders of the shares have no voting rights.

                        5. The Company may, at its option, redeem all of the then outstanding share of the Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.

                        Series C Preferred Stock
                        In January 1998, the Company authorized the issuance of a total of 30,000 shares of Series C Preferred Stock, $.001 par value, $100 stated value. The Series C
                        Preferred   Stock   have  the   following   rights   and
                        privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 12% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series C Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received if they had converted the shares into shares of Common Stock immediately prior to such liquidation plus declared but unpaid dividends; or (b) the stated value, subject to adjustment.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into approximately 57.14 shares of common stock at an initial conversion price, subject to adjustments for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.75 per share of common stock.

                        4.    The holders of the shares have no voting rights.

--------------------------------------------------------------------------------
                                                                            F-25

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series D Preferred Stock
     Stock              In  January  1999,  the  Company's  Board  of  Directors
     Continued          authorized  the issuance of a total of 1,140,000  shares
                        of  Series D  Preferred  Stock  $.001 par  value,  $1.75
                        stated value. The Series D Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 10% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series D Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2002 was $3,000.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into one share of Common Stock at an initial conversion price, subject to adjustment. The Series D Preferred Stock shall be converted into one share of the Common Stock subject to adjustment (a) on January 1, 2002 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series D Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series D Preferred Stock is at least $3.50 per share. The Company in 1999 recorded $872,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                        4.    The holders of the shares have no voting rights.


--------------------------------------------------------------------------------
                                                                            F-26

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series E Preferred Stock
     Stock              In May 2001,  the Company  authorized  the issuance of a
     Continued          total of 50,000 shares of Series E Preferred Stock $.001
                        par value,  $100  stated  value.  The Series E Preferred
                        Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series E Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2002 was $150,000.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2005, into approximately 53.33 shares of Common Stock at an initial conversion price, subject to adjustment for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.875 per share of common stock. The Series E Preferred Stock shall be converted into Common Stock subject to adjustment (a) on January 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series E Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series E Preferred Stock is at least $3.50 per share. The Company in 2001 recorded $1,482,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.


--------------------------------------------------------------------------------
                                                                            F-27

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series E Preferred Stock - Continued
     Stock              4.   The holders of the shares have no voting rights.
     Continued
                        5.    The   holders  of  the  shares  also  were  issued
                              warrants to purchase shares of common stock equal to 1,000 warrants for every 200 shares purchased at an exercise price of $4.00 per share. Each warrant is exercisable until May 23, 2006.

                        Series F Preferred Stock
                        In August 2001, the Company authorized the issuance of a total of 50,000 shares of Series F Preferred Stock $.001 par value, $100 stated value. The Series F Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series F Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2002 was $627,000.


--------------------------------------------------------------------------------
                                                                            F-28

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series F Preferred Stock - Continued
     Stock              3.    Each  share is  convertible,  at the option of the
     Continued                holder at any time until  January  1,  2005,  into
                              approximately  53.33  shares of Common Stock at an
                              initial  conversion  price,  subject to adjustment
                              for stock  splits,  stock  dividends  and  certain
                              combination  or  recapitalization  of  the  common
                              stock,  equal to $1.875 per share of common stock.
                              The Series F Preferred  Stock  shall be  converted
                              into Common  Stock  subject to  adjustment  (a) on
                              January 1, 2005 or (b) upon 30 days written notice
                              by the Company to the  holders of the  Shares,  at
                              any time after (i) the 30-day  anniversary  of the
                              registration  statement  on which  the  shares  of
                              Common  Stock  issuable  upon  conversion  of  the
                              Series F Preferred  Stock were registered and (ii)
                              the average  closing price of the Common Stock for
                              the 20-day period immediately prior to the date on
                              which notice of redemption is given by the Company
                              to the holders of the Series F Preferred  Stock is
                              at least  $3.50 per  share.  The  Company  in 2001
                              recorded  $1,105,000  as a  beneficial  conversion
                              feature   related  to  the   differences   in  the
                              conversion price of the preferred stock to common stock.

                        4.    The holders of the shares have no voting rights.

--------------------------------------------------------------------------------
                                                                            F-29

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

10.  Capital            The following table summarizes  preferred stock activity
     Stock              during the years ended December 31, 2002 and 2001:
     Continued

                             Series A          Series B          Series C         Series D           Series E           Series F
                          Shares    Amount   Shares   Amount   Shares  Amount  Shares   Amount  Shares     Amount    Shares   Amount
                          ----------------------------------------------------------------------------------------------------------
Balance at January 1,
2001                         5,957  $    -    8,986  $     -       -   $  -     52,500   $    -        -  $      -       -  $     -

Issuance of Series E
preferred stock for cash         -       -        -        -       -      -          -        -   46,219         -       -        -

Issuance of Series F
preferred stock for cash         -       -        -        -       -      -          -        -        -         -  52,472        -

Conversion of preferred
stock                         (210)      -   (6,250)       -       -      -    (42,500)       -  (26,919)        -  (5,113)       -
                          ----------------------------------------------------------------------------------------------------------

Balance at December 31,
2001                         5,747       -    8,986        -       -      -     10,000        -   19,300         -  47,359        -

Conversion of preferred
stock                         (120)      -        -        -       -      -     (5,000)       -  (17,800)        - (41,087)       -
                          ----------------------------------------------------------------------------------------------------------

Balance at December 31,
2002                         5,627  $    -    8,986  $     -       -   $  -      5,000   $    -    1,500  $      -   6,272  $     -
                          ----------------------------------------------------------------------------------------------------------

Authorized                 500,000       -  500,000        -  30,000      -  1,140,000        -   50,000         -  50,000        -
                          ----------------------------------------------------------------------------------------------------------

Liquidation preference           -  $6,000            36,000           $  -              $9,000           $150,000          $627,200
                          ----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                                            F-30

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


11.  Stock Option       The Company has a Stock  Option Plan (the Option  Plan),
     Plan and           which  reserves  shares of the Company's  authorized but
     Warrants           unissued common stock for the granting of stock options.
                        Amendments to the Option Plan increased the number of shares of common stock reserved for issuance thereunder to an aggregate of 2,700,000 shares.

                        The Option Plan provides for the grant of incentive stock options and non-qualified stock options to employees and directors of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by the Board of Directors or a Compensation Committee, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

                        During 2002, in connection with the Innovative Optics acquisition (see note 3), the Company granted warrants to purchase 250,000 shares of common stock at an exercise price of $5.00 per share. These warrants were nonforfeitable, vested and fully exercisable at the time of grant. The exercise prices of these options were not issued at a discount to the then market price of the common stock. The options and warrants were valued according to the Black-Scholes pricing model. As a result of these warrants, the Company included approximately $295,000 in the purchase price relating to the acquisition of the assets from Innovative Optics, Inc.

                        In addition, the Company granted the following options and warrants to non-employees during the year ended December 31, 2001:

                        o Warrants to purchase 100,000 shares of common stock at an exercise price of $4.00 per share, warrants to purchase 35,000 shares of common stock at an exercise price of $2.00 per share, and warrants to purchase 100,000 shares of common stock at $3.00 per share in return for consulting services. As a result of these warrants granted the Company recorded approximately $342,000 of general and administrative expense based on a Black-Scholes valuation.

--------------------------------------------------------------------------------
                                                                            F-31

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Stock Option       o     Warrants to purchase 50,000 shares of common stock
     Plan and                 at an  exercise  price of  $4.00  that  vested  in
     Warrants                 November  2001 were issued to a  consultant  as an
     Continued                extension of the consulting agreement. The Company
                              recognized $133,000 of general and administrative expense in connection with these warrants based on a Black-Scholes valuation.

                        o In connection with the Series E Preferred Stock offering, the Company issued warrants to purchase in aggregate 231,095 shares of common stock at an exercise price of $4.00 per share.

                        A schedule of the options and warrants is as follows:

                                                                Exercise
                                        Number of              Price Per
                               ----------------------------
                                  Options      Warrants          Share
                               -----------------------------------------------

 Outstanding at
    January 1, 2001                1,613,254     1,798,927  $   2.30 -  12.98
      Granted                      2,820,000       516,095      2.00 -   4.00
      Exercised                            -             -                  -
      Expired                       (236,626)            -      4.87 -   5.00
      Forfeited                     (289,852)            -      2.75 -   5.00
                               -----------------------------------------------
 Outstanding at
   December 31, 2001               3,906,776     2,315,022      2.00 -  12.98
      Granted                         70,000       250,000      2.00 -   5.00
      Exercised                            -             -                  -
      Expired                       (115,479)            -               5.00
      Forfeited                   (1,374,762)            -      2.31 -   6.00
                               -----------------------------------------------
 Outstanding at
   December 31, 2002               2,486,535     2,565,022  $    2.00 - 12.98
                               -----------------------------------------------

--------------------------------------------------------------------------------
                                                                            F-32

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



11.  Stock Option       The following table summarizes  information  about stock
     Plan and           options and warrants outstanding at December 31, 2002:
     Warrants
     Continued
                            Outstanding                      Exercisable
               -------------------------------------   -----------------------
                              Weighted
                              Average
                             Remaining    Weighted                  Weighted
    Range of                 Contractual   Average                    Average
    Exercise       Number        Life      Exercise        Number    Exercise
     Prices     Outstanding    (Years)      Price       Exercisable    Price
 ----------------------------------------------------   -----------------------

 $  2.00 - 5.00    3,438,649         4.12 $     3.16       3,091,098 $    3.68
    6.00 - 8.13    1,587,025          .73       6.07       1,512,025      7.27
          12.98       25,883          N/A      12.98          25,883     12.98
 ----------------------------------------------------   -----------------------

 $  2.30 -12.98    5,051,557         3.05 $     4.34       4,629,006 $    4.90
 ----------------------------------------------------   -----------------------


12. Related Party       Thomas F. Motter, former Chairman of the Board and Chief
     Transactions       Executive  Officer  of the  Company,  leased  his former
                        residence  to the  Company  for $2,500  per  month.  The
                        primary use of the residential  property was for housing
                        accommodations   for  the  Company's   employees  living
                        outside of Utah while they were working at the Company's
                        corporate  headquarters  in Salt Lake City.  The Company
                        obtained an  appraisal  from an  independent  appraiser,
                        which  has  concluded  that the  monthly  rate of $2,500
                        represents   the  fair   market  rate  for  leasing  the
                        residential property. The Company paid $14,000 in rent during 2002. This agreement was terminated on January
                        31, 2003.

                        The Company entered into a consulting agreement with a former executive officer of the Company for a period of six months commencing in September 2002. The agreement was renewable for additional six-month terms. The Company did not renew the contract upon its expiration. The Company paid $15,000 under this agreement during 2002 and had an accrual of $5,000 as of December 31, 2002.

--------------------------------------------------------------------------------
                                                                            F-33

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


12.  Related Party      A law  firm,  of  which  the  chairman  of the  board of
     Transactions       directors of the Company is a shareholder,  has rendered
     Continued          legal  services to the  Company.  The Company  paid this
                        firm $175,000 and $159,000, for the years ended December
                        31,  2002 and 2001,  respectively.  As of  December  31,
                        2002, the Company owed this firm $50,000, which is included in accounts payable.


13.  Supplemental       o  During the year ended  December 31,  2002 the Company
     Cash Flow             acquired certain  assets of  Innovative  Optics, Inc.
     Information           in  a   purchase  transaction   (see  note  3).   The
                           transaction required  the  payment of  $100,000 and a
                           potential  issuance  of  1,272,000  shares  of common
                           stock. In  connection  with   this  acquisition,  the
                           Company recorded the following:



                           Inventory                           $        225,000
                           Property, and equipment                       35,000
                           Intangibles:
                             Patents, rights, trade name                530,000
                             Goodwill                                 1,419,000
                           Equity:
                             Common stock issued                     (1,814,000)
                             Warrants issued                           (295,000)
                                                               -----------------

                           Net cash paid                       $        100,000
                                                               -----------------

--------------------------------------------------------------------------------
                                                                            F-34

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


13.  Supplemental       o     During 2002, the Company  acquired  2,663,254,  or
     Cash Flow                19.9%, of the outstanding  shares of International
     Information              Bioimmune  Systems,  Inc.  (IBS) and  warrants  to
     Continued                purchase  1,200,000  shares of common stock of IBS
                              at $2.50  per  share  for a period  of two  years,
                              through  the  exchange  and  issuance  of  736,945
                              shares of Paradigm common stock, the lending of 300,000 shares of Paradigm common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of Paradigm common stock to IBS and its counsel.

                        o During the year ended December 31, 2001, the Company acquired $235,000 of property and equipment in exchange for capital lease agreements.

                        Actual amounts paid for interest and income taxes are as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                                               2002             2001
                                         -----------------------------------

                        Interest         $         46,000 $          41,000
                                         -----------------------------------

                        Income taxes     $              - $               -
                                         -----------------------------------

--------------------------------------------------------------------------------
                                                                            F-35

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



14.  Export Sales       Total sales  include  export  sales by major  geographic
                        area as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                         Geographic Area       2002              2001
                                         -----------------------------------

                         Far East        $       1,171,000 $      1,416,000
                         South America             308,000          301,000
                         Middle East               337,000          287,000
                         Europe                    505,000        1,323,000
                         Canada                    121,000          200,000
                         Mexico                     61,000           31,000
                                         -----------------------------------

                                         $       2,503,000 $      3,558,000
                                         -----------------------------------


15.  Savings Plan       In  November  1996,  the  Company  established  a 401(k)
                        Retirement  Savings Plan for the Company's  officers and
                        employees. The Plan provisions include eligibility after
                        six months of service,  a three year  vesting  provision
                        and 100% matching  contribution  by the Company up to 3%
                        of a participant's compensation.  During the years ended
                        December  31,  2002 and 2001,  the  Company  contributed
                        approximately   $59,000   and   $68,000   to  the  Plan,
                        respectively.


16.  Commitments        Consulting Agreements
     and                During  the year ended  December  31,  1999 the  Company
     Contingencies      entered a consulting  agreement with a former officer of
                        the Company, which expires in 2004 and requires annual payments of $25,000 through 2003 and a payment of $12,500 in 2004.

                        During the year ended December 31, 2000, in connection with the acquisition of OBF, the Company entered a consulting agreement with the former owner of OBF, which requires monthly payments of $6,000 through June 2003.

--------------------------------------------------------------------------------
                                                                            F-36

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Litigation
     and                An action was brought  against the Company in March 2000
     Contingencies      by  George  Wiseman,  a former  employee,  in the  Third
     Continued          District  Court of Salt Lake County,  State of Utah. The
                        complaint  alleges  that the  Company  owes Mr.  Wiseman
                        6,370 shares of its common stock plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of Paradigm common stock) pursuant to Utah law.
                        The Company believes the complaint is without merit and intends to vigorously defend against the action.

                        An action was brought against the Company in September 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that are allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum with respect to the sales of certain equipment plus attorney's fees. Discovery has taken place and the Company has paid royalties of $15,000 to bring all required payments up to date through June 30, 2001. However, the legal action has not been dismissed as a result of the payments. The Company is in the process of working with Photomed International and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future. It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. The Company believes that any additional royalty payment that may be required as settlement of the action will not have a material impact on the financial statements.

                        An Action has been brought against the Company by Merrill Corporation that alleges that the Company owes the plaintiff approximately $20,000 together with interest thereon at the rate of 10% per annum from August 30, 1999, plus costs and attorney's fee. The complaint alleges a breach of contract relative to printing services. The Company has filed an answer to the complaint and discovery is proceeding. The Company believes that the complaint against the Company is without merit and intends to vigorously defend against the action.

--------------------------------------------------------------------------------
                                                                            F-37

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Litigation - Continued
     and                The Company  received demand letters dated September 14,
     Contingencies      2000  and  October  17,  2000  from  Mentor  Corporation
     Continued          ("Mentor")  claiming that the Company failed to register
                        485,751  shares of common  stock  issued to Mentor under
                        the Asset  Purchase  Agreement  dated  October 15, 1999,
                        among the Company, Mentor, Mentor Ophthalmics,  Inc. and
                        Mentor  Medical,   Inc.  The  Asset  Purchase  Agreement
                        related   to  the   Company's   purchase   of   Mentor's
                        phacoemulsification product line in consideration for the issuance by the Company to Mentor of 485,751 shares of its common stock, valued at the sum of $1,500,000 at the time of closing.

                        On July 2, 2001, the Company entered into a settlement agreement with Mentor Corporation in which the Company agreed to pay 350,000 shares of common stock to the Mentor Corporation in exchange for release of all claims against the Company in connection with the registration of certain shares of the Company's common stock previously issued. This settlement resulted in a litigation settlement expense of $812,000 based on the market price of the Company's common stock on the date of settlement.

                        The Company received a demand letter dated December 9, 2002 from counsel for Dan Blacklock, dba Danlin Corp. The letter demands payment in the amount of $65,000 for manufacturing and supplying parts for our microkeratome blades. The Company's records show that it received approximately $35,000 in parts from the Danlin Corp., but that the additional amounts that the Danlin Corp claims are owed, were from parts that were received but rejected because they had never been ordered.

                        The Company received demand letters dated September 29, 2002 and December 10, 2002 from counsel for CitiCorp, Vendor Finance, Inc. and its successor-in-interest, The Copy Man dba TCM Business. The letters demand payment of $50,000 plus interest for the leasing of two copy machines that were delivered to the Salt Lake City facilities on or about April of 2000. The majority of the amounts alleged to be owed are from the remaining payments on the leases. The Company disputes the amounts allegedly owed, asserting that the copy machines, which were returned to the leasing company, did not work properly.


--------------------------------------------------------------------------------
                                                                            F-38

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Litigation - Continued
     and                The Company  received a demand letter dated December 30,
     Contingencies      2002 from counsel for Thomas F. Motter,  former Chairman
     Continued          and Chief  Executive  Officer.  Mr. Motter claims in the
                        letter  that he was  entitled to certain  stock  options
                        that had not been issued to him in a timely  manner.  By
                        the  time  the  options  were  actually  issued  to him,
                        however,  they had expired.  Mr. Motter contends that if
                        the options had been issued in a timely manner, he would
                        have  exercised  them in a manner  that would have given
                        him  a  substantial   benefit.   Mr.   Motter   requests
                        restitution  for the loss of the financial  opportunity.
                        Mr. Motter also claims that he was defrauded by the Company by not being given an extended employment agreement when he terminated the change of control agreement that he had entered into with the Company.

                        Mr. Motter is further claiming payment for accrued vacation time during the 13 years he had been employed, asserting that he only had a total of four weeks of vacation during that period. Finally, Mr. Motter is threatening a shareholder derivative action against the Company because of the board of directors' alleged failure to conduct an investigation into conversations that took place in a chat room on Yahoo. Mr. Motter asserts that certain individuals participating in the conversations were officers or directors of the Company whose interests were in conflict with the interests of the shareholders. The Company believes that Mr. Motter's claims and assertions are without merit and intend to vigorously defend against any legal action that Mr. Motter may bring against the Company.

                        The Company received a demand letter dated January 6, 2003 from counsel for Westcore STIPG, LLC, the landlord with regard to the lease on the former facilities in San Diego, California. The letter demands payment of $11,000 plus interest, attorney's fees and costs for the repairs and restoration work on the San Diego facilities, after a deduction of a $6,000 security deposit. The Company rejects these claims, contending that the security deposit was adequate to pay for any repairs or restoration expenses on the premises.

                        An action was brought by Dr. John Charles Casebeer against the Company in the Montana Second Judicial District Court, Silver Bow County, state of Montana. The complaint alleges that Dr. Casebeer entered into a personal services contract with the Company memorialized by a letter dated April 20, 2002, with it being alleged that Dr. Casebeer fully performed his obligations. Dr. Casebeer asserts that he is entitled to $43,750 per quarter for consultant time and as an incentive to be granted each quarter $5,000 in options issued at the fair market value. An additional purported incentive was $50,000 in shares of stock being issued at the time a formalized contract was to be signed by the parties. In the letter it is provided that at its election, the Company may pay the consideration in the form of stock or cash and that stock would be issued within 30 days of the close of the quarter. Prior to the litigation, the Company issued 43,684 shares to Dr. Casebeer. The referenced letter provides that termination may be made by either party upon giving 90 days written notice. Notice was given by the Company in early November 2002. The Company recently filed its answer in defense of the action. Issues include whether or not Dr. Casebeer fully performed as asserted.

                        The Company may become or is subject to other investigations, claims or lawsuits ensuing out of conduct of its business, including those related to environmental safety and health, product liability, commercial transactions etc. The Company is currently not aware of any other such items, which it believes could have a material adverse effect on the financial statements.

--------------------------------------------------------------------------------
                                                                            F-39

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Royalty Agreements
     and                The Company has a royalty  agreement  with the president
     Contingencies      of OBF.  The  agreement  provides for the payment of 10%
     Continued          royalty  of the net  sales  related  to the  Blood  Flow
                        Analyzer. The agreement terminates in 2020. The Company did not make any royalty payments during 2002 under this agreement and $147,000 were accrued at the end of the year.

                        The Company has an amended exclusive patent license agreement with a company which owns the patent for the laser-probe used on the Photon machine. The agreement provides for the payment of a 1% royalty on all sales proceeds related directly or indirectly, to the Photon machine. The agreement terminates on July 7, 2003. Through December 31, 2002, no significant royalties have been paid under this agreement.

                        The Company has an agreement with a Canadian corporation that provides for the payment of royalties related to the sales of UBM (Ultrasonic Bio-Microscopy). The agreement outlines payments of 150 Canadian Dollars for each licensed product sold for a period of 12 years that ends in September of 2002. At December 31, 2002, the Company had accrued approximately $7,000 in royalties.

                        The Company has a royalty agreement with another company that developed a promotional CD for the Company. Through the promotion of the CD, the Company hopes to increase sales in the Autoperimiter and assist doctors currently using the unit with the interpretation of visual fields. The royalty base with be 50% each until the Company's share equals the production costs related to development of the disk. Thereafter, the developer will receive 70% and the Company will receive 30% of the royalty base. Royalties paid during the year relating to this agreement were not significant.


17.  Fair Value         The  Company's  financial  instruments  consist of cash,
     of Financial       receivables,  payables,  and notes payable. The carrying
     Instruments        amount of cash,  receivables  and payables  approximates
                        fair  value  because of the  short-term  nature of these
                        items.   The  carrying   amount  of  the  notes  payable
                        approximates fair value as the individual borrowings bear interest at market interest rates.

--------------------------------------------------------------------------------
                                                                            F-40

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


18.  Recent             Recent Accounting Pronouncements
     Accounting         In June 2001,  the FASB issued  Statement  of  Financial
     Pronounce-         Accounting  Standards  No.  143,  "Accounting  for Asset
     ments              Retirement   Obligations".   This  Statement   addresses
                        financial   accounting  and  reporting  for  obligations
                        associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This
                        Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. This
                        Statement addresses financial accounting and reporting for the disposal of long-lived assets. The Company is currently assessing the impact of this statement.

                        In April 2002, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB
                        Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of Accounting Principles Board Opinion No. 30 before they can be classified as extraordinary in the income statement. As a result, companies that use debt extinguishment as part of their risk management cannot classify the gain or loss from that extinguishment as extraordinary. The statement also requires sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Company does not expect Adoption of SFAS No. 145 did have a material impact on financial position or future operations.

                        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard, which is effective for exit or disposal activities initiated after December 31, 2002, provides new guidance on the recognition, measurement and reporting of costs associated with these activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date the company commits to an exit or disposal plan. The adoption of SFAS No. 146 by the Company is not expected to have a material impact on the Company's financial position or future operations.


--------------------------------------------------------------------------------
                                                                            F-41

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



18.  Recent             Recent Accounting Pronouncements - Continued
     Accounting         In  December   2002,   the  FASB  issued  SFAS  No.  148
     Pronounce-         "Accounting for Stock-Based Compensation--Transition and
     ments              Disclosure--an  amendment  of FASB  Statement  No. 123,"
     Continued          which is  effective  for all fiscal  years  ending after
                        December  15, 2002.  SFAS No. 148  provides  alternative
                        methods of transition for a voluntary change to the fair
                        value  based  method  of  accounting   for   stock-based
                        employee compensation under SFAS No. 123 from the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25. SFAS 148 also changes the disclosure requirements of SFAS 123, requiring a more prominent disclosure of the pro-forma effect of the fair value based method of accounting for stock-based compensation. The adoption of SFAS No. 148 by the Company did not have a material impact on the Company's financial position or future operations.

                        In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN No. 46), which addresses consolidation by business enterprises of variable interest entities. FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not expect to identify any variable interest entities that must be consolidated. In the event a variable interest entity is identified, the Company does not expect the requirements of FIN No. 46 to have a material impact on its financial condition or results of operations.

--------------------------------------------------------------------------------
                                                                            F-42

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


18.  Recent             Recent Accounting Pronouncements - Continued
     Accounting         In November 2002, the FASB issued Interpretation No. 45,
     Pronounce-         Guarantor's  Accounting and Disclosure  Requirements for
     ments              Guarantees,    Including    Indirect    Guarantees    of
     Continued          Indebtedness of Others (FIN No. 45). FIN No. 45 requires
                        certain guarantees to be recorded at fair value, which is different from current practice to record a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5, Accounting for Contingencies. FIN No. 45 also requires the Company to make significant new disclosures about guarantees. The disclosure requirements of FIN No. 45 are effective for the Company in the first quarter of fiscal year 2003. FIN No. 45's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company's previous accounting for guarantees issued prior to the date of the initial application of FIN No. 45 will not be revised or restated to reflect the provisions of FIN No 45. The
                        Company does not expect the adoption of FIN No. 45 to have a material impact on its consolidated financial position, results of operations or cash flows.



--------------------------------------------------------------------------------

No dealer,  salesperson  or other person
is authorized to give any information or
to represent  anything not  contained in
this  prospectus.  This prospectus is an      12,216,339 Shares of Common Stock
offer to sell  only the  shares  offered
hereby, but only under circumstances and
in  jurisdictions  where it is lawful to
do so. The information contained in this      PARADIGM MEDICAL INDUSTRIES, INC.
prospectus  is  current  only  as of its
date.
                                                    -----------------

        ---------------------                         PROSPECTUS

        TABLE OF CONTENTS                           -----------------


                                    Page
Prospectus Summary..................                December __, 2003
Risk Factors  ......................
Use of Proceeds.....................
Dividend Policy.....................
Capitalization......................
Market for Common Equity and
   Related Shareholder Matters......
Selected Financial Data.............
Management's Discussion and Analysis
   of Plan of Operation.............
Business ...........................
Management .........................
Security Ownership of Certain
   Beneficial Owners and Management
Certain Transactions................
Selling Securityholders.............
Description of Securities...........
Plan of Distribution................
Experts.............................
Legal Matters.......................
Where You Can Find More Information.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 24. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of our Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to our Bylaws, our Certificate of Incorporation or the Delaware General Corporation Law.

Item 25. Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):


        Filing fee -- Securities and Exchange Commission............  $    368
        Printing and engraving expenses.............................     5,000
        Legal fees and disbursements................................    45,000
        Accounting fees and disbursements...........................    15,000
        Blue Sky fees and expenses (including legal fees)...........     5,000
        Transfer agent and registrar fees and expenses...............    1,500
        Miscellaneous...............................................     3,132
                                                                     ---------
        Total expenses..............................................  $ 75,000

Item 26.  Recent Sales of Unregistered Securities

         The following information is furnished with regard to all issuances of unregistered shares of our common stock during the past three years. These shares were issued, unless otherwise indicated, without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended or, in the case of the exercise of warrants, the shares were registered pursuant to a registration statement in effect at the time of the warrant exercise.

I. Common Stock

         On July 14, 2000, the Company issued 75,758 shares of common stock to Triton West Group, Inc., an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $300,000, or a purchase price of $3.96 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On July 20, 2000, the Company issued 12,350 shares of common stock to John W. Hemmer for a cash investment in the amount of $61,750 pursuant to the exercise of warrants at an exercise price of $5.00 per share.

         On July 24, 2000, the Company issued 300 shares of common stock to Gabriel Plaut for a cash investment in the amount of $807 pursuant to the exercise of warrants at an exercise price of $2.69 per share.

         On August 30, 2000, the Company sold a total of 500,000 shares of common stock to 34 accredited investors, as defined in section 2 (15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $3.625 per share. The Company received $1,812,500 in cash as a result of the private placement transaction and paid $133,125 in commissions and expenses.

         On August 31, 2000, the Company issued 85,175 shares of common stock to Triton West Group, Inc., an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $308,759, or at a purchase price of $3.625 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On September 6, 2000, the Company issued 5,384 shares of common stock to Randall A. Mackey for services as a director of the Company from July 10, 1996 to September 3, 1998.

         On September 6, 2000, the Company issued 200,000 shares of common stock to two accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) under the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $3.625 per share. The Company received $725,000 in cash as a result of the private placement transaction and paid $65,250 in commissions and expenses.

         On September 9, 2000, the Company issued 19,000 shares of common stock to the Estate of Albert J. Barbara for a cash investment in the amount of $57,000 pursuant to the exercise of warrants at an exercise price of $3.00 per share.

         On September 25, 2000, the Company issued 1,115 shares of common stock to Christopher Brothers pursuant to the cashless exercise of warrants.

         On October 18, 2000, the Company issued 83,000 shares of common stock to Triton West Group, Inc., an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $260,205, or at a purchase price of $3.14 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On November 28, 2000, the Company issued 1,870 shares of common stock to Michael P. Fenten pursuant to the cashless exercise of warrants.

         On February 20, 2001, the Company issued 150,000 shares of common stock to Triton West Group, Inc., an accredited investor as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $300,000, or at a purchase price of $2.00 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On March 14, 2001, the Company issued 49,716 shares of common stock to Triton West Group, Inc., an accredited investor as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $87,500, or at a purchase price of $1.76 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rules 506 of Regulation D thereunder.

         On May 22, 2001, the Company issued 40,440 shares of common stock to Triton West Group, Inc., an accredited investor as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $100,000, or at a purchase price of $2.47 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rules 506 of Regulation D thereunder.

         On May 30, 2001, the Company issued 37,381 shares of Common stock to Triton West Group, Inc., an accredited investor as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $100,000, or at a purchase price of $1.95 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rules 506 of Regulation D thereunder.

         On June 26, 2001, the Company issued 51,188 shares of common stock to Triton West Group, Inc., an accredited investor as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $100,000, or at a purchase price of $1.95 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rules 506 of Regulation D thereunder.

         On August 22, 2001, the Company issued 350,000 shares of common stock to Mentor Corporation pursuant to a settlement agreement dated July 2, 2001 regarding the settlement of a dispute between the Company and Mentor Corporation. The dispute involved whether the 485,751 shares of the Company's common stock issued to Mentor Corporation pursuant to an asset purchase transaction were required to have been registered in the Company's registration statement declared effective on January 5, 2000. This settlement resulted in a litigation settlement expense of $812,000 based on the market price of the Company's common stock on the date of settlement.

         On January 31, 2002, the Company issued 1,272,825 shares of common stock and warrants to purchase 250,000 shares of the Company's Common Stock at $5.00 per share to Innovative Optics, Inc. as consideration pursuant to the completion of a transaction involving the purchase of all of the assets of Innovative Optics, Inc. One-half of these common shares, or 636,412 shares, were held in escrow pending completion of the blade cost reduction project. On August 2, 2002, 477,309 of these shares were delivered to Innovative Optics. The remainder of the shares, or 159,103 shares, remain in escrow because phase 2 of the blade cost reduction project has not been completed. The assets purchased from Innovative Optics included raw materials, work in process, finished goods inventories, equipment, patents, rights, trade name and goodwill, which were recorded as $2,209,000 on the financial statements of the Company.

         On January 31, 2002, the Company issued 50,000 shares of common stock to Dr. Scott S. Bair as consideration pursuant to the completion of a transaction involving the purchase of all the assets of Innovative Optics, Inc.

         On June 19, 2002, the Company issued 17,007 shares of common stock to John Charles Casebeer, M.D. for services rendered to the Company under a consulting agreement. The shares represent the payment of $50,000 in common stock in consideration for assisting the Company to develop and promote its Innovatome(TM) microkeratome during the period from April 1, 2002 to June 30, 2002.

         On July 9, 2002, the Company issued 35,000 shares of common stock to Michael W. Stelzer pursuant to the Severance Agreement and General Release, which the Company entered into with Mr. Stelzer on January 21, 2000.

         On July 29, 2002, the Company issued 26,677 shares of common stock to John Charles Casebeer, M.D. for services rendered to the Company under a consulting agreement. The shares represent the payment of $50,000 in common stock in consideration for assisting the Company to develop and promote the Innovatome(TM) microkeratome during the period from July 1, 2002 to September 30, 2002.

         On July 30, 2002, the Company issued 50,000 shares of common stock to each of Peter Kristensen and F. Briton McConkie for services rendered to the Company under a Major Account Facilitator Contract in which Messrs. McConkie and Kristensen served as intermediaries between the Company and an international agent in an effort to sell 150 Photon(TM) laser systems in Asia.

         On August 2, 2002, the Company issued 48,000 shares of common stock to Michael B. Lindberg, M.D. for services rendered under a consulting agreement. The shares issued to Dr. Lindberg represent the payment for assisting the Company in evaluating new technologies and instruments during the period from December 1, 2000 to November 30, 2002.

         On September 26, 2002, the Company issued a total of 736,945 shares of its on stock to 34 shareholders of International Bio- Immune Systems, Inc. or IBS in connection with a transaction with IBS to acquire 19.9% of the outstanding shares of IBS common stock through the exchange and issuance of the 736,945 shares of its common stock for 2,663,254 shares of common stock of IBS. In addition, as part of the transaction, the Company lent 300,000 shares of its common stock to IBS and, as consideration for the payment of certain expenses of IBS in the transaction, issued 44,000 shares of its common stock to IBS and 50,000 shares of its common stock to Joseph S. Anile, II. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On September 30, 2002, the Company issued 40,000 shares of common stock to Michael W. Stelzer pursuant to a Severance Agreement and General Release, which the Company entered into with Mr. Stelzer on September 27, 2002.

         On January 22, 2003, the Company issued a total of 2,524,000 shares of common stock to six accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $.25 per share. The Company received a total of $631,000 in cash in the private placement transaction and paid $69,410 in commissions and expenses. In addition, the Company issued warrants to purchase 157,750 shares of common stock at an exercise price of $.25 per share for commissions and expenses. The accredited investors also received warrants to purchase a total of 631,000 shares of common stock at an exercise price of $.25 per share.

         On March 26, 2003, the Company issued 695,991 shares of common stock to Triton West Group, Inc., an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $85,746, or at a purchase price of $.12 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

         On June 13, 2003, the Company issued 50,000 shares of common stock to Frank G. Mauro for a cash investment of $12,500 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 13, 2003, the Company issued 7,888 shares of common stock to Delbert G. Reichardt for a cash investment in the amount of $1,972 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 13, 2003, the Company issued 7,887 shares of common stock to John H. Banzhaf for a cash investment in the amount of $1,971.25 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 26, 2003, the Company issued 51,000 shares of common stock to Paul L. Archambeau, M.D. for a cash investment in the amount of $12,750 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 30, 2003, the Company completed the sale of 845,266 shares of common stock to 14 accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder at a price of $.375 per share. The Company received a total of $316,975 in cash in the private placement transaction and issued 84,526 shares of common stock in commissions and expenses. The accredited investors also received warrants to purchase 422,634 shares of common stock at an exercise price of $.75 per share.

II. Series E Preferred Stock

         During the period from May 31, 2001 to August 20, 2001, the Company sold a total of 46,219 shares of Series E convertible preferred Stock to 44 accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $100.00 per share. The Company received $4,621,900 in cash as a result of the private placement transaction and paid $369,752 in commissions and expenses. The Series E convertible preferred stock is convertible into shares of common stock at a conversion price of $1.875 per share of common stock. The accredited investors also received warrants to purchase a total of 231,095 shares of common stock at an exercise price of $4.00 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

III.    Series F Preferred

         During the period from August 20, 2002 to November 21, 2001, the Company sold a total of 48,597.20 shares of Series F convertible preferred stock to 58 accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $100.00 per share. The Company received $4,859,720 in cash as a result of the private placement transaction and paid $388,788 in commissions and expenses. The Series F convertible preferred stock is convertible into shares of common stock at a conversion price equal to $1.875 per share of common stock. The accredited investors also received warrants to purchase a total of 242,986 shares of common stock at an exercise price of $4.00 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

IV.     Series G Preferred

         During the period from August 24, 2003 to September 15, 2003, the Company sold a total of 1,981,560 shares of Series G convertible preferred stock to two accredited investors, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $.17 per share. The Company received $300,000 in cash as a result of the private placement transaction and paid $30,000 in commissions and expenses. In addition, the Company issued warrants to purchase 88,236 shares of common stock at an exercise price of $.50 per share for commissions and expenses. The Series G convertible preferred stock is convertible into shares of common stock at a conversion price equal to $.17 per share of common stock. The accredited investors also received warrants to purchase a total of 382,353 shares of common stock at an exercise price of $.50 per share. These shares were issued without registration in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 27.  Exhibits

     (a) Exhibits
         --------

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

Exhibit
  No.                      Document Description
-------                    --------------------
2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
3.1            Certificate of Incorporation(1)
3.2            Amended Certificate of Incorporation(10)
3.3            Bylaws(1)
4.1            Warrant Agency Agreement with Continental  Stock Transfer & Trust
               Company(3)
4.2            Specimen Common Stock Certificate (2)
4.3            Specimen Class A Warrant Certificate(2)
4.4            Form of Class A Warrant Agreement(2)
4.5            Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
4.6            Warrant to  Purchase  Common  Stock  with Note  Holders re bridge financing (1)
4.7            Specimen Series C Convertible Preferred Stock Certificate(4)
4.8 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(4)
4.9            Specimen Series D Convertible Preferred Stock Certificate (6)
4.10 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock (7)
4.11           Warrant to Purchase Common Stock with Cyndel & Co. (6)
4.12           Warrant Agreement with KSH Investment Group, Inc. (6)
4.13           Warrant to Purchase  Common Stock with R.F.  Lafferty & Co., Inc.
               (6)
4.14           Warrant to Purchase Common Stock with Dr. Michael B. Limberg (7)
4.15           Warrant to Purchase Common Stock with John W. Hemmer (7)
4.16           Stock Purchase Warrant with Triton West Group, Inc.(9)
4.17 Warrant to Purchase Common Stock with Consulting for Strategic Growth, Ltd.(9)
4.18 Certificate of Designations, Powers, Preferences and Rights of the Series G Convertible Preferred Stock (14)
5.1            Opinion of Mackey Price & Thompson
10.1           Exclusive Patent License Agreement with PhotoMed(1)
10.2           Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
10.3           1995 Stock Option Plan (1)
10.4           Employment Agreement with Thomas F. Motter (5)
10.5           Stock Purchase Agreement with Ocular Blood Flow, Ltd. and Malcolm
               Redman (7)
10.6           Consulting Agreement with Malcolm Redman (7)
10.7           Royalty Agreement with Malcolm Redman (7)
10.8           Registration Rights with Malcolm Redman (7)
10.9           Employment Agreement with Mark R. Miehle (8)
10.10          Agreements with Steven J. Bayern and Patrick M. Kolenik (8)
10.11          Private  Equity Line of Credit  Agreement with Triton West Group,
               Inc. (8)
10.12 Asset Purchase Agreement with Innovative Optics, Inc. and Barton Dietrich Investments, L.P.(10)
10.13 Escrow Agreement with Innovative Optics, Inc., Barton Dietrich Investments, L.P. (10)
10.14          Assignment  and  Assumption  Agreement  with  Innovative  Optics,
               Inc.(10)
10.15          General  Assignment  and  Bill of Sale  with  Innovative  Optics,
               Inc.(10)
10.16          Non-Competition  and  Confidentiality  Agreement  with  Mario  F.
               Barton(10)
10.17          Termination of Employment Agreement with Mark R. Miehle(12)
10.18          Consulting Agreement with Mark R. Miehle(12)
10.19          Employment Agreement with Jeffrey F. Poore (13)

10.20          License Agreement with Sunnybrook Health Science Center
10.21          Major Account Facilitator Contract
10.22          Mutual Release with Douglas A. MacLeod, M.D. and others
10.23          Purchase Agreement with American Optisurgical, Inc.
23.1           Consent of Mackey Price & Thompson (Included in Exhibit 5.1)
23.2           Consent of Tanner & Co.

-----------------
(1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
(2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
(3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
(4) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998.
(5) Incorporated by reference from Report on Form 10-QSB, as filed on November 12, 1998.
(6) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.
(7) Incorporated by reference from Report on Form 10-QSB, as filed on August 16, 2000.
(8) Incorporated by reference from Report on Form 10-QSB, as filed on May 15, 2001.
(9) Incorporated by reference from Report on Form 10-KSB, as filed on April 16, 2001.
(10) Incorporated by reference from Current Report on Form 8-K, as filed on March 5, 2002.
(11) Incorporated by reference from Amendment No. 1 to Registration Statement on Form S-3, as filed on March 20, 2002.
(12) Incorporated by reference from Report on Form 10-QSB, as filed on November 18, 2002.
(13) Incorporated by reference from Registration Statement on Form SB-2, as filed on July 7, 2003.
(14) Incorporated by reference from Report on Form 10-QSB, as filed on November 14, 2003.

     (b)  Reports on Form 8-K
          -------------------

         No reports were filed by the Company during the quarter ended September 30, 2003.

  Item 28.  Undertakings

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii)  To  include  any  additional  or  changed   material
information on the plan of distribution.

              (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant also undertakes that:

         (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, this 15th day of December 2003.


                                  PARADIGM MEDICAL INDUSTRIES, INC.



                                  By:/s/ Jeffrey F. Poore
                                  -------------------------------------
                                  Its: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


         Signature                   Title                                      Date

/s/ Jeffrey F. Poore             President and Chief Executive        December 15, 2003
------------------------------   Officer (Principal Executive
Jeffrey F. Poore                 Officer)



/s/ Randall A. Mackey            Chairman of the Board and            December 15, 2003
------------------------------   Secretary
Randall A. Mackey



/s/ David M. Silver*             Director                             December 15, 2003
------------------------------
David M. Silver



/s/ Keith D. Ignotz*             Director                             December 15, 2003
------------------------------
Keith D. Ignotz



/s/ Luis A. Mostacero*           Controller (Principal Financial      December 15, 2003
------------------------------   and Accounting Officer)
Luis A. Mostacero


*By: /s/ Jeffrey F. Poore
------------------------------
        Jeffrey F. Poore as
        Attorney-in-Fact